UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Rocket Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF THE 2023 ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

ROCKET Companies

APRIL 26,
Dear Fellow Stockholders,
On behalf of the Board of Directors and the leadership team, we invite you to attend the 2023 Annual Meeting of Stockholders, to be held at:
1:00 P.M., EASTERN DAYLIGHT TIME
TUESDAY, JUNE 13, 2023
WWW.VIRTUALSHAREHOLDERMEETING.COM/RKT2023
The 2023 Annual Meeting of Stockholders will be held exclusively online. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person. We have designed the format of the Annual Meeting to provide stockholders substantially the same rights and opportunities to participate as they would have at an in-person meeting. We hope that you will be able to attend and participate in the Annual Meeting.
In 2022, we helped clients through an uncertain environment by delivering unmatched client service through technology-led innovation. We unified the Rocket ecosystem under the Rocket brand, rolled out new products to address our clients’ most urgent needs, reached an astounding 25.4 million Rocket Accounts and put in place a number of client engagement programs – all translating into a Rocket Client Experience that is unmatched. As we continue to execute on our strategy, we believe, over time, we have an exciting opportunity to grow our home purchase market share and extend client lifetime value.
At the meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, and we will share a report on our business and operations.
Your vote is important. Even if you plan to participate in the Annual Meeting, please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card explain how to vote your shares.
On behalf of the Board of Directors, thank you for your ongoing support of Rocket Companies, Inc.
Sincerely,
DAN GILBERT
Founder and
Chairman of the Board

NOTICE OF THE 2023 ANNUAL
MEETING OF STOCKHOLDERS
The accompanying proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of Rocket Companies, Inc. for use at the 2023 Annual Meeting of Stockholders.

The annual meeting is being held virtually by live webcast at: www.virtualshareholdermeeting.com/RKT2023 on Tuesday, June 13, 2023, at 1:00 p.m., Eastern Daylight Time, to conduct the following items of business:

To elect to our Board of Directors two Class III directors, named in the accompanying proxy statement, each to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.
To approve an amendment to the Amended & Restated Rocket Companies, Inc. Team Member Stock Purchase Plan.
To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.
The accompanying proxy statement describes each of these items of business in detail. We have not received notice of any other matters that may properly be presented at the annual meeting.
We began mailing a Notice of Internet Availability of Proxy Materials on or about April 26, 2023 to holders of record of shares of our Class A common stock and Class D common stock at the close of business on the record date, April 17, 2023. We further provided those stockholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission (the “SEC”). The Notice of Internet
Availability of Proxy Materials contains information on how to access this notice, the proxy statement, the form of proxy and our 2022 annual report to stockholders over the internet, as well as instructions on how to request a paper copy of these materials.
Only stockholders of record at the close of business on April 17, 2023, the date established by our Board of Directors as the record date, are entitled to receive notice of, and vote at, the annual meeting. All stockholders are invited to attend the live webcast of the annual meeting by visiting www.virtualshareholdermeeting.com/RKT2023. Stockholders will be able to listen to a live webcast, submit appropriate questions to our management and Board of Directors, and vote their shares during the annual meeting. To participate in and vote at the annual meeting, stockholders will need their unique 16-digit control number in the Notice of Internet Availability of Proxy Materials or proxy card. Additional information regarding the virtual meeting is included in the accompanying proxy statement.
Your vote is very important. Whether or not you plan to participate in the annual meeting, we urge you to vote as soon as possible by internet, telephone or mail as described in the accompanying proxy statement.
By Order of our Board of Directors,
TINA V. JOHN
General Counsel and Secretary
DETROIT, MICHIGAN • APRIL 26, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held June 13, 2023.
This notice, the proxy statement and the 2022 annual report to stockholders are available at www.proxyvote.com.

Rocket Key Terms And Abbreviations
Common Stock
Our authorized classes of common stock – Class A common stock, Class B common stock, Class C common stock and Class D common stock. As of the record date, only shares of Class A common stock and Class D common stock are outstanding. See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions – Related Person Transactions – Exchange Agreement” for important information regarding the voting and economic rights of our classes of common stock, as well as securities of Rocket Companies, Inc. and Holdings that may be exchanged for shares of our classes of common stock

Company, We, Us, Our And Rocket
Rocket Companies, Inc., a Delaware corporation incorporated on February 26, 2020, is a holding company. Its primary material asset is the equity interest in Holdings that, through its direct and indirect subsidiaries, conducts a majority of the Company’s operations. Because Rocket Companies, Inc. is the managing member of Holdings, Rocket Companies, Inc. indirectly operates and controls all of the business affairs of Holdings and its subsidiaries

Holdings
RKT Holdings, LLC, a Michigan limited liability company formed on March 6, 2020, that wholly owns the following entities, with each entity’s subsidiaries identified in parentheses: Rocket Mortgage, LLC (formerly known as Quicken Loans, LLC), Amrock Holdings, LLC (Amrock and Nexsys Technologies LLC), Amrock Title Insurance Company, LMB HoldCo LLC (Core Digital Media), RCRA Holdings LLC (Rock Connections and Rocket Auto), Rocket Homes Real Estate LLC (Rocket Homes), RockLoans Holdings LLC (Rocket Loans and Rocket Solar), Rock Central LLC dba Rocket Central (Rocket Money, Inc.), EFB Holdings Inc. (Rocket Mortgage Canada), Lendesk Canada Holdings Inc. (Lendesk Technologies), RockTech Canada Inc., and Woodward Capital Management LLC

Holdings Units
The non-voting common interest units of Holdings

IPO
The initial public offering of Rocket Companies, Inc. that was consummated on August 10, 2020

RHI
Rock Holdings Inc., our sole stockholder prior to the consummation of our IPO and our principal stockholder after the consummation of our IPO. Prior to our IPO and the related reorganization transactions occurring prior to such offering, all of the outstanding equity interests of Rocket Mortgage, as well as all or a majority of the outstanding equity interests in our other operating subsidiaries, which historically have operated our businesses, were directly or indirectly owned by RHI

RHI Affiliated Entities
RHI and its affiliates other than the Company and its subsidiaries

RHI Securities
The outstanding common stock or preferred stock beneficially owned by RHI or any entity disregarded as separate from RHI for U.S. federal income tax purposes

Rocket Mortgage
Rocket Mortgage brand or platform, or the Rocket Mortgage business, as the context allows

Team Members
Employees of the Company

Voting Limitation
A provision in our certificate of incorporation that provides that, at any time when the aggregate voting power of the RHI Securities would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each RHI Security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%

PROXY SUMMARY
This proxy summary highlights information regarding Rocket Companies, Inc. and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our 2022 annual report to stockholders for detailed information regarding the 2022 financial and operating performance of Rocket Companies, Inc., including the audited financial statements and related notes included in the report.
2023 ANNUAL MEETING OF STOCKHOLDERS
MEETING DATE: Tuesday, June 13, 2023
TIME: 1:00 P.M., Eastern Daylight Time
LOCATION (VIRTUAL ONLY): www.VirtualShareholderMeeting.com/RKT2023
RECORD DATE: Monday, April 17, 2023
PLEASE VOTE TODAY
Your vote is important. Whether or not you plan to virtually attend the annual meeting, we urge you to vote promptly. Please carefully review the proxy materials and follow the instructions below to cast your vote on all of the proposals.
VOTING METHODS IN ADVANCE OF 2023 ANNUAL MEETING
Even if you plan to attend the annual meeting, please vote in advance. Make sure to have your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials and follow the instructions.
ONLINE: Go to www.proxyvote.com: you can use the internet 24 hours a day to transmit your voting instructions.
BY PHONE: Call 1-800-690-6903: You can use any touch-tone telephone.

BY MAIL: If you received a printed copy of the proxy materials, complete, sign and return your proxy card or voting instruction card in the enclosed envelope in accordance with the instructions provided in this Proxy Statement.

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PROPOSALS, BOARD RECOMMENDATIONS AND REQUIRED VOTE
PROPOSAL 1 – Election Of Class III Directors
BOARD RECOMMENDATION: FOR each nominee
REQUIRED VOTE: Plurality of the votes cast
PROPOSAL 2 – Ratification Of Appointment Of Ernst & Young LLP
As Our Independent Registered Public Accounting Firm For 2023
BOARD RECOMMENDATION: FOR
REQUIRED VOTE: Majority of the voting power of shares of stock present and entitled to vote
PROPOSAL 3 – Approval Of Amendment To The Team Member Stock Purchase Plan
BOARD RECOMMENDATION: FOR
REQUIRED VOTE: Majority of the voting power of shares of stock present and entitled to vote

QUESTIONS AND ANSWERS ABOUT
THE 2023 ANNUAL MEETING

Please see “Questions And Answers About The Proxy Materials And 2023 Annual Meeting” for important information about the annual meeting, virtual meeting format, proxy materials, voting, Company documents, communications, deadlines to submit stockholder proposals and director nominations, and other pertinent information.

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ABOUT ROCKET COMPANIES
BUSINESS OVERVIEW
We are a Detroit-based fintech company consisting of tech-driven mortgage, real estate and financial service businesses. We leverage our technology, data and best-in-class service to provide clients with certainty in life’s most complex transactions so that they can achieve and live their dreams. We are committed to providing an industry-leading client experience powered by our platform. We believe our widely recognized “Rocket” brand is synonymous with providing simple, fast, and trusted digital solutions for complex transactions.
Since our inception in 1985, we have consistently demonstrated our ability to launch new consumer experiences, scale and automate operations and extend our proprietary technologies to partners. Our flagship business, Rocket Mortgage, is an industry leader, having provided nearly $1.6 trillion in home loans since inception.
We have expanded into complementary industries, such as real estate services, personal lending and personal finance. With each of these businesses in large and fragmented markets, we seek to reinvent and streamline the client experience leveraging the Rocket Platform.
2022 marked a period of transformation for Rocket. The housing and mortgage industry faced a volatile and challenging market, as the largest and steepest rise in the 30-year fixed rate mortgage impacted housing affordability and consumer demand.
Against this backdrop, Rocket put our clients first, helping them through an uncertain environment by delivering best-in-class client service through technology innovations. We reinforced our One Rocket ecosystem by unifying our businesses under one Rocket brand and introduced a seamless Rocket Accounts single sign-on experience to our clients. We also took a big step forward to serve our vast 25.4 million Rocket Accounts client base better by introducing our client engagement program, which includes Rocket Money, Rocket Rewards, Home Buying Plan and more. We believe our client engagement program helps potential homebuyers earlier in their home ownership journey, as well homeowners before their next transaction with Rocket. Throughout the year, we introduced innovative mortgage products such as Inflation Buster and home equity loan to help address our clients’ pressing needs.
With our comprehensive home buying ecosystem and unique client engagement program, Rocket offers a differentiated client experience that serves our clients on every step of their home ownership journey. As we continue to execute on our strategy, we believe, over time, we have an exciting opportunity to grow our home purchase market share and extend client lifetime value.
Our shares of Class A common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “RKT.”
RHI, OUR PRINCIPAL STOCKHOLDER
In addition to being our principal stockholder, RHI is the majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and the preeminent online dictionary (Dictionary. com). For more information on RHI, see “Certain Relationships and Related Person Transactions.”
Dan Gilbert is the majority stockholder of RHI and serves as the CEO and President of RHI and as the chairman of RHI’s board of directors. Dan is passionate about building great American cities and has invested billions of dollars into properties and community programming in Detroit and Cleveland. Dan is also the majority shareholder of the Cleveland Cavaliers of the National Basketball Association, the majority shareholder and founder of the real estate investment firm Bedrock Management Services LLC (“Bedrock”) and the largest shareholder and founder of the unicorn online startup StockX.

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2022 COMPANY PERFORMANCE HIGHLIGHTS

$13B MORTGAGE ORIGINATION VOLUME

$8.1B	$5.8B	2.5M
TOTAL LIQUIDITY[1]	TOTAL REVENUE	CLIENT LOANS SERVICED

#1 LARGEST LENDER IN AMERICA IN 2022[2]

25.4M ROCKET ACCOUNTS[3]

95%	$1.6T	73
NET CLIENT RETENTION RATE[4]	TRANSACTION VOLUME SINCE INCEPTION	NET PROMOTER SCORE

[1] Total liquidity as of December 31, 2022, consists of $3.3 billion of available cash, $3.1 billion of undrawn lines of credit, and $1.7 billion of undrawn MSR lines.

[2] For full year 2022, based on total mortgage origination.

[3] A Rocket Account holder is defined as a consumer who opens an account with any of our Rocket services, including Rocket Money. Each Rocket Account holder has unique account credentials across collective Rocket services through our single sign-on solution. A Rocket Account holder continues to be counted as one unless they delete or request that we remove their account information.

[4] We define "net client retention rate" as the number of clients that were active at the beginning of a period and which remain active at the end of the period, divided by the number of clients that were active at the beginning of the period. This metric excludes clients whose loans were sold during the period as well as clients to whom we did not actively market to due to contractual prohibitions or other business reasons. We define "active" as those clients who do not pay-off their mortgage with us and originate a new mortgage with another lender during the period.

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PROPOSAL NO. 1 – CLASS III DIRECTOR NOMINEES FOR THREE-YEAR TERMS
Upon the unanimous recommendation of our Nominating and Governance Committee, our Board has unanimously nominated and recommends a vote FOR each of the following nominees for election as Class III directors to serve for a three-year term and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

MATTHEW RIZIK
AGE: 68
DIRECTOR SINCE*: March 2020
INDEPENDENT: No
COMMITTEE(S): Compensation; Nominating and Governance
PRIMARY OCCUPATION: Treasurer, Chief Financial Officer and Chief Tax Officer of RHI
CURRENT SERVICE ON OTHER PUBLIC COMPANY BOARDS: None

SUZANNE SHANK
AGE: 61
DIRECTOR SINCE*: August 2020
INDEPENDENT: Yes
COMMITTEE(S): Audit
PRIMARY OCCUPATION: President, Chief Executive Officer and co-founder of Siebert Williams Shank & Co., LLC
CURRENT SERVICE ON OTHER PUBLIC COMPANY BOARDS:
CMS Energy and Consumer’s Energy (NYSE: CMS); White Mountains Insurance Group Ltd. (NYSE: WTM)

* Our Board was formed in March 2020 in preparation for the IPO.
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A HIGHLY DIVERSE AND SKILLED BOARD
We believe that our diverse Board has an appropriate mix of skills, expertise and experience to oversee critical matters of the Company and to represent the interests of our stockholders.

Senior Leadership Experience
7/7 • 100%
Innovation and Technology Experience
5/7 • 71%
Entrepreneurship and Strategic Thinking
6/7 • 85%
Client Experience
7/7 • 100%
Public Company Board Experience
3/7 • 43%
Industry Experience
4/7 • 57%
Accounting Experience
3/7 • 43%
Finance and Investment Experience
5/7 • 71%

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EXECUTIVE COMPENSATION
Key elements of our 2022 compensation program for named executive officers are set forth below.
Compensation Element	Brief Description	Performance/Vesting Period	Objectives
Base Salary	Fixed cash compensation	One Year	Attract and retain executives
Annual Discretionary Cash Bonus	Earned based on an assessment of individual and Company performance	One Year	Retain and motivate executives. Reward for achievement of short-term objectives
Equity Awards	RSU grants	RSUs generally vest on each of the first three anniversaries of the grant date	Retain and motivate executives. Reward achievement of long-term strategic business objectives. Enhance alignment with stockholders
Certain key decisions related to the 2022 compensation of our named executive officers are summarized below.

Maintained base salaries in 2022, except for increases in connection with promotions	No cash bonuses earned for 2022, except bonuses for promoted persons for time in prior roles	Awarded RSUs to executive officers serving in March 2022; no equity awards were granted in 2021
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COMPENSATION GOVERNANCE
Key elements of our compensation governance for our named executive officers are set forth below.
WHAT WE DO
Use of peer group and benchmarking in making compensation determinations, including annual programs and promotions
Active engagement from an independent compensation consultant
Robust stock ownership guidelines
Compensation Committee oversight to confirm no undue risk in compensation programs
Clawback policy for financial restatements
Limited use of perquisites
Say-on-pay vote every three years, aligned with stockholder approval of frequency of say-on-pay vote in 2021

Reasonable cash severance limited to two named executive officers, including one former executive officer; all named executive officers have right to acceleration of equity awards upon death, disability or a change of control (generally upon termination or if awards are not assumed)

WHAT WE DON’T DO
No guaranteed bonuses, equity awards or discounted stock options
No defined benefit, supplemental executive retirement or nonqualified deferred compensation plans
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CORPORATE GOVERNANCE HIGHLIGHTS – REASONABLE GOVERNANCE WITH A CONTROLLING STOCKHOLDER
Key elements of our governance are set forth below.
Regular executive sessions of non-management directors and at least an annual executive session of independent directors	Significant focus on executive officer succession planning, evidenced by internal promotions following retirement of key executives
Annual Board and Committee self-evaluations	Director onboarding program and continuing director education
Strong Board diversity	Annual review of Committee charters and key governance policies
Detailed strategy and risk oversight by Board and Committees	Taking action to foster a diverse and inclusive workplace
No director overboarding	Focus on company culture grounded in our ISMs
Significant and frequent stockholder engagement	Focus on Environmental, Social and Governance impact on our business and community, supported by Board oversight and with transparency through initial public reports
Our Nominating and Governance Committee oversees the Company’s executive officer and director succession planning, and our Compensation Committee oversees establishing revised compensation structures in the event of a new or promoted executive officer. In 2022, our Nominating and Governance Committee and Board closely oversaw the transition considerations and process for our Chief Financial Officer and Treasurer as well as General Counsel and Secretary, both of which were filled through internal promotions effective in the fourth quarter 2022.
On February 8, 2023, Jay Farner provided notice to our Board that he would retire as Chief Executive Officer, effective June 1, 2023, and as Vice Chairman and member of our Board, effective immediately. On February 9, 2023, our Board appointed Bill Emerson as the Company’s interim Chief Executive Officer, effective on June 1, 2023. Our Board has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates. In addition, on February 9, 2023, upon recommendation of our Nominating and Governance Committee, our Board elected Bill as a Class I director, to fill the seat on our Board vacated by Jay and to serve for a term expiring at the Company’s annual meeting of stockholders in 2024.
PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
Our Board is seeking stockholder support of our Audit Committee’s appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2023. Ernst & Young has served as the independent auditor of the Company or RHI and its subsidiaries since 1999.
Our Audit Committee reappointed Ernst & Young as the Company’s independent registered public accounting firm for 2023 primarily based upon the factors set forth below.
•
Performance assessment by our Audit Committee and management

•
Expertise and industry knowledge

•
Independence, objectivity and professional skepticism

•
External data on audit quality and performance

•
Reasonableness of fees

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•
Efficiencies in performing services, including use of technology

•
Quality of communications

•
Significant institutional knowledge from long tenure

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
As part of our ongoing evolution and focus on the elements of sustainability, human capital management, social responsibility and governance, we enhanced our efforts in 2022 by formally engaging with our Board on these important topics and have begun to review and discuss such matters on a periodic basis. We also have established an ESG Steering Committee composed of senior leaders in the Company. The ESG Steering Committee meets on a quarterly basis and provides oversight of environmental, human capital, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company. We are also continuing to evaluate and implement our fundamental values around these matters into our everyday business operations and strategic decisions.
We released our first ESG report in 2022 and are committed to providing an annual update to our stakeholders. We plan to publish our 2023 ESG report later in 2023.
HUMAN CAPITAL MANAGEMENT
Being All-In
Rocket Companies invests for the long term and places tremendous value in supporting our team members, clients and hometowns. Dan Gilbert, our founder and Chairman, purposefully created a strong cultural foundation of core principles, or “ISMs”, as a cultural operating system to guide decision making by all of our team members. These ISMs are our DNA, compass and foundation. At the heart of the ISMs is a simple, yet powerful, concept: “Love our team members. Love our clients.” Our team members put the ISMs into action every day. The result is an empowered and passionate team aligned in a common mission.
•
In 2022, 92% of team members stated the work they do has an impact on the Company’s success

Team Member Support And Engagement
As part of our ‘ALL IN’ talent strategy, we provide tools and resources to our team members that enable them to reach their full potential, build their own career paths, enhance their well-being and support their financial goals. Our team members have access to training and mentorship opportunities, specialized leadership programs and a variety of educational programs. These programs include ROCK Academy, our tuition assistance program, LinkedIn Learning, as well as our internal mobility program, THRIVE. We also actively provide and promote opportunities for our team members to share their voice and engage with our community.
•
In 2022, approximately 90% of our team members support the various ways the Company contributes to the community

•
In 2022, 73% of our team members participated in community volunteering or giving events

Diversity, Equity And Inclusion – DEI In Our DNA
Our Diversity, Equity and Inclusion (DEI) mission is weaving DEI into our DNA with an intentional commitment to fostering an inclusive environment built on open doors, open minds and an open culture rooted in trust. DEI is at the heart of our values and sustainability. We demonstrate our commitment to foster a diverse and inclusive workplace by proactively recruiting for and hiring diverse talent across a wide range of candidates to achieve the highest performing teams. The Company strongly encourages collaboration, connection, and inclusion through participation
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in our Team Member Resource Networks. Total membership in 2022 was approximately 10,200 team members across our 13 networks.
•
Rocket Companies ranked #7 on Fortune Magazine’s list of 100 Best Companies to Work For in 2022 and has ranked in the top-30 companies on the list for 19 consecutive years

•
Rocket Companies also ranked #1 on Fortune’s list of the Best Workplaces in Financial Services & Insurance in both 2021 and 2022

•
In 2022, 86% of our team members feel they can be their authentic self at work

INDEX OF FREQUENTLY REQUESTED INFORMATION
Topic	Page	Topic	Page
Audit Fees	93	Environmental, Social and Governance	10
Auditor Ratification Proposal	94	Executive Succession Planning	32
Board Leadership Structure	23	Hedging and Pledging Policies	34
Clawback Guideline	28	Human Capital Management	36
Director Meeting Attendance	25	Peer Group	54
Director Diversity	6	Proposals and Required Approvals	107
Director Independence	13	Risk Oversight of Board and Committees	30
Director Qualifications	16	Stock Ownership Guidelines – Directors	41
Elements of Compensation	50	Stock Ownership Guidelines – Officers	55
ADDITIONAL RESOURCES
ANNUAL MEETING
Proxy Statement.
Annual Report.
Voting Website.
www.proxyvote.com
BOARD AND MANAGEMENT
Board of Directors. https://www.rocketcompanies.com/our-team/board-of-directors/
Management. https://www.rocketcompanies.com/our-team/leadership/
GOVERNANCE DOCUMENTS
Code of Conduct and Ethics.
Corporate Governance Guidelines.
Committee Charters.
ir.rocketcompanies.com/governance/governance-documents
OTHER
Investor Relations. ir.rocketcompanies.com
Diversity, Equity & Inclusion. https://www.rocketcompanies.com/our-team/diversity-equity-and-inclusion/
2022 ESG Report. https://www.rocketcompanies.com/social-impact/
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PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS
Upon the unanimous recommendation of our Nominating and Governance Committee, our Board has unanimously nominated directors Matthew Rizik and Suzanne Shank for election as Class III directors at the annual meeting for new three-year terms, each to serve until the 2026 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
OUR BOARD
In accordance with our certificate of incorporation and bylaws, the number of directors on our Board will be determined from time to time by our Board. Our certificate of incorporation provides that our Board is divided into three classes of directors, with staggered three-year terms. Approximately one-third of our Board will be elected each year.
Information regarding each director nominee and continuing director is set forth below as of the record date. As detailed further in this proxy statement, our Board, including the two director nominees, reflects a broad array of knowledge, experience, skills, backgrounds and other attributes, including diversity.
CLASS III Terms Expiring in 2023
CLASS I Terms Expiring in 2024
CLASS II Terms Expiring in 2025

MATTHEW RIZIK	BILL EMERSON	DAN GILBERT Chairman of our Board

SUZANNE SHANK	JENNIFER GILBERT	NANCY TELLEM

JONATHAN MARINER
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BOARD COMPOSITION – A BALANCED, SKILLED BOARD, INCLUDING THREE EXPERIENCED INDEPENDENT DIRECTORS
Our Board includes directors with diverse attributes and backgrounds and qualifications, skills and experience relevant to the Company’s business to serve the long-term interests of the Company and our stockholders. The Company believes that each of our director nominees and continuing directors possesses strong character and integrity, and works cohesively and constructively with each other and with management of the Company. Each of the directors has demonstrated business acumen and an ability to exercise sound judgment. See “Proxy Summary – A Highly Diverse and Skilled Board” for further information regarding our Board’s broad array of knowledge, experience, skills, backgrounds and other attributes.
Although we remain a controlled company that is not subject to the independence requirements of the NYSE, we have three highly-qualified independent directors who enhance our Board with extensive public company experience, independent judgment and diverse perspectives. The three independent directors comprise our fully independent Audit Committee, and each of them qualifies as an audit committee financial expert. Nancy also serves on our Compensation Committee.
In February 2023, Bill was appointed to our Board to fill the vacancy due to Jay’s resignation from our Board, in connection with his retirement from the Company effective June 2023. Bill is serving as interim Chief Executive Officer during the Company’s search process for a permanent Chief Executive Officer. Bill brings 30 years of experience at the Company as well as a deep understanding of the housing and financial technology industries.
VOTING CONSIDERATIONS
The individuals named as proxies in the form of proxy solicited by our Board intend to vote the represented shares for such nominees, unless otherwise instructed on the form of proxy. The individuals named as proxies cannot vote for more than two nominees for election as directors at the 2023 annual meeting.
Each of the nominees has consented to be named in this proxy statement and to serve if elected. If one or more of the nominees confirm before the election that they are unable or unwilling to serve, the proxy holders will vote the proxies for any remaining Board nominee and for any substitute nominee nominated by our Board. Alternatively, our Board may reduce the size of our Board and, therefore, the number of directors to be elected. If any substitute nominee is designated, we will file amended proxy materials that, as applicable, identifies any substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by the rules of the SEC.
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BOARD MATTERS
DIRECTOR NOMINATIONS AND APPOINTMENTS
Our Nominating and Governance Committee is responsible for recommending director candidates to our Board, including reviewing current directors for re-nomination. Our Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In assessing director candidates to fulfill the foregoing, our Nominating and Governance Committee considers those factors it deems appropriate in the context of the needs of the Company and the overall composition of our Board. These factors include the individual’s:
•
Age, skills, diversity of experience and other background (including gender and race/ethnicity);

•
Demonstration of leadership and a history of high-performance and achievement;

•
Possession of high ethical standards and integrity;

•
Ability to exercise sound judgment and be accountable;

•
Ability to interact with others in a manner which encourages responsible, open, challenging and inspired discussion; and

•
Independence, as applicable.

Our Board, taking into account the recommendations of our Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of stockholders. Our Nominating and Governance Committee and Board evaluate candidates to fill any vacancies during the year on a similar basis.
Our Nominating and Governance Committee considers candidates for our Board from any reasonable source, including recommendations from our existing directors, management, stockholders and any third-party search firms engaged, and does not evaluate candidates differently based on the source of the recommendation. Our Nominating and Governance Committee’s charter provides it with the authority to retain and terminate search firms to identify director candidates, consultants and any other advisors to assist it in carrying out its duties.
Stockholders may recommend director candidates for consideration by our Nominating and Governance Committee by giving written notice of the recommendation to the Chair of our Nominating and Governance Committee, in care of the Company, at the Company’s principal executive offices at 1050 Woodward Avenue, Detroit, MI 48226.
NO DIRECTOR OVERBOARDING
All of our directors are in compliance with the overboarding restrictions in our Corporate Governance Guidelines, which provides that no director should serve on more than three other public company boards, no member of our Audit Committee should serve on more than two other public company audit committees and no director who is the Chief Executive Officer of another public company should serve on more than two other public company boards, aside from the board of his or her own company.
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DIRECTOR INDEPENDENCE AND IMPACT OF CONTROLLED COMPANY STATUS
Our shares of Class A common stock are listed on the NYSE. As RHI controls more than 50% of our combined voting power, we are considered a controlled company for the purposes of the rules and corporate governance standards of the NYSE. As a controlled company, we will continue not to comply with certain corporate governance requirements, including (1) that our Board have a majority of independent directors, (2) that we establish a compensation committee composed entirely of independent directors and (3) that we have a nominating and governance committee comprised entirely of independent directors, or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board. However, we are subject to and comply with the requirement that we have an audit committee composed entirely of independent members. If at any time we cease to be a controlled company under the rules of the NYSE, our Board will take all action necessary to comply with the applicable rules of the NYSE, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted phase-in period.
Our Board recently undertook its annual review of director independence in accordance with the applicable rules of the NYSE. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, our Board must make a subjective determination as to each independent director that no relationship exists which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Nominating and Governance Committee made recommendations to our Board based on its review and discussion of information provided by the directors and us regarding each director’s business and personal activities as they may relate to us and our management.
Our Board has determined that each of Jonathan Mariner, Suzanne Shank and Nancy Tellem are independent directors as such term is defined by the applicable rules and regulations of the NYSE. In addition, after considering all of the relevant facts and circumstances, our Board has determined that each of: (1) Jonathan Mariner, Suzanne Shank and Nancy Tellem, for purposes of service on our Audit Committee, and (2) Nancy Tellem, for purposes of service on our Compensation Committee, qualifies as independent in accordance with the additional independence rules established by the SEC and the NYSE for such Committees.
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DIRECTOR BACKGROUND AND
QUALIFICATIONS
2023 CLASS III DIRECTOR NOMINEES

MATTHEW RIZIK, Director
AGE: 68
DIRECTOR SINCE*: March 2020
INDEPENDENT: No
COMMITTEE MEMBERSHIPS: Compensation (Chair); Nominating and Governance (Chair)
MATTHEW RIZIK is a member of our Board. Matthew is also a director of RHI. Matthew joined RHI in 2012 as the Chief Tax Officer and is currently Treasurer, Chief Financial Officer and Chief Tax Officer. In February 2023, Matthew was appointed as the Chief Executive Officer of Rock Ventures. Prior to joining RHI, Matthew was a tax partner with PricewaterhouseCoopers LLP in Detroit, where he had over 31 years of experience serving Fortune 500 public companies. Matthew currently serves as a board member of Rock Ventures LLC, Bedrock, Rocket Mortgage, the Cleveland Cavaliers, the Motown Museum Legacy Council, City Year, Gilbert Family Foundation, Rocket Giving Fund and NF Forward. Matthew earned a bachelor’s degree in accounting and a master’s degree in business administration from Michigan State University.
Matthew is qualified to serve as a member of our Board due to his significant senior leadership experience in the areas of accounting and tax. As Chief Financial Officer of RHI with prior experience serving prominent companies in the banking and mortgage industries, his significant knowledge and experience brings important perspective on our business strategy, operating structure, operations and general industry conditions.
FAVORITE ISM: You’ll See It When You Believe It.

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2023 CLASS III DIRECTOR NOMINEES, CONTINUED

SUZANNE SHANK, Director
AGE: 61
DIRECTOR SINCE*: August 2020
COMMITTEE MEMBERSHIPS: Audit
OTHER PUBLIC BOARD SERVICE (WITHIN THE LAST 5 YEARS):
•
CMS Energy and Consumer’s Energy – 2019 to current (NYSE: CMS)

•
White Mountains Insurance Group Ltd. –  2021 to current (NYSE: WTM)

•
American Virtual Cloud Technologies – 2017 to 2020 (Nasdaq: AVCT)

SUZANNE SHANK is a member of our Board. Suzanne is the President, CEO and co-founder of Siebert Williams Shank & Co., LLC, a full-service investment banking firm offering debt and equity origination services to a wide range of Fortune 500 companies and debt underwriting for municipal clients nationally. She has held this role since 2019. Previously, Suzanne was Chairperson and CEO of Siebert Cisneros Shank & Co., L.L.C., a firm which she co-founded in 1996. Suzanne currently serves as a board member of CMS Energy and Consumers Energy as well as White Mountains Insurance Group Ltd., and also serves on private company boards of the Kresge Foundation, the Skillman Foundation, the Detroit Regional Chamber (Executive Committee), Global Citizen, the Wharton Graduate Board of Trustees, Partnership for New York City, and the Spelman College Board of Trustees. She formerly served on the board of SIFMA, the SEC’s Fixed Income Market Structure Advisory Committee, the Municipal Securities Rulemaking Board and the Bipartisan Policy Center’s CEO Council on Infrastructure. Suzanne earned a bachelor’s degree in civil engineering from the Georgia Institute of Technology and a master’s degree in business administration from the Wharton School, University of Pennsylvania.
Suzanne’s senior leadership experience in the financial services industry is of particular importance to our Board given the Company’s new public company status. Further, her experience as a current and former director of other public companies provides our Board with an important perspective on many fundamental areas of oversight, including governance, finance, accounting, stockholder engagement and risk management. Our Board has determined that she qualifies as an audit committee financial expert under SEC rules.
FAVORITE ISM: Do The Right Thing.

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CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024

BILL EMERSON, Interim Chief Executive Officer and Director
AGE: 60
DIRECTOR SINCE: February 2023
BILL EMERSON will be our interim Chief Executive Officer effective June 1, 2023. Bill is Vice Chairman of Rock Holdings, Inc., a position he has held since February 2017, and since August 2020, he has served as Vice Chairman of Bedrock. In both roles, he is responsible for leadership, growth and development of culture. From 2002 to 2017, Bill was Chief Executive Officer of Rocket Mortgage, the Company’s flagship business, a position he held for 15 years. Bill is a member of the Board of Directors of Xenith, Inc., a football helmet company dedicated to advancing safety through innovation and education; the United Way of Southeast Michigan; Detroit Economic Club; Detroit Sports Organizing Committee; Housing Policy Council; Mortgage Bankers Association; National Football Foundation; Rocket Giving Fund; The Parade Company; the Detroit Children’s Fund and the Skillman Foundation. Bill earned a bachelor’s degree in business from Penn State University.
Bill’s extensive leadership roles in our key businesses for many years gives him a unique understanding of our business, culture and history through many economic cycles, which is particularly critical given recent executive transitions and the current macroeconomic challenges. His senior leadership experience also will provide our Board with valuable perspective in significant areas of oversight such as long-term strategy, budgeting, risk management, human capital management and succession planning.
FAVORITE ISM: You’ll See It When You Believe It.

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CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024, CONTINUED

JENNIFER GILBERT, Director
AGE: 54
DIRECTOR SINCE: March 2020
COMMITTEE MEMBERSHIPS: Nominating and Governance
JENNIFER GILBERT is a member of our Board. Jennifer is the wife of Dan Gilbert. Jennifer has been a director of RHI since 2019 and currently serves as a board member of Rock Ventures LLC and the Gilbert Family Foundation. With more than 20 years of experience in interior design, Jennifer Gilbert has evolved her expertise to serve as the Founder and Creative Director of Detroit-based POPHOUSE, a commercial design firm specializing in utilizing data and industry research to provide cutting-edge workplaces for clients across a broad spectrum of industries since 2013. Jennifer also founded Amber Engine in 2015, a Detroit-based home furnishings services and solutions technology company. Amber Engine’s mission is to provide the most accurate, complete and timely record of product data for the $275 billion home furnishings industry through its easy-to-use, flexible and affordable cloud-based SaaS solutions. Amber Engine was sold to Material Bank in March 2022. Prior to Amber Engine, Jennifer founded Doodle Home, a digital platform for residential interior designers. Doodle Home was sold to Dering Hall in 2015. Jennifer is active with a number of non-profits focused on the arts, Jewish causes and finding a cure for neurofibromatosis (NF). She is President of NF Forward, Chair of the Cranbrook Academy of Art Board of Governors and serves on the board of the Detroit Institute of Arts. Jennifer founded the Detroit Art Collection to beautify and inspire public spaces and structures in downtown Detroit with sculptural and mixed media works from local, as well as national artists, galleries and dealers. Jennifer earned her Bachelor of Arts in Interior Design at Michigan State University.
As a founder of companies focused on delivering a strong client experience surrounding data, research and technology-driven solutions, Jennifer contributes to our Board her significant business and leadership experience in the areas of innovation and technology, entrepreneurship and strategic thinking and client experience. Further, her commitment to notable non-profit businesses serving key community needs provides her insight to the key drivers and importance of culture, sustainability and human capital.
FAVORITE ISM: Every Client. Every Time. No Exceptions. No Excuses.

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CLASS I DIRECTORS WITH TERMS EXPIRING IN 2024, CONTINUED

JONATHAN MARINER, Director
AGE: 68
DIRECTOR SINCE: March 2020
COMMITTEE MEMBERSHIPS: Audit (Chair)
OTHER PUBLIC BOARD SERVICE (WITHIN THE LAST 5 YEARS):
•
Tyson Foods, Inc. – 2019 to current (NYSE: TSN)

•
Enjoy Technology, Inc. – 2021 to 2022 (NASDAQ: ENJY)

JONATHAN MARINER is a member of our Board. Jonathan has served as the Founder and President of TaxDay, LLC, a mobile residency tax tracking application, since April 2016. Jonathan previously served in various roles for Legacy EJY, Inc. (formerly known as Enjoy Technology, Inc.), an operator of mobile retail stores that went public in 2021, including as a member of the board of directors (from December 2020 to September 2022), Chief Administrative Officer (from December 2020 to September 2022, and Chief People Officer (from February 2021 to January 2022). On June 30, 2022, Enjoy filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. He also served in executive leadership roles at Major League Baseball, including as Chief Investment Officer from January 2015 to May 2016 and as Executive Vice President and Chief Financial Officer from March 2002 to December 2014, and as Interim Head of Regional Sports Networks for The Walt Disney Company in 2019 prior to their sale to Sinclair Broadcasting. Prior to his position at Major League Baseball, he was the Chief Financial Officer for the Florida Marlins Baseball Club, Florida Panthers Hockey Club and Dolphins Stadium. He has served as a board member of Tyson Foods, Inc. since May 2019, and various other private companies and organizations, including McGraw-Hill Education since 2016 and IEX Group, Inc. since 2016. He previously served as a board member of Ultimate Software Group Inc. and FM Global Insurance, Inc. Jonathan earned a bachelor’s degree from the University of Virginia and a Master’s degree in business administration from the Harvard Business School. He was previously a certified public accountant.
Through his numerous executive roles and as a former CPA, Jonathan contributes to our Board with significant leadership experience in finance, investments, human capital, compliance, accounting and strategy. Further, through his experience at Enjoy Technology and as founder of a software company, he also has experience in technology, client development and user experience, and industry disruptive innovation. Jonathan’s ongoing service as a director of other public company Boards also provides critical knowledge on key oversight functions. Our Board has determined that he qualifies as an audit committee financial expert under SEC rules, providing the basis for his critical leadership our Audit Committee Chair.
FAVORITE ISM: We’ll Figure It Out.

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CLASS II DIRECTORS WITH TERMS EXPIRING IN 2025

DAN GILBERT, Chairman of our Board
AGE: 61
DIRECTOR AND CHAIRMAN SINCE: March 2020
CHAIRMAN OF ROCKET MORTGAGE SINCE: 1985
COMMITTEE MEMBERSHIPS: Compensation, Nominating and Governance
DAN GILBERT is the Chairman of our Board. Dan is the founder of Rocket Mortgage, where he has been the Chairman of the board of directors since 1985. He also served as the Chief Executive Officer of Rocket Mortgage from 1985 to 2002. Dan is the majority owner of RHI, and the Chairman of its board of directors, a position he has held since 2002. Dan was appointed as CEO and President of RHI in March 2023, and Dan also serves in officer and director roles for certain RHI affiliates. Dan is also the majority owner of the NBA Cleveland Cavaliers basketball team and the operator of the Rocket Mortgage Fieldhouse in Cleveland, Ohio. Furthermore, he is the Chairman of Rock Ventures LLC and majority shareholder and founder of the real estate investment firm Bedrock, which has invested and committed billions to acquiring and developing more than 100 properties, including new construction of ground up developments in downtown Detroit and Cleveland, and totaling more than 18 million square feet in Detroit’s downtown urban core. In February 2016, Dan co-founded Detroit-based StockX, the world’s first “stock market of things,” combining the visible, liquid, anonymous, and transparent benefits of a stock market with the online consumer secondary market. Dan serves on the boards of the Cleveland Clinic and the Children’s Tumor Foundation. In 2015, Dan and Jennifer Gilbert established the Gilbert Family Foundation and in 2017, formed NF Forward to fund cutting-edge research dedicated to finding a cure for neurofibromatosis (NF). Dan earned his bachelor’s degree from Michigan State University and his law degree from Wayne State University.
As our founder and Chairman and a national leader in the mortgage industry, Dan has provided us with critical leadership during our entire 38-year history, including his service as Chief Executive Officer from 1985 until 2002. In that role, he pioneered the digitization of mortgages in America, revolutionized the mortgage industry, and created our ISMs as the guiding principles and philosophy for our team members, which continue to define our corporate culture as well as fundamental corporate strategies and innovation. Our Board also benefits from his in-depth industry knowledge and significant relationships with key business partners and national business leaders.
FAVORITE ISM: Always Raising Our Level Of Awareness.

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CLASS II DIRECTORS WITH TERMS EXPIRING IN 2025, CONTINUED

NANCY TELLEM, Director
AGE: 70
DIRECTOR SINCE: August 2020
COMMITTEE MEMBERSHIPS: Audit, Compensation
OTHER PUBLIC BOARD SERVICE (WITHIN THE LAST 5 YEARS):
•
Nielsen Holdings – 2019 to 2022 (NYSE: NLSN)

•
Gores Guggenheim, Inc. – 2021 to current (NASDAQ: GGPI)

•
UTA Acquisition Corporation – 2021 to current (NASDAQ: UTAA)

NANCY TELLEM is a member of our Board. Nancy is the Executive Chairperson of Eko, a media network that reimagines storytelling by using proprietary technology to create interactive stories that respond and leverage the interactive nature of today’s media devices. Nancy has held this role since 2014. Nancy holds board and advisory positions at numerous digital and media-related companies, including Eko, League Apps, Basblue, All City Network and Sipur Studios and is a board member of Cranbrook Art Academy and Museum, the Detroit Symphony Orchestra and the Detroit Riverfront Conservancy. Nancy also is a director of Gores Guggenheim, Inc. and UTA Acquisition Corporation, and previously served as a director of Nielsen Holdings, Metro-Goldwyn-Mayer and Struum. Nancy previously has held executive positions at several leading entertainment companies, including Xbox Entertainment Studios, CBS, and Warner Brothers. Nancy earned a bachelor’s degree from University of California, Berkeley, and a J.D. degree from UC Hastings College of the Law.
Having served in numerous executive leadership roles at prominent digital, entertainment and media-related companies, Nancy contributes to our Board her significant experience in business strategy, game-changing innovation and technology, insights on culture and branding, as well as accounting and finance expertise. Nancy also has public company board experience, from which she contributes significant knowledge on key oversight functions. Our Board has determined that she qualifies as an audit committee financial expert under SEC rules.
FAVORITE ISM: Numbers And Money Follow; They Do Not Lead.

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OVERSIGHT BY OUR BOARD OF DIRECTORS
Our Board has general oversight responsibility for the business and affairs of the Company. The directors, in exercising their duties, represent and act on behalf of the stockholders. Our Board serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) our stockholders. Our Board is responsible for overseeing senior management, which is, in turn, responsible for the operations of the Company. Although our Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides guidance to senior management through periodic meetings and other informal engagement.
Our Board’s primary areas of focus include strategy, finance, capital markets and capital allocation, leadership development and succession planning, risk management (including cybersecurity and data privacy), corporate governance and compliance, human capital management and ESG, as well as evaluating management and guiding changes as circumstances warrant. As described below, significant additional responsibilities are delegated to Committees, which report to our Board on their activities and actions on a regular basis. The Committees include our Audit Committee, Compensation Committee and Nominating and Governance Committee.
BOARD – BALANCED LEADERSHIP STRUCTURE
Our Board operates under the leadership of our Chairman, Dan Gilbert. Our Board believes Dan is best suited to serve as Chairman and guide the strategic priorities of the Company in light of his substantial industry knowledge and experience as founder, current Chairman and former Chief Executive Officer of Rocket Mortgage, one of our key operating subsidiaries. In addition, Dan Gilbert and RHI, our principal stockholder, which is controlled by Dan Gilbert, hold all of our issued and outstanding Class D common stock and control 79% of the combined voting power of our common stock as of the record date. Accordingly, RHI and Dan Gilbert control our business, policies and affairs. RHI and Dan Gilbert also can control any action requiring the general approval of our stockholders, including the election of our Board, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. Jay, our President and Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and implementing those actions, policies and strategies approved by the Board. Prior to his resignation from the Board in February 2023, Jay served as the Vice Chairman of the Board.
Our Board believes that, by separating the positions of Chairman and Chief Executive Officer, the Board can provide significant leadership to management and strong oversight of key opportunities and risks impacting the Company while providing more time for the Chief Executive Officer to manage the business and develop and implement strategies. Our Board also believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairman or Vice Chairman and periodically evaluate whether to have an independent lead director. Our Board recognizes the increasing utilization of non-executive chairmen and independent lead directors in many public companies. However, our Board believes its current leadership structure is most appropriate for us as a controlled company and best serves the stockholders of the Company at this time. The Corporate Governance Guidelines require us to have an independent lead director if we are no longer a controlled company under the rules of the NYSE and the Chairman is not an independent director.
There is no “one size fits all” approach to ensuring independent leadership. Our Board believes that its three independent directors are deeply engaged and provide significant independent leadership and direction given their executive and Board experience. The independent directors are sole members of our Audit Committee, and one independent director serves on the Compensation Committee, which collectively oversee critical matters of the Company. When our non-management or independent directors meet in executive sessions, Jonathan Mariner generally presides over such sessions. The independent directors further have access to team members and
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independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.
BOARD OVERLAP WITH RHI
Jay Farner, our Chief Executive Officer, certain of our other executive officers and the directors affiliated with RHI own equity interests in RHI. Furthermore, four members of our board of directors (Bill Emerson, Dan Gilbert, Jennifer Gilbert and Matthew Rizik) continue to be directors of RHI and three members of our board of directors (Bill, Dan and Matthew) continue to be officers of RHI. The overlap and the ownership of RHI equity interests may lead to actual or apparent conflicts of interest with respect to matters involving or affecting the Company and the RHI Affiliated Entities. For example, there could be a conflict of interest if there are issues or disputes under the commercial arrangements that exist between us and the RHI Affiliated Entities or if we or one of the RHI Affiliated Entities look at acquisition or investment opportunities that may be suitable for both companies. See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company and the RHI Affiliated Entities and our policies concerning related person transactions.
CORPORATE OPPORTUNITY
Our certificate of incorporation provides that none of the RHI Affiliated Entities nor any officer, director, member, partner or team member of any RHI Affiliated Entity (each, an “RHI Party”) has any duty to refrain from engaging in the same or similar business activities or lines of business, doing business with any of our clients or suppliers or employing or otherwise engaging or soliciting for employment any of our directors, officers or team members. None of our directors or officers will be liable to us or to any of our subsidiaries or stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder or otherwise, by reason of any such activities, or for the presentation or direction to, or participation in, any such activities by any RHI Party.
In our certificate of incorporation, to the fullest extent permitted by applicable law, we renounce any interest or expectancy that we have in any business opportunity, transaction or other matter in which any RHI Party participates or desires or seeks to participate in. This applies even if the opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. To the fullest extent permitted by applicable law, each such RHI Party has no duty to communicate or offer such business opportunity to us. Further, each such RHI Party is not liable to us or any of our stockholders for breach of any fiduciary or other duty under statutory or common law, as a director or officer or controlling stockholder, or otherwise, by reason of the fact that such RHI Party pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to us.
The Exchange Agreement (defined below) specifies that we will not amend the provisions of our certificate of incorporation renouncing corporate opportunities without the consent of RHI as long as RHI holds any Holdings Units. See “Certain Relationships and Related Person Transactions – Related Person Transactions – Exchange Agreement.”
Notwithstanding the above, our certificate of incorporation does not renounce any interest or expectancy we may have in any business opportunity, transaction or other matter that is offered to an RHI Party who is one of our directors or officers and who is offered such opportunity solely in his or her capacity as one of our directors or officers, as reasonably determined by such RHI Party.
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MEETINGS OF OUR BOARD AND COMMITTEES
Our Board and Committees meet throughout the year at regularly scheduled meetings and informational sessions, and also hold special meetings and act by written consent as appropriate. The non-management directors hold executive sessions to meet without management present, generally at regularly scheduled Board meetings as well as other times that such directors deem appropriate. The independent directors meet in executive session at least once per year.
Strong Meeting Attendance. Directors are expected to attend Board meetings, Committee meetings as applicable, and the annual meeting of stockholders. We permit participation by telephone or videoconference, which is deemed attendance for all meetings. All our current directors attended the 2022 annual meeting of stockholders.
Our Board met 5 times during 2022. In 2022, each of our directors attended 100% of the meetings of our Board and all Committees of our Board on which he or she served.
THREE CORE STANDING COMMITTEES OF OUR BOARD WITH SIGNIFICANT RESPONSIBILITIES
Our Board has delegated various responsibilities and authority to Committees, which include our Audit Committee, Compensation Committee and Nominating and Governance Committee. Each Committee operates under a written charter approved by our Board, which is reviewed annually by the respective Committee and is available on the Governance tab of our investor relations website located at ir.rocketcompanies.com. The table below sets forth the current membership for our Committees and the number of meetings held by each Committee in 2022.
Director	Audit	Compensation	Nominating And Governance
Dan Gilbert Chairman of the Board		•	•
Bill Emerson(1)
Jennifer Gilbert(2)			•
Jonathan Mariner	Chair
Matthew Rizik		Chair	Chair
Suzanne Shank	•
Nancy Tellem	•	•
2022 MEETINGS AUDIT: 5 COMPENSATION: 4 NOMINATING AND GOVERNANCE: 2

(1)
Bill replaced Jay as a member of our Board in February 2023.

(2)
Jennifer replaced Jay as a member of our Nominating and Governance Committee in January 2023.

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AUDIT COMMITTEE
Our Audit Committee assists our Board by providing independent, objective oversight of our auditing, accounting and financial reporting activities, including to:
•
Oversee the reliability and integrity of the Company’s accounting policies, financial statements and other financial information provided by the Company to its stockholders, the general public, the SEC and the NYSE;

•
Oversee the Company’s compliance with legal and regulatory requirements, including monitoring related key governance policies;

•
Review the qualifications, independence and performance of the Company’s independent auditor, with direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditor, who reports directly to our Audit Committee;

•
Oversee the performance of the Company’s internal audit function, and the effectiveness of internal control over financial reporting and disclosure controls and procedures;

•
Oversee the Company’s major financial risk exposures and management’s risk management policies;

•
Review and approve any related person transactions; and

•
Review certain disclosures and proposals in any proxy statement related to Audit Committee matters, including review of its report furnished in this proxy statement.

Our Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on our Audit Committee and is otherwise financially literate. Our Board has determined that each of Jonathan Mariner, Suzanne Shank and Nancy Tellem qualifies as an audit committee financial expert as such term is defined under the rules of the SEC.
In accordance with NYSE rules, an Audit Committee member may not simultaneously serve on more than two other audit committees of public companies unless our Board determines that such simultaneous service would not impair the ability of such person to effectively serve on our Audit Committee and discloses such determination. No Audit Committee member currently serves on more than two other audit committees of public companies.
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COMPENSATION COMMITTEE
Our Compensation Committee is responsible for the compensation of our executive officers, including our Chief Executive Officer, and for oversight of our incentive compensation and equity-based plans. Our Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit.
The principal responsibilities of our Compensation Committee are to:
•
Review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the evaluation of Chief Executive Officer performance in light of those goals and objectives and the determination and approval of Chief Executive Officer compensation based on this evaluation;

•
Review and approve corporate goals and objectives relevant to the compensation of the Company’s other executive officers, evaluate the executive officers’ performance in light of those goals and objectives and determine and approve executive officer compensation based on this evaluation;

•
Review and make recommendations to our Board with respect to the Company’s incentive compensation and equity-based plans;

•
Review and make recommendations to our Board regarding any employment, severance and other compensatory-related agreements with our executive officers;

•
Monitor compliance with stock ownership guidelines, and review any clawback provisions or policy;

•
Review, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation programs for all team members; and

•
Review certain compensation disclosures and proposals in any proxy statement or other SEC filing, including the review and discussion with management of our CD&A and recommending to our Board that such CD&A be disclosed in such proxy statement together with the report of our Compensation Committee.

Independent Compensation Consultant. Our Compensation Committee may retain or terminate, at its sole discretion, compensation consultants, independent legal counsel or other advisors to assist in its responsibilities. The Committee is directly responsible for overseeing the work of such advisors. Our Compensation Committee reviews the independence of such outside advisors and, with respect to its independent compensation consultant, any conflicts of interest raised by such work.
In November 2021, our Compensation Committee determined to engage Korn Ferry to assist our Compensation Committee and Nominating and Governance Committee with all matters related to executive officer and director compensation programs for 2022. Our Compensation Committee works with management to determine the consultant’s responsibilities and direct its work product, although our Compensation Committee is responsible for the formal approval of the annual work plan. Korn Ferry reports to our Compensation Committee Chair, has direct access to Compensation Committee members, and periodically meets with members of our Compensation Committee.
Korn Ferry and its affiliates provided de miminis services for the Company in 2022. Our Compensation Committee assessed the independence of Korn Ferry pursuant to applicable SEC and NYSE rules and concluded that Korn Ferry’s work for the Company did not raise any conflict of interest.
See “Compensation Discussion And Analysis” for information regarding the role of our Compensation Committee, its compensation consultant and management related to the consideration and determination of named executive officer compensation in 2022.
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Compensation Risk Analysis. With the assistance of Korn Ferry and management, our Compensation Committee reviewed our team member compensation policies, plans and practices in 2022 to determine if they create incentives or otherwise encourage behavior that is reasonably likely to have a material adverse effect on us. Based on such review, our Compensation Committee concluded that there were no unmitigated risks created by our compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on the Company.
Clawback Guideline. If the Company must prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company may seek recovery from executive officers, who served at any time during the performance period for such incentive-based compensation, of any erroneously awarded incentive-based compensation (i.e., the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the accounting restatement, computed without regard to any taxes paid) received during the three completed fiscal years immediately preceding the date the Company is required to prepare such restatement and any transition period resulting from a change in the Company’s fiscal year within or immediately following those three completed fiscal years. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
The Company expects to revise its clawback guideline in the next 12 months to comply with listing standards to be adopted by NYSE as a result of recent SEC rulemaking.
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NOMINATING AND GOVERNANCE COMMITTEE
Our Nominating and Governance Committee identifies and recommends director nominees to our Board for election, develops and recommends to our Board certain key governance policies, and implements key governance responsibilities of our Board.
Accordingly, the principal responsibilities of our Nominating and Governance Committee are to:
•
Identify individuals qualified to become directors, consistent with the criteria approved by our Board and set forth in our policies, and recommend to our Board the director nominees for the next annual meeting of stockholders or to fill vacancies on our Board;

•
Develop, review and assess the adequacy of our Corporate Governance Guidelines and other key governance policies;

•
Review and make recommendations to our Board with respect to the size, composition and organization of our Board and Committees;

•
Review and recommend to our Board for approval the compensation of directors who are not affiliated with the Company or RHI (“Non-Affiliated Directors”);

•
Oversee the annual self-evaluations of our Board and Committees, and the related activities resulting from such review;

•
Assist our Board in determining the independence of the directors, to the extent such directors are required to be independent by the NYSE or other applicable regulatory requirements;

•
Oversee director and management succession planning; and

•
Review certain governance and director disclosures and proposals in any proxy statement or other SEC filing.

See “− Director Nominations and Appointments” for a description of the experience, mix of skills and other criteria that our Nominating and Governance Committee considers in the director nomination process. If a vacancy on our Board occurs, our Nominating and Governance Committee will seek individuals who satisfy similar criteria for appointment to our Board.
See “Other Matters – Presentation Of Stockholder Proposals And Director Nominations At 2024 Annual Meeting” for information regarding providing timely notice of stockholder proposals and director nominations. See our by-laws for additional information required to nominate candidates for election as directors or bring other business before an annual meeting.
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BOARD AND COMMITTEE RESPONSIBILITIES FOR RISK OVERSIGHT
Our Board and Committees have a significant role in overseeing management’s activities regarding risk identification, risk management and risk mitigation. While each Committee is responsible for oversight of certain relevant risks, our entire Board is regularly informed through Committee reports about material risks. Our Board and Committees oversee the Company’s risk management process and substantive risk matters primarily through the matters noted below.
Full Board
•
Review of business plan, budget, strategic plans, business developments, and business results.

•
Address emerging issues, risks and innovation.

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Approval of key operating policies, including liquidity risk management, cash management and MSR investment policies.

•
Key strategic acquisitions, mergers and divestitures, as well as our expansion into complementary industries.

•
Review of capital allocation strategy, including share repurchase program and dividends.

•
Oversight of management’s response to crises, including our response to recent macroeconomic issues and the COVID-19 pandemic (including our return to work program in 2022), and related reputational risks.

•
Oversight of human capital management, including corporate culture and diversity, equity and inclusion.

•
Regular engagement on ESG matters important to our stakeholders.

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General oversight of stockholder engagement.

•
Succession planning for the CEO and other executive officers, as well as Board leadership.

•
Executive sessions consisting solely of the non-management and independent directors.

Audit
•
Oversight of our major financial risk exposures (including liquidity, capital spending, credit, financings, interest rate management (hedging), tax matters and, on a shared basis with our Board, ongoing litigation).

•
Review of financial statements and SEC reports, including the adequacy of our internal control over financial reporting, disclosure controls and procedures, and any mitigating activities adopted in response to material weaknesses or significant control deficiencies.

•
Oversight of the Company’s policies on risk assessment and risk management, including enterprise risk management.

•
Monitor legal matters and regulatory compliance including compliance with the Company’s Code of Conduct and Ethics.

•
Regular oversight and consultations with the independent registered public accounting firm.

•
Direct oversight of the internal audit function including approval and monitoring of the annual internal audit plan.

•
Oversight of the whistleblower hotline processes for accounting and auditing matters.

•
Review and approval of related person transactions in accordance with our Related Person Transaction Policy.

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Compensation
•
Review and approval (or recommendation to our Board for approval) of compensation, as well as severance, termination and change in control, policies and agreements for the executive officers.

•
Compare benchmarking and survey data to evaluate executive officer compensation programs.

•
Consider whether and how our executive compensation philosophy, policies and programs support our overall business and risk management strategy.

•
Review the material risks associated with our compensation structure, policies and programs for all team members to determine whether they encourage excessive risk-taking.

•
Evaluate compensation policies and practices to mitigate risk.

•
Direct oversight of stockholder engagement related to compensation matters.

Nominating And Governance
•
Review of qualifications, expertise, experience and characteristics of Board members and oversight of director nominations and appointments.

•
Oversight of Board structure and composition, and review of director succession planning.

•
Leadership of management succession planning, including in the event of an unexpected occurrence.

•
Compare benchmarking and survey data to evaluate director compensation programs.

•
Review and approval of the Corporate Governance Guidelines and other key governance policies, and monitoring compliance.

•
Manage the self-evaluation process for our Board and Committees, and oversee activities resulting from such review.

•
Oversight of the Company’s onboarding and continuing education programs for directors.

Set forth below is additional information on certain key matters of risk oversight.
Human Capital Management
Our Board understands the importance of supporting our team members’ growth and mobility within the organization and receives quarterly updates from leadership regarding our culture, DE&I strategic plan and team member engagement.
In 2022, our Board oversaw team member development, our return to office hybrid model and implementation of our employee career transition program due to the rapidly changing mortgage market.

Market and Industry Trends
Our Board substantively engages with management on our strategic planning process as we navigate an evolving economic environment and assess our strategy in response to shifting industry trends. The U.S. Federal Reserve raised the Federal Funds rate multiple times in 2022 to mitigate inflationary pressures and the 30-year fixed mortgage rate reached its highest point in decades. In addition, housing affordability and consumer sentiment significantly deteriorated in 2022. The foregoing factors, coupled with economic uncertainty, put pressure on new mortgage activity and drove a significant decline in the size of the mortgage origination market from 2021 to 2022. In 2022, total mortgage applications were at their lowest levels since the mid-1990s. During 2022, our Board received regular updates regarding various macroeconomic factors, including the forecast for the mortgage market, and had detailed discussions with management regarding mitigating activities (including cost reductions) and opportunities to innovate and capitalize during market shifts.

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Cybersecurity Risk And Oversight
We prioritize digital safety for our clients, team members and stakeholders. We are dependent on information technology networks and systems, including the internet, to securely collect, process, transmit and store electronic information, and networks of third-party vendors that receive, process, retain and transmit electronic information on our behalf. Further, we are dependent on the secure, efficient and uninterrupted operation of our technology infrastructure, including computer systems, related software applications and data centers, as well as those of certain third parties and affiliates. Our Board oversees our programs and risks related to cybersecurity, including receiving periodic management reports concerning cybersecurity and information security trends and regulatory updates, technology risks, the implications for our business strategy, audit and compliance, and risk mitigation programs. During 2022, our Board and Audit Committee received regular updates regarding areas of increasing cybersecurity threats, including due to the conflict between Russia and Ukraine, and the ongoing enhancements to our cybersecurity framework and processes to mitigate such threats.

Management Succession Planning
Our Nominating and Governance Committee oversees the Company’s executive officer succession planning. Our Nominating and Governance Committee generally will discuss and recommend to our Board for approval a CEO and executive officer succession plan as well as an interim CEO succession plan in the event of an unexpected occurrence, which is intended to provide leadership continuity in the event of unexpected vacancies, including those from a major catastrophe. Our Nominating and Governance Committee reviews such matters and makes recommendations to our Board from time to time as appropriate. In addition, our Compensation Committee approved the one-time promotion compensation and annual target compensation for the new executive officers, and the revised compensation structure for the former executive officers in their continuing roles.
In 2022, through discussions regarding management succession planning in executive session at regularly scheduled meetings, our Nominating and Governance Committee and Board closely oversaw the transition considerations and process for our Chief Financial Officer and Treasurer as well as General Counsel and Secretary, both of which were filled through internal promotions effective in the fourth quarter 2022.
On February 8, 2023, Jay Farner provided notice to our Board that he would retire as Chief Executive Officer, effective June 1, 2023, and as Vice Chairman and member of our Board, effective immediately. On February 9, 2023, our Board appointed Bill Emerson as the Company’s interim Chief Executive Officer, effective on June 1, 2023. Our Board has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates. In addition, on February 9, 2023, upon recommendation of our Nominating and Governance Committee, our Board elected Bill as a Class I director, to fill the seat on our Board vacated by Jay and to serve for a term expiring at the Company’s annual meeting of stockholders in 2024.

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CORPORATE GOVERNANCE POLICIES FOCUSED ON INTEGRITY AND ETHICAL CONDUCT
Our Board has adopted tailored governance practices appropriate given our status as a public company and controlled company. Our policies align our corporate governance structure and our business strategy and culture, and enable our Board to effectively oversee our culture of compliance and rigorous risk management.
Copies of our Corporate Governance Guidelines and our Code of Conduct and Ethics are available under the Governance tab of our website at ir.rocketcompanies.com.
CODE OF CONDUCT AND ETHICS – ESTABLISHING A COMPLIANCE CULTURE
Our Code of Conduct and Ethics applies to all of our directors, officers and team members and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a code of ethics as defined by the rules of the SEC. The Code of Conduct and Ethics contains general guidelines for conducting our business consistent with high standards of business ethics. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at ir.rocketcompanies.com or in filings under the Exchange Act.
All new team members are provided access to our team member Guideposts, together with our Rocket Companies Code of Conduct and Ethics, on our company intranet site. Team members must acknowledge and confirm their review. In addition, all executive officers and other team members complete an online course addressing ethics, non-discrimination and non-harassment, cyber security, insider trading, workplace security, relevant regulatory compliance, and other workplace expectations.
CORPORATE GOVERNANCE GUIDELINES – ESTABLISHING CORE PRINCIPLES OF GOVERNANCE
We believe that good corporate governance promotes the effective functioning of our Board and Committees and helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE. Our Board has adopted our Corporate Governance Guidelines to provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities.
The Corporate Governance Guidelines are annually reviewed by our Nominating and Governance Committee to ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations and NYSE requirements. The Corporate Governance Guidelines address, among other things, the size, composition, structure and policies of our Board and Committees, the responsibilities and authority of our Chairman and lead director (if any), director qualification standards, expectations and responsibilities of directors, management succession planning and the self-evaluation of Board and Committee performance.
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INSIDER TRADING POLICY – ADDRESSING PLEDGING AND HEDGING GUIDANCE
We believe it is improper and inappropriate for any person to engage in short-term or speculative transactions involving our securities. We prohibit or provide guidelines and limitations on our officers, directors and team members from engaging in any of the following activities with respect to our securities.
•
Pledging/purchases of securities on margin. Although our officers, directors and team members may pledge our securities as security for margin accounts, such persons are responsible for ensuring that foreclosure on any such account would not violate our Insider Trading Policy and should be aware that sales of such securities could have securities law implications.

•
Short sales. Our Insider Trading Policy prohibits all officers, directors and team members from selling Company securities they do not own and borrowing the shares to make delivery.

•
Buying or selling puts, calls, options or other derivatives in respect of our securities. This prohibition extends to any instrument whose value is derived from the value of any of our securities.

•
Hedging transactions. Although we discourage speculative hedging transactions, we permit long-term hedging transactions that are designed to protect an individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All such hedging transactions must be pre-cleared in accordance with the pre-clearance procedures described in our Insider Trading Policy.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION
Our Nominating and Governance Committee oversees the Company’s orientation programs for new directors and continuing education programs for existing directors. Each new director, upon joining our Board, is provided with an orientation session regarding our Board and the Company’s unique culture and operations. As part of this orientation, each new director has an opportunity to meet with members of senior management of the Company.
Directors are also provided with continuing education on various subjects that will assist them in discharging their duties, including the evolving regulatory and business landscape. This may include presentations by Company management or our Board’s advisors on the Company’s business, compliance efforts, applicable legal, regulatory or other developments or other matters deemed appropriate by our Board or Nominating and Governance Committee. In addition, the Board has access to a director education website with Company training materials and monthly articles addressing current corporate governance topics.
BOARD AND COMMITTEE EVALUATIONS
In the spirit of our ISM “obsessed with finding a better way,” Board and Committee self-evaluations play an important role in supporting the effective functioning of our Board. Through an evaluation process led by our Nominating and Governance Committee, our directors review where they believe our Board and Committees function effectively and, importantly, areas where our directors think there may be opportunities for improvement. The evaluation process covers topics including composition and structure, role and effectiveness, fulfillment of fiduciary duties, meetings and materials, and interaction with leadership.
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HUMAN CAPITAL MANAGEMENT
BEING ALL-IN
Rocket Companies invests for the long term and places tremendous value in supporting our team members, clients and hometowns. Dan Gilbert, our founder and Chairman, purposefully created a strong cultural foundation of core principles, or “ISMs”, as a cultural operating system to guide decision making by all of our team members. These ISMs are our DNA, compass and foundation. At the heart of the ISMs is a simple, yet powerful, concept: “Love our team members. Love our clients.” Our team members put the ISMs into action every day. The result is an empowered and passionate team aligned in a common mission. As of December 31, 2022, we had approximately 18,500 team members all of whom are based in the United States and Canada.
As part of our ‘ALL IN’ talent management strategy, we provide tools and resources to our team members that enable them to reach their full potential, build their own career paths, enhance their well-being and support their financial goals. Our team members have access to training and mentorship opportunities, specialized leadership programs and a variety of educational programs through ROCK Academy. The Company supports team member growth and mobility within the organization through the Company’s internal mobility program, THRIVE.
TEAM MEMBER SUPPORT AND ENGAGEMENT
In 2022, the Company introduced LinkedIn Learning, an award-winning industry leader in online training with over 8,000 available courses covering a wide range of technical, business, software and creative topics. The Rock Academy provides team members to the opportunity to over 500 online academic programs and certificates from accredited colleges and universities that fit the schedule of working adults with 100% tuition assistance for select programs and up to $5,250 for others. The program provides equitable access to post-secondary education for all eligible team members. Women are 65% of enrolled team members in the program and 44% of the team members enrolled are racially/ethnically diverse. As a result, 87% of team members indicated they have access to the learning and development needed to do their job well.
In 2022, the Company continued to lean into a hybrid work model allowing the majority of team members to work a flexible schedule between work and home. We believe this change to a hybrid work model will promote a healthier work and home life balance for our team members as well as nurture the culture and collaboration that are core to who we are. The Company strongly encourages collaboration, connection, and inclusion through participation in our Team Member Resource Networks. Our TMRNs are a community of team members cultivating a culture of belonging, engagement, and business impact in support of Rocket’s mission, strategic objectives, and goals. Total membership in 2022 was approximately 10,200 team members across 13 networks.
To understand and improve team member retention and engagement, the Company surveys team members with the assistance of a third-party consultant. In 2022, approximately 84% of our team members completed these engagement surveys. Based on these results, we are building a culture of inclusion where 86% of our team members feel they can bring their authentic self to work.
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DIVERSITY, EQUITY AND INCLUSION – DEI IN OUR DNA
Our Diversity, Equity and Inclusion (DEI) mission is weaving DEI into our DNA with an intentional commitment to fostering an inclusive environment built on open doors, open minds and an open culture rooted in trust. DEI is at the heart of our values and sustainability. We are aware of the positive impact that diversity has on our businesses, and we know that there is more for us to do. Our vision leverages our For More Than Profit philosophy and culture to impact the outcome on race, engagement with law enforcement, equity and inclusion. Our DEI strategic efforts continue to focus on Talent, Culture, Community and Marketplace.
DEI STRATEGIC SUCCESS METRICS FOR 2023
TALENT
Establish accountability metrics for equitable leadership promotions.
CULTURE
Increase our internal results for engagement and inclusion indices.
COMMUNITY
Increase the number of new homes purchased by racially/ethically diverse clients to bridge the racial homeownership gap.
In 2022, from a Talent standpoint, we exceeded our goal to hire 11% of our interns from HBCUs and enhanced and implemented our new hiring process to ensure we are inclusive in our hiring practices. We continued to focus on our culture by establishing clear expectations, responsibilities and tools for our team members and leaders to implement DEI initiatives within their teams. As far as vendor diversity, we categorize our expenditures with diverse vendors as Tier 1 spend, which is spend with diverse vendors who contract directly with the Company or Tier 2 spend, which is spend with diverse vendors who serve as subcontractors. Our combined Tier 1 and Tier 2 spend is approximately $75 million with diverse vendors. In addition, we have implemented an internal diverse vendor database to enhance our efforts of procuring locally and with diverse vendors. We leveraged our position as the nation’s largest retail mortgage lender to bridge the racial homeownership gap by increasing our annual purchased closed loans in majority-minority communities.
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In terms of culture, Rocket Mortgage was ranked in the top ten in Forbes magazine’s list of America’s Best Employers for Diversity in 2022. Companies cannot apply to be on the list or provide information to be considered, instead, data is independently collected from employees across the country. The final list ranks the 500 employers that not only received the most recommendations, but also include the most diverse boards and executive ranks and the most proactive diversity and inclusion initiatives. These are a few highlights of the goals we accomplished in 2022 and we will continue to focus our efforts in these areas in 2023 with an emphasis on making Rocket Companies the best place to work in America.
We also actively provide and promote opportunities for our team members to share their voice and engage with our community. Based on engagement survey results, approximately 90% of our team members support the various ways the Company contributes to the community.
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STOCKHOLDER ENGAGEMENT
We have established an investor relations program that maintains ongoing, proactive outreach with our stakeholders and investors. Throughout the year, members of our Investor Relations team and leaders of our business engage with our stakeholders and investors to inform them of our business and industry and to understand their feedback and perspectives. The feedback received from our stockholder and investor outreach effort is communicated to our Board, and helps inform our business and our strategy.
WHO WE ENGAGE WITH: Equity Stockholders Bond Investors Equity And Debt Research Analysts ESG Ratings Firms	HOW WE COMMUNICATE: Annual Report SEC Filings Proxy Statement ESG Report Investor Relations Website Investor Presentations Press Releases	HOW WE ENGAGE: Quarterly Earnings Calls Investor Conferences 1:1 And Group Meetings With Investors Annual Stockholder Meeting

*
Includes investors required to report their ownership of our Class A common stock on Form 13F as December 31, 2022, excludes passively managed funds.

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COMMUNICATIONS WITH OUR BOARD
Our Board welcomes engagement with our stockholders and other interested parties. If you want to communicate with the non-management members of our Board of Directors, you should send a letter to any such director at 1050 Woodward Avenue, Detroit MI 48226 or to the e-mail address independentdirectors@rocketcompanies.com. The Corporate Secretary may sort or summarize the communications as appropriate. Communications that are commercial solicitations, customer complaints, incoherent or inappropriate will not be communicated to the non-management members of our Board.
To submit concerns regarding accounting, internal accounting controls or auditing matters, you may also call: 1-844-907-2291. Team members may submit such concerns on a confidential or anonymous basis. Communications made through the confidential hotline will be reviewed by our Audit Committee in accordance with its procedures.
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COMPENSATION OF NON-AFFILIATED DIRECTORS
2022 COMPENSATION PROGRAM – BENCHMARKED PAY AND SUBSTANTIAL EQUITY COMPONENT
We established a Non-Affiliated Director compensation policy in connection with our IPO and continued such policy through 2022 as follows:
•
An annual cash retainer fee of $50,000;

•
A cash meeting fee of $3,000 per meeting; and

•
An annual RSU award with a grant date fair value of $200,000.

Each director is reimbursed for reasonable business expenses incurred by such director in connection with his or her services. Affiliated directors, or directors who are employees or executives of the Company, or who provide services to RHI or any of its subsidiaries, do not receive compensation for their services as directors of the Company.
Utilization Of Peer Group Benchmarking. In establishing our Non-Affiliated Director compensation policy in 2020, our Board utilized benchmarking with the same peer group used for named executive officer compensation, general industry survey data and related information from Korn Ferry. Our Board targeted equity compensation around the 50th percentile of the peer group. Our Board set the annual cash retainer below the 25th percentile of its peers and determined to pay additional meeting fees to address any variability in time commitment. Our Nominating and Governance Committee considers the need for additional benchmarking or other changes to the compensation program for Non-Affiliated Directors on a periodic basis.
Annual Cash Retainer And Meeting Fees. The cash retainer and meeting fees are paid quarterly in arrears.
Annual RSU Award. The annual RSU award is granted on the date of each annual meeting of stockholders and will vest in full on the first anniversary of the grant date. In the event of a Change in Control (as defined below), any unvested RSU awards will become immediately vested and settled if either (a) the director will not continue as a member of our Board of the Company, acquirer or surviving company as applicable or (b) if the RSU awards are not continued or assumed. The RSU awards also provide for immediate vesting of the unvested portion of the RSU award at the time of termination of service due to death or disability. In the event of a director’s termination of service at any time prior to the vesting date, other than due to death or disability or in connection with a Change in Control, all unvested RSUs will be canceled and forfeited.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
Non-Affiliated Director Compensation Limitation. Our stockholder-approved 2020 Omnibus Incentive Plan provides that the maximum grant date fair value of awards to a Non-Affiliated Director in any single fiscal year, taken together with any cash fees paid to such director during the fiscal year, will be $750,000.
Robust Stock Ownership Guidelines For Non-Affiliated Directors. In March 2021, we adopted stock ownership guidelines to further future alignment of the long-term interests of our executive officers and Non-Affiliated Directors with those of our stockholders. Our stock ownership guidelines generally require that our Non-Affiliated Directors own shares of our common stock having an aggregate value equal to five times the Non-Affiliated Director’s annual cash retainer. Shares that count for purposes of ownership under the stock ownership guidelines include vested
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shares or units. Generally, each Non-Affiliated Director will have five years from the date he or she becomes subject to the guidelines to achieve compliance.
2022 DIRECTOR COMPENSATION TABLE
The table below sets forth the compensation of our directors in 2022, excluding Jay Farner whose compensation is covered in the Summary Compensation Table For 2022, 2021 And 2020. Equity award amounts are based on grant date fair values and do not represent the actual value that will be received by each individual from the awards.
Name	Fees Earned Or Paid In Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Dan Gilbert	—	—	—	—
Jennifer Gilbert	—	—	—	—
Jonathan Mariner	80,000	199,998	—	279,998
Matthew Rizik(3)	—	2,164,233	346,000	2,510,233
Suzanne Shank	80,000	199,998	—	279,998
Nancy Tellem	92,000	199,998	—	291,998

(1)
Reflects annual cash retainer and meeting fees.

(2)
Reflects the grant date fair value of RSU awards granted under our 2020 Omnibus Incentive Plan in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures (“ASC Topic 718”). The grant date fair value is calculated as of the closing price of our Class A common stock as quoted on NYSE on the grant date (and, for Mr. Rizik, plus $1.01 per share for the special dividend effective shortly following the grant date), multiplied by the number of shares subject to the award.

(3)
Matthew Rizik has an agreement to provide consulting services to the Company and Holdings. For services in 2022, he received the cash and equity compensation reflected in this table.

At December 31, 2022, Jonathan, Suzanne and Nancy each held 28,653 RSUs, Matthew held 170,935 RSUs and options to purchase 30,801 shares of Class A common stock.
In March 2022, on the same date awards were made to our named executive officers, Matthew Rizik received 162,602 RSUs in connection with his consulting agreement, which vest in equal installments on each of the first three anniversaries of the grant date.
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EXECUTIVE OFFICERS
Our senior leadership team’s vision has reshaped the mortgage landscape and fueled our substantial growth while consistently reinforcing our culture. Dan Gilbert, our founder and Chairman, has provided us with steady leadership during our entire 38-year history and served as Chief Executive Officer from 1985 until 2002. Jay Farner, our Chief Executive Officer as well as the CEO of our subsidiary Rocket Central, and has been with us for 27 years. Bob Walters is our President and Chief Operating Officer, as well as the CEO of Rocket Mortgage, and has been with us for 26 years. This team has led us through a variety of housing and economic cycles, and has found ways to take advantage of broader industry disruption to continue our growth and success.
We are focused on developing and promoting talent from within, enabling us to develop both the current team of senior leaders as well as the next generation of leaders. Prior to becoming Chief Executive Officer, Jay Farner served as our President and Chief Marketing Officer and Vice President of Web Mortgage Banking before that. In these roles, Jay personally led the building of Rocket Mortgage and brand strategy, as well as online performance marketing and the creation of the centralized banking teams. Prior to becoming President and Chief Operating Officer, Bob Walters served as our Chief Economist and Executive Vice President leading Capital Markets and Servicing. In these roles, Bob oversaw the teams responsible for developing our capital markets capabilities, launching servicing and transforming our client experience and operations teams.
In the fourth quarter of 2022, Julie Booth retired as our Chief Financial Officer and Treasurer (after more than 19 years working with us) and Angelo Vitale retired as our General Counsel and Secretary (after more than 25 years working with us). Both Julie and Angelo have continued employment with us in non-executive, strategic advisory roles. Consistent with our historical success of promoting talent from within, Brian Brown, our then-Chief Accounting Officer, succeeded Julie as Chief Financial Officer and Treasurer, and Tina V. John, our then-Deputy General Counsel and Assistant Secretary, succeeded Angelo as General Counsel and Secretary.
On February 8, 2023, Jay Farner provided notice to our Board that he would retire as Chief Executive Officer, effective June 1, 2023, and as Vice Chairman and member of our Board, effective immediately. On February 9, 2023, our Board appointed Bill Emerson as the Company’s interim Chief Executive Officer, effective on June 1, 2023. Our Board has commenced a search for a permanent Chief Executive Officer and has retained a leading firm to support its evaluation of internal and external candidates.
Set forth below are descriptions of the backgrounds of each executive officer of the Company as of the record date.
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JAY FARNER, Chief Executive Officer
AGE: 50
JAY FARNER is our Chief Executive Officer. He previously served as Vice Chairman of our Board from March 2020 to February 2023. He also currently serves as the CEO of our subsidiary Rocket Central (previously Rock Central), a position he has held since January 2022. Effective June 1, 2023, Jay will retire from all positions with us and our subsidiaries. Prior to that, Jay was with Rocket Mortgage from 1996 until January 2022, and served as a senior leader since 1999. Immediately prior to his promotion to CEO of Rocket Mortgage in 2017, Jay served as President and Chief Marketing Officer of Rocket Mortgage. Jay also served as Chief Executive Officer of RHI until March 27, 2023, and as a director of RHI until March 24, 2023. Jay has also served as a board member or officer of certain of its affiliates including Rock Ventures. Jay serves as a board member of Detroit Labs, LLC, StockX, Bedrock Manufacturing, the Metropolitan Detroit YMCA, Bizdom Fund and the Rocket Giving Fund. Jay earned a bachelor’s degree in finance from Michigan State University.
FAVORITE ISM: Every Client. Every Time. No Exceptions. No Excuses.

BOB WALTERS, President and Chief Operating Officer
AGE: 58
BOB WALTERS is our President and Chief Operating Officer. Bob has held these positions since March 2020. In these positions, Bob oversees the day-to-day operations of the business, focusing on strategic planning and leveraging synergies among various operational teams at the Company. Most recently, Bob has served as CEO of Rocket Mortgage since January 2022, and is responsible for the vision, strategy and day-to-day operations of the Company. From 2017 until 2022, he served as President and Chief Operating Officer of Rocket Mortgage, overseeing the Mortgage Servicing, Client Experience Operations, Capital Markets and Technology Teams. From August 2016 to February 2017, Bob served as Chief Economist and Executive Vice President of Rocket Mortgage overseeing the Capital Markets and Servicing operations. Bob has been instrumental in leading the teams that manage interest rate risk management, trading and product development. Bob joined Rock Financial in 1997 after holding positions at both the National Bank of Detroit and DMR Financial Services. Bob earned his master’s degree in business administration from the University of Michigan and his undergraduate degree in finance from Oakland University.
FAVORITE ISM: Innovation Is Rewarded. Execution Is Worshipped.

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BRIAN BROWN, Chief Financial Officer and Treasurer
AGE: 44
BRIAN BROWN is our Chief Financial Officer and Treasurer. Brian has held these positions since November 2022. In these positions, Brian is responsible for the accounting, finance, treasury, tax, investor relations and procurement functions, while also overseeing the internal audit work. Brian previously served as our Chief Accounting Officer since our initial public offering in August 2020. In his role as Chief Accounting Officer, Brian led our accounting, finance, treasury and procurement functions. He also serves as the Treasurer of Rocket Mortgage, LLC. Brian previously held a number of roles at Rocket Mortgage, LLC from 2014 to 2020, including Senior Vice President of Accounting and Finance. Prior to joining the Rocket Mortgage, LLC, Brian spent eight years as a senior manager at Ernst & Young serving financial services and mortgage banking clients. Brian earned his bachelor’s degree in accounting from Wayne State University.
FAVORITE ISM: Numbers and Money follow; They Do Not Lead.

TINA V. JOHN, General Counsel and Secretary
AGE: 42
TINA V. JOHN is our General Counsel and Secretary. Tina has held these positions since October 2022. In these positions, Tina is responsible for the Company’s legal and compliance functions with a focus on securities and corporate governance matters. Previously, Tina served as our Deputy General Counsel and Assistant Secretary since September 2020. Before joining Rocket, Tina served as Senior Legal Counsel and then as Director, Assistant Corporate Secretary of a publicly-traded Ohio-based American lifestyle retailer from 2014 to September 2020. Tina began her legal career in private practice in 2007, beginning at Shearman & Sterling LLP and then at Vorys, Sater, Seymour and Pease LLP. Tina earned her bachelor’s degree from Barnard College, Columbia University, and a J.D. degree from the University of Cincinnati College of Law.
FAVORITE ISM: You’ll See It When You Believe It.

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OVERLAP OF CHIEF EXECUTIVE OFFICER WITH RHI
Our Chief Executive Officer and former Vice Chairman of our Board (through February 2023), Jay Farner, served as Chief Executive Officer of RHI until March 27, 2023. While Jay devotes a majority of his time to the business of the Company, he is not able to devote his full time, effort and attention to the Company’s affairs. Bill Emerson, who will become Interim Chief Executive Officer as of June 1, 2023, serves as Vice Chairman of RHI, which is a strategic advisory role without authority over operations.
In addition, Jay, certain of our other executive officers and the directors affiliated with RHI own equity interests in RHI. For example, there may be a conflict of interest if there are issues or disputes under the commercial arrangements that exist between us and the RHI Affiliated Entities or if we or one of the RHI Affiliated Entities look at acquisition or investment opportunities that may be suitable for both companies. See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company and the RHI Affiliated Entities and our policies concerning related person transactions.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the 2022 compensation program for our named executive officers, whose names and titles during 2022 are set forth below.
Name	Titles in 2022
Jay Farner(1)	Chief Executive Officer and Vice Chairman of our Board
Bob Walters	President and Chief Operating Officer
Brian Brown	Chief Financial Officer and Treasurer (effective November 2022); Former Chief Accounting Officer
Tina V. John	General Counsel and Secretary (effective October 2022); Former Deputy General Counsel and Assistant Secretary
Julie Booth	Strategic Advisor (effective November 2022); Former Chief Financial Officer and Treasurer
Angelo Vitale	Of Counsel (effective October 2022); Former General Counsel and Secretary

(1)
Effective June 1, 2023, Jay will retire from all positions with us and our subsidiaries.

CD&A TABLE OF CONTENTS
Executive Summary	Page 48
Compensation Objectives And Philosophy	Page 50
2022 Compensation Program	Page 51
2023 Preliminary Compensation Matters	Page 56
Tax Considerations	Page 57
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EXECUTIVE SUMMARY
This CD&A explains our compensation philosophy, objectives and design, our compensation-setting process and our named executive officer compensation program components. It also describes the decisions made for 2022 with respect to each of our named executive officers.
2022 COMPENSATION PROGRAM DETERMINATIONS
Certain key decisions related to the 2022 compensation of our named executive officers are summarized below. Our Compensation Committee considered that in our last say-on-pay vote at our 2021 annual meeting of stockholders, 99.5% of the voting power of shares of stock voted in favor of our say-on-pay proposal, which represented advisory approval of our named executive officer compensation program in 2020, and no material changes were made to our named executive officer compensation program in 2022 as a result. The Compensation Committee will continue to consider the results of future say-on-pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.

Maintained base salaries in 2022, except for increases in connection with promotions	No cash bonuses earned for 2022, except bonuses for promoted persons for time in prior roles	Awarded RSUs to executive officers serving in March 2022; no equity awards were granted in 2021 Vest on each of the first three anniversaries of the grant date
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COMPENSATION GOVERNANCE
Key elements of our compensation governance for our named executive officers are set forth below.
WHAT WE DO
Use of peer group and benchmarking in making compensation determinations, including annual programs and promotions
Active engagement from an independent compensation consultant
Robust stock ownership guidelines
Compensation Committee oversight to confirm no undue risk in compensation programs
Clawback policy for financial restatements
Limited use of perquisites
Say-on-pay vote every three years, aligned with stockholder approval of frequency of say-on-pay vote in 2021

Reasonable cash severance limited to two named executive officers, including one former executive officer; all named executive officers have right to acceleration of equity awards upon death, disability or a change of control (generally upon termination or if awards are not assumed)

WHAT WE DON’T DO
No guaranteed bonuses, equity awards or discounted stock options
No defined benefit, supplemental executive retirement or nonqualified deferred compensation plans
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COMPENSATION OBJECTIVES AND PHILOSOPHY
The objective of our named executive officer compensation and benefits program is to establish and maintain a competitive total compensation program that will attract, motivate and retain the qualified and skilled talent necessary for our continued success.
Our compensation structure for named executive officers is designed to give equity stakes, motivate them to achieve or exceed discretionary objectives and reward them for their achievements when those objectives are met.
The overall level of total compensation for our named executive officers is intended to be reasonable and competitive, taking into account factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with business strategies, taking into account external market conditions and internal equity issues. With these principles in mind, we structured our compensation programs to offer competitive total pay packages that we believe enable us to retain and motivate executives with the requisite skill and knowledge and to ensure the stability of the management team, which is vital to the success of our business.
ELEMENTS OF 2022 NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM
Brief descriptions of each principal element of our 2022 named executive officer compensation program are summarized in the following table and described in more detail below.
Compensation Element	Brief Description	Performance/ Vesting Period	Objectives
Base Salary	Fixed cash compensation	One year	Attract and retain executives Impacted by the talent, skills and competencies of the individual and benchmarking
Annual Discretionary Cash Bonus	Discretionary variable cash compensation earned based on an assessment of individual and Company performance	One year	Retain and motivate executives by supporting a culture where team members are rewarded for superior individual performance as well as their contributions to Company performance
Equity Awards	Equity-linked compensation, which vests based on continued service	2022 RSUs generally vest on each of the first three anniversaries of the grant date	Retain and motivate executives. Drive our long-term strategic business objectives and increase alignment with investors over the long-term RSUs provide full value on grant that serves retention goals
Benefits And Perquisites	Participation in all broad-based team member health and welfare programs and retirement plans	N/A	Aid in retention of executives in a highly competitive market for talent by providing an overall competitive benefits package
In addition, each of our named executive officers is party to an employment agreement that addresses specified compensation matters and, in certain cases, severance and change in control benefits. See “Named Executive Officer Compensation Tables” for additional information on such agreements.
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2022 COMPENSATION PROGRAM
MANAGEMENT TRANSITIONS
In the first quarter of 2022, our Compensation Committee approved the continuation of base salaries and target bonuses in 2022, without change, for our then-named executive officers and Brian. In addition, our Board, upon recommendation from our Compensation Committee, approved the grant of RSUs to our named executive officers and Brian as the initial grant of the intended annual long-term incentive program for such persons. Although he was not a named executive officer, his compensation was approved by our Compensation Committee and Board due to his Section 16 officer status as Chief Accounting Officer, in accordance with NYSE listing rules.
In connection with the promotions of Brian and Tina in 2022, our Compensation Committee approved increases in various elements of their compensation in the fourth quarter of 2022 and first quarter of 2023, as specified below.
In the fourth quarter of 2022, our Compensation Committee approved new annual base salaries of $100,000 for Julie and Angelo, and confirmed their eligibility to participate in the Company’s discretionary Drive bonus program, in connection with their respective transitions to their new roles.
CONTINUATION OF BASE SALARIES IN 2022; IMPACT OF MANAGEMENT TRANSITIONS
We establish base salaries at levels intended to provide a stable level of minimum compensation to each named executive officer commensurate with each named executive officer’s role, experience and duties.
In the first quarter of 2022, our Compensation Committee approved the same base salaries for the then-named executive officers and Brian for 2021 and 2022. Tina’s base salary also remained the same from 2021 until our Compensation Committee increased her base salary in connection with her promotion. Each of Julie and Angelo’s base salary was reduced by our Compensation Committee in connection with their respective transitions to their new roles.
The 2021 and 2022 base salaries of our named executive officers are set forth in the table below.
Name	2021 Base Salary ($)	2022 Base Salary ($)
Jay Farner	800,000	800,000
Bob Walters	500,000	500,000
Brian Brown	N/A	325,000
Tina V. John	N/A	350,000(1)
Julie Booth	500,000	500,000(2)
Angelo Vitale	450,000	450,000(2)

(1)
Effective October 3, 2022. Tina’s 2022 base salary prior to promotion was $235,500.

(2)
Julie and Angelo’s annual base salaries were reduced to $100,000 effective November 15, 2022 and October 3, 2022, respectively.

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CONTINUATION OF DISCRETIONARY BONUS PROGRAM; NO 2022 BONUSES PAID TO NAMED EXECUTIVE OFFICERS, EXCEPT LIMITED BONUSES FOR PRIOR ROLES
Consistent with 2020 and 2021, certain of our team members, including our named executive officers, participated in our 2022 annual bonus program under which each person was eligible to receive a discretionary cash bonus without pre-set performance goals. Cash bonuses are intended to reward the Company’s financial and operating performance and individual performance generally in the context of our growing and dynamic business.
For 2022, our Compensation Committee maintained target bonuses as a percentage of base salary for our then named executive officers and Brian as follows: Jay (100%), Bob (100%), Brian (50%), Julie (75%) and Angelo (50%). Prior to her promotion, Tina was eligible to participate in our Drive performance and compensation review program, designed to award bonuses based on individual team member performance. Effective upon her appointment as General Counsel and Secretary, our Compensation Committee approved Tina to participate in the discretionary bonus program and set Tina’s target bonus as a percentage of base salary at 50% (with pro ration for time served as a named executive officer in 2022).
Our Compensation Committee performed an evaluation of Company and individual performance for 2022. In December 2022, our Compensation Committee determined that no annual discretionary cash bonuses would be paid to our named executive officers for executive officer service in 2022 based on overall Company performance. However, our Compensation Committee determined to pay limited discretionary cash bonuses to Brian and Tina reflecting their individual performance in their roles prior to their promotions, as further described below.
The target and earned cash bonus amounts for our named executive officers for the 2022 discretionary cash bonus program are set forth below.
Name	Target Bonus ($)	Actual Bonus ($)
Jay Farner	800,000	—
Bob Walters	500,000	—
Brian Brown	21,000(1)	(2)
Tina V. John	42,750(1)	(2)
Julie Booth	326,750(3)	—
Angelo Vitale	170,250(3)	—

(1)
Reflects a prorated target bonus for service as executive officer.

(2)
Prior to their promotions in 2022, Brian and Tina were participants in the Company’s discretionary Drive bonus utilized for many non-executive officer team members. Our Compensation Committee determined to pay them prorated bonuses in 2022 of $141,500 and $45,000, respectively, for performance prior to their promotions since Drive bonuses were paid in 2022.

(3)
Reflects prorated target bonuses for the portion of 2022 for which Julie served as Chief Financial Officer and Treasurer (until November 15, 2022) and the portion of 2022 for which Angelo served as General Counsel and Secretary (until October 3, 2022).

ONE-TIME PROMOTION BONUS
In October 2022, our Compensation Committee approved a one-time $325,000 cash bonus for Brian in connection with his promotion.
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2022 EQUITY AWARDS – INITIAL YEAR OF ANNUAL PROGRAM, PRIMARILY BASED ON PEER GROUP BENCHMARKING
We use long-term incentives as a component of our named executive officers’ compensation by granting shares of our Class A common stock, RSUs and/or options to purchase shares of our Class A common stock. In connection with our IPO, we granted equity awards under the 2020 Omnibus Incentive Plan to our named executive officers consisting of RSUs and stock options.
Due to the significant value of the IPO equity awards granted to our named executive officers, our Compensation Committee determined not to grant any equity awards to our named executive officers in 2021.
In March 2022, our Compensation Committee recommended and our Board approved the following award of RSUs to our then named executive officers and Brian, which vest in equal installments on each of the first three anniversaries of the grant date. Grant values were determined based on benchmarking long-term equity incentive awards around the 50th percentile of our compensation peer group as well as considerations related to their role and responsibilities.
Name	Target Grant Value ($)	RSUs (#)
Jay Farner	8,000,000	650,407
Bob Walters	3,000,000	243,902
Brian Brown	2,000,000	162,602
Tina V. John	(1)	—
Julie Booth	2,000,000	162,602(2)
Angelo Vitale	1,500,000	121,951(2)

(1)
Tina was not serving as a named executive officer in March 2022 and did not otherwise receive an equity award in 2022.

(2)
Outstanding equity awards held by Julie and Angelo continue to vest as long as such officer remains employed by the Company or one of its subsidiaries.

All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
2022 EQUITY AWARDS – AMENDMENTS TO PRIOR AWARDS
In January 2022, RHI RSUs that were granted to Brian on December 20, 2019 under the Rock Holdings Inc. 2015 Equity Compensation Plan (the “2019 RHI RSUs”) were amended to allow for cash settlement of the portion of such RHI RSUs that vested on October 31, 2021 but were not previously settled. The cash settlement amount of $1,340,000 was equal to the fair market value as of the vesting date of such RHI RSUs.
In August 2022, Brian received 173,489 additional RSUs of the Company, which vest in equal installments on October 31, 2022 and 2023, in exchange for the cancelation of the 2019 RHI RSUs that would have vested on such dates. It was an economically neutral transaction, but allowed Brian to receive an award that would settle in shares of our Class A common stock, which was not available at the original time of issuance. The Company recorded no additional compensation expense in connection with such cancellation and issuance in accordance with accounting standards.
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REASONABLE BENEFITS AND PERQUISITES
We provide a number of benefit plans to all eligible team members, including our named executive officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan with matching contributions.
While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our named executive officer compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances that we believe are appropriate to assist an executive in the performance of his or her duties, to make our executives more efficient and effective or for recruitment, motivation and/or retention purposes.
ROLE OF INDEPENDENT COMPENSATION CONSULTANT; USE OF MARKET DATA
Role Of Compensation Committee And Management. Our Compensation Committee determines the compensation of our named executive officers, with recommendations to our Board for certain approvals, such as the 2022 equity awards. Our Compensation Committee conducts an annual performance assessment of the CEO, supplemented by numerous discussions at our Board and in executive session, which support determinations of his annual pay. Our Compensation Committee receives significant input from the CEO on the compensation of our other named executive officers. For each other named executive officer, the CEO presents a compensation recommendation to our Compensation Committee, along with information regarding the individual’s experience, current performance, potential for advancement, and other subjective factors. Our Compensation Committee reviews such recommendations for reasonableness based on individual and Company performance and market information and retains the full discretion to modify the CEO’s recommendations.
For 2022, our Compensation Committee re-engaged Korn Ferry as its independent compensation consultant. Korn Ferry works with our Compensation Committee to review the composition of our compensation peer group, analyze the compensation programs of such peer group, and conduct compensation benchmarking for our named executive officers relative to our peer group and general survey data. For 2022, we worked with Korn Ferry and management to update our peer group. We reviewed potential peer group companies based on the following factors:
revenue criteria 0.25x to 4x	fintech companies	consumer financial products	significant brand presence
Based on such considerations, we determined that the following companies were appropriate for purposes of benchmarking evaluating the competitiveness and reasonableness of our 2022 executive officer compensation program.
Ally Financial Inc. Block, Inc. (fka Square, Inc.) Capital One Financial Corporation Carvana Co. Discover Financial Services eBay Inc.	Expedia Group, Inc. Fidelity National Information Services, Inc. Fiserv, Inc. Interactive Brokers Group, Inc.	Intuit Inc. Mastercard Incorporated OpenDoor Technologies Inc. PayPal Holdings, Inc. PennyMac Financial Services, Inc.	The Charles Schwab Corporation The Progressive Corporation The Western Union Company Visa Inc. Zillow Group, Inc.
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The changes to the peer group from 2021 to 2022 were made to align closer to our revenue base, to add new publicly traded companies and to remove companies that were no longer publicly traded. The new companies added to our 2022 peer group are noted in bold. The following companies were removed from our 2021 peer group: ANGI Homeservices Inc., CoreLogic, Inc., Frontdoor, Inc. and LendingTree, Inc.
Our Compensation Committee intends to review and update the peer group periodically. Our Compensation Committee reconsidered our peer group in December 2022, and determined to continue using the peer group above to evaluate the competitiveness and reasonableness of our named executive officer compensation program for 2023.
ROBUST STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS
In March 2021, we adopted stock ownership guidelines to further future alignment of the long-term interests of our executive officers and Non-Affiliated Directors with those of our stockholders. Our stock ownership guidelines generally require that the CEO own shares of our common stock having an aggregate value equal to at least six times the CEO’s annual base salary and each of our other named executive officers own shares of our common stock having an aggregate value equal to at least three times his or her annual base salary.
Shares that count for purposes of ownership under the stock ownership guidelines include vested shares or units. Generally, each officer will have five years from the date he or she becomes subject to the guidelines to achieve compliance.
Timing and Pricing of Equity Awards
Our Compensation Committee does not coordinate the timing of equity grants with the release of material non-public information. Our Compensation Committee generally grants equity awards for executive officers on an annual basis in the first quarter of the year based upon a pre-determined schedule approximately a year in advance, and for new hires on an ad hoc basis around the hire date.
Prohibition on Hedging and Pledging
We prohibit or provide guidelines and limitations on our officers, directors and team members from engaging in certain securities transactions with respect to our securities. See “Board Matters – Insider Trading Policy –  Addressing Pledging And Hedging Guidance” for discussion related to our Pledging and Hedging Guidance.
Clawback Guideline
Our Clawback Guideline allows the Company to seek recovery from executive officers if the Company must prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under securities law as a result of any erroneously awarded incentive-based compensation. See “Board Matters – Oversight By Our Board Of Directors” for further discussion related to our Clawback Guideline.
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PRELIMINARY 2023 COMPENSATION MATTERS
In December 2022, our Compensation Committee approved base salaries and target bonuses as a percentage of base salary for our named executive officers for 2023. Our Compensation Committee determined to maintain base salaries and target bonuses for Jay and Bob and, effective January 1, 2023, to increase Brian’s and Tina’s base salaries to $500,000 and $450,000, respectively, and to increase Brian’s target bonus to 75%, effective January 1, 2023, in connection with Brian’s and Tina’s recent promotions.
Our Compensation Committee also confirmed its intent to have long-term equity be a material component of future compensation. Our Compensation Committee recommended and, in March 2023, our Board approved the award of RSUs to each of our named executive officers that vest in equal installments on each of the first three anniversaries of the grant date. The grant values for the 2023 awards of $3,000,000 for Bob, $2,250,000 for Brian and $1,750,000 for Tina were determined based on benchmarking long-term equity incentive awards between the 25th and 50th percentiles of our peer group. For Bob, such amount is equal to the grant value he received in 2022. Due to Jay’s announced retirement, he did not receive a 2023 award.
In February 2023, our Compensation Committee approved a base salary for Bill as our interim Chief Executive Officer in the amount of $600,000, effective June 1, 2023. Bill also will be eligible for a target bonus of 100% of his base salary for 2023. In addition, Bill received a grant of RSUs with a grant value of $6,000,000 on March 3, 2023, which will vest in equal installments on each of the first three anniversaries of the date of the grant. Bill entered into an employment agreement and indemnification agreement with the Company, each substantially in the form used with other Company executives.
Our Compensation Committee intends to periodically re-evaluate the design of its equity awards after the Company has additional experience as a public company in setting strategic financial and operating metrics for incentive purposes, adapting to the volatility of stock price performance and evaluating the perspective of key long-term stockholders.
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TAX CONSIDERATIONS
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain covered employees, including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). Even if Section 162(m) of the Code were to apply to compensation paid to our named executive officers, our Board believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose team members and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our team members and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
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COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the CD&A in this proxy statement with management. Based on such review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and the proxy statement for the 2023 annual meeting of stockholders.
Compensation Committee
Dan Gilbert
Matthew Rizik, Chair
Nancy Tellem
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, our Compensation Committee consisted of Dan Gilbert, Matthew Rizik (Chair) and Nancy Tellem. No member of our Compensation Committee during 2022 is or was an officer or employee of the Company during 2022.
Dan, Bill, Matthew and Jay have served, and Dan, Bill and Matthew are currently serving, in various director, executive and employment roles for RHI and certain of its affiliates. See “Board Matters – Director Background And Qualifications” and “Executive Officers” for additional biographical information.
Dan and RHI, our principal stockholder that is controlled by Dan, hold all of our issued and outstanding Class D common stock and control 79% of the combined voting power of our common stock as of the record date. Accordingly, RHI and Dan Gilbert control our business, policies and affairs and can control any action requiring the general approval of our stockholders.
Dan, Bill and Matthew are not independent directors, and Jay was not an independent director, as such term is defined by the applicable rules and regulations of the NYSE and do not qualify as independent in accordance with the additional independence rules established by the SEC and the NYSE for our Compensation Committee. As a controlled company, we are not required to establish a compensation committee composed entirely of independent directors.
See “Certain Relationships and Related Person Transactions” for more information on the transactions and relationships between the Company, Dan and the RHI Affiliated Entities.
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NAMED EXECUTIVE OFFICER COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2022, 2021 AND 2020
The following table shows the compensation earned by our named executive officers for the years ended December 31, 2022, 2021 and 2020 for services to our business, as reflected in our audited financial statements. Equity award amounts are based on grant date fair values and do not represent the actual value that will be received by each individual from the awards.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Jay Farner Chief Executive Officer	2022	800,000	—	8,656,917	—	11,957	9,468,874
	2021	800,000	800,000	—	—	3,475	1,603,475
	2020	712,500	30,538,378	15,300,000	5,100,000	76,288	51,727,166
Bob Walters President And Chief Operating Officer	2022	500,000	2,800	3,246,336	—	10,890	3,760,026
	2021	500,000	500,000	—	—	32,324	1,032,324
	2020	357,083	750,000	6,750,000	2,249,998	32,515	10,139,596
Brian Brown Chief Financial Officer and Treasurer	2022	325,000	466,500	3,044,233	—	5,998	3,841,731
Tina V. John General Counsel And Secretary	2022	261,995	45,000	—	—	2,626	309,621
Julie Booth Former Chief Financial Officer And Treasurer	2022	448,493	—	2,164,233	—	8,815	2,621,541
	2021	500,000	375,000	—	—	3,558	878,558
	2020	412,500	750,000	5,625,000	1,874,999	3,099	8,665,598
Angelo Vitale Former General Counsel And Secretary	2022	363,699	—	1,623,168	—	7,680	1,994,546
	2021	450,000	225,000	—	—	3,954	678,954
	2020	375,000	450,000	3,375,000	1,124,999	3,850	5,328,849

(1)
No discretionary cash bonuses were paid for 2022 in connection with service as a named executive officer. For Bob, the amount represents a one-time cash bonus and gift basket received in recognition of his 25th anniversary with the Company. This award was made as part of our employee recognition program for all employees where anniversary awards are provided based on significant milestones. For Brian and Tina, the amounts represent bonuses earned in connection with their service prior to their 2022 promotions, prorated for the time spent in such prior roles in 2022. For Brian, the amount reported also includes a one-time cash bonus of $325,000 in connection with his promotion.

(2)
The dollar values shown reflect the grant date fair value of RSU awards granted under our 2020 Omnibus Incentive Plan in accordance with ASC Topic 718. The grant date fair value is calculated as of the closing price of our Class A common stock as quoted on NYSE on the grant date (plus $1.01 per share for the special dividend effective shortly following the grant date) multiplied by the number of shares subject to the award. For Brian, the dollar value also includes the incremental fair value recognized as accounting expense by the Company in its consolidated financial statements under ASC 718 in connection with the January 2022 amendment to the 2019 RHI RSUs (the “January 2022 Amendment”), which equaled $880,000 and was calculated based on the settlement value less the initial grant date value.

(3)
The amounts reported in this column for all named executive officers for 2022 include Company matching contributions to 401(k) plan accounts and other personal benefits.

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GRANTS OF PLAN-BASED AWARDS IN 2022
The following table provides information about equity awards granted to our named executive officers in 2022. All equity awards were made under the 2020 Omnibus Incentive Plan.
Name	Grant Date	Board Approval Date	All Other Stock Awards: Number Of Shares Of Stock Or Units (#)	Grant Date Fair Value Of Stock Awards ($)(4)
Jay Farner	3/7/2022(1)	3/7/2022	650,407	8,656,917
Bob Walters	3/7/2022(1)	3/7/2022	243,902	3,246,336
Brian Brown	1/10/2022(2)	(2)	—	880,000
	3/7/2022(1)	3/7/2022	162,602	2,164,233
	8/12/2022(3)	8/12/2022	173,489	—
Tina V. John	—	—	—	—
Julie Booth	3/7/2022(1)	3/7/2022	162,602	2,164,233
Angelo Vitale	3/7/2022(1)	3/7/2022	121,951	1,623,168

(1)
Represents grants of RSUs that vest in equal installments on each of the first three anniversaries of the grant date.

(2)
Represents the incremental fair value recognized as accounting expense by the Company in 2022 in the Company’s consolidated financial statements under ASC 718 in connection with the January 2022 Amendment to allow for cash settlement of the portion of RHI RSUs that vested in October 2021 but were not previously settled. The January 2022 Amendment was approved by the Board of Directors of RHI.

(3)
This RSU award vests in two equal installments on each of October 31, 2022 and October 31, 2023. The RSUs were granted in exchange for the cancellation of the 2019 RHI RSUs that would have vested on such dates. The Company recorded no additional compensation expense in connection with the cancellation and issuance in accordance with ASC 718.

(4)
The grant date fair value per share was $12.30 on March 7, 2022 (the closing price per share of the Company’s Class A common stock on the NYSE on such dates), plus $1.01 per share for the special dividend effective shortly following the grant date.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
PRE-IPO NEO COMPENSATION PROGRAM
As a newly formed company immediately prior to our IPO on August 10, 2020, we did not have executive officers for prior periods. Rather, our named executive officers were officers of our parent, RHI and/or Rocket Mortgage, one of our key operating subsidiaries, until they were appointed as officers of the Company in March 2020. Prior to our IPO in 2020, our named executive officers performed roles for both our business and other RHI entities and affiliates. Accordingly, the 2020 compensation reported in the Summary Compensation Table represented the compensation for services by our named executive officers to our business, as reflected in our audited financial statements.
EMPLOYMENT AGREEMENTS
In connection with our IPO in 2020, Jay, Julie, Brian and Angelo entered into employment agreements with Holdings, and Bob entered into an employment agreement with Rocket Mortgage. In each case, these agreements were effective as of the Effective Date of our IPO.
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In connection with their promotions in 2022, Brian entered into an amendment to his employment agreement with Holdings to reflect his appointment as Chief Financial Officer and Treasurer effective November 15, 2022, and Tina entered into an employment agreement with Holdings effective October 3, 2022.
Pursuant to each employment agreement, such named executive officers are paid an annual base salary and are eligible to receive an annual bonus based on the satisfaction of business objectives and/or other criteria as determined in the sole discretion of our Compensation Committee. The employment agreements also include post-termination restrictive covenant provisions, including perpetual non-disclosure of confidential information, non-competition for 18 months, non-solicitation of employees’ customers, clients and vendors for 18 months and perpetual non-disparagement covenants.
In the fourth quarter of 2022, Julie and Angelo entered into amendments to their employment agreements with Holdings reflecting their strategic advisor and of counsel roles, new base salaries of $100,000 per year and eligibility to participate in the Company’s discretionary Drive bonus program.
See “– Potential Payments Upon Termination of Employment or Change in Control of the Company” for a description of the potential payments and benefits payable to our named executive officers following a termination under their employment agreements and otherwise.
ANNUAL DISCRETIONARY CASH BONUSES
For the annual discretionary cash bonus, there were no pre-set performance goals that were required to be satisfied. Therefore, such amounts are included in the Bonus column of the Summary Compensation Table.
For 2022, there were no annual discretionary bonuses that were earned in connection with service as an executive officer. The milestone payment and gift for Bob was paid in January 2022. Brian and Tina earned discretionary Drive bonuses in connection with their service prior to their 2022 promotions, prorated for the time spent in such prior roles in 2022; such bonuses were paid in February 2023. The one-time promotion bonus for Brian was paid in October 2022.
For 2021, the amounts reported in the Bonus column represent annual discretionary cash bonuses for such year, paid in the first quarter of 2022.
For 2020, the amounts reported in the Bonus column represent annual discretionary cash bonuses for such year, paid in the first quarter of 2021. In addition, for Jay Farner, the Bonus column also includes $28,938,378, reflecting cash payments in the first half of 2020 (before our IPO) equal to withholding taxes payable by him in connection with the vesting and settlement of the final tranches of a 2017 RSU award from RHI (the Company’s principal stockholder), which payment RHI had agreed to make in 2017. The tax withholding payment is reported in the Summary Compensation Table because such payment is compensation for services to our business, as reflected in our audited financial statements. No further payments are due under this agreement.
EQUITY AWARDS
For 2022, the amounts reported in the Stock Awards column reflect the grant date fair value of RSU awards granted on March 7, 2022 under our 2020 Omnibus Incentive Plan. The RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date. All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
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In January 2022, Brian’s 2019 RHI RSUs were amended to allow for cash settlement of the portion of such RHI RSUs that vested on October 31, 2021 but were not previously settled, in an amount equal to the fair market value as of the vesting date of such RHI RSUs. Brian received a cash payment of $1,340,000 (less applicable withholding taxes) in connection with such cash settlement. For Brian, the amount reported in the Stock Awards column for 2022 includes the incremental fair value recognized as accounting expense by the Company in 2022 in connection with this award modification. The January 2022 Amendment was approved by the Board of Directors of RHI.
For 2020, the amounts reported in the Stock Awards and Option Awards columns reflect the grant date fair value of RSU awards and option awards granted on August 5, 2020, the effective date of the registration statement for our IPO, under our 2020 Omnibus Incentive Plan. With respect to such IPO equity awards, the RSUs vest in three equal installments on each of the first three anniversaries of the grant date, and the stock options vest as to 33.33% on the first anniversary of the grant date and monthly thereafter over the next 24 months, subject in all cases to continued employment on the applicable vesting date.
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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table provides information about the outstanding Company equity awards held by our named executive officers as of December 31, 2022.
		Option Awards				Stock Awards
Name	Grant Date	Number Of Securities Underlying Unexercised Options Exercisable (#)	Number Of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(4)
Jay Farner	3/7/2022(2)	—	—	—	—	650,407	5,209,760
	8/5/2020(1)	814,511	232,717	18.00	8/5/2030	—	—
	8/5/2020(2)	—	—	—	—	283,333	2,583,997
Bob Walters	3/7/2022(2)	—	—	—	—	243,902	1,953,655
	8/5/2020(1)	359,343	102,669	18.00	8/5/2030	—	—
	8/5/2020(2)	—	—	—	—	125,000	1,140,000
Brian Brown	8/12/2022(3)	—	—	—	—	86,745	607,215
	3/7/2022(2)	—	—	—	—	162,602	1,302,442
	8/5/2020(1)	71,868	20,534	18.00	8/5/2030	—	—
	8/5/2020(2)	—	—	—	—	25,000	228,000
Tina V. John	12/17/2020(2)	—	—	—	—	3,704	33,780
Julie Booth(5)	3/7/2022(2)	—	—	—	—	162,602	1,302,442
	8/5/2020(1)	299,452	85,558	18.00	8/5/2030	—	—
	8/5/2020(2)	—	—	—	—	104,167	950,003
Angelo Vitale(5)	3/7/2022(2)	—	—	—	—	121,951	976,828
	8/5/2020(1)	179,671	51,335	18.00	8/5/2030	—	—
	8/5/2020(2)	—	—	—	—	62,500	570,000

(1)
Each of these stock option awards vests as to 33.33% on the first anniversary of the grant date and monthly thereafter over the next 24 months.

(2)
Each of these RSU awards vests in three equal installments on each of the first three anniversaries of the grant date.

(3)
This RSU award vests in two equal installments on each of October 31, 2022 and October 31, 2023. The RSUs were granted in exchange for the cancellation of the 2019 RHI RSUs that would have vested on such dates.

(4)
Represents the sum of (a) the product of (i) $7.00 (which was the closing price of the Company’s Class A common stock on the NYSE on December 30, 2022, the last trading day of 2022) and (ii) the number of shares of Class A common stock underlying the RSUs, and (b) the cash dividend equivalents related to such RSUs. As of December 31, 2022, the named executive officers had earned dividend equivalents on outstanding unvested RSUs in the following amounts: Jay, $1,257,577; Bob, $511,341; Brian, $217,228; Tina, $7,852; Julie, $385,062; and Angelo, $255,671.

(5)
Outstanding equity awards held by Julie and Angelo continue to vest as long as such officer remains employed by the Company or one of its subsidiaries.

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OPTION EXERCISES AND STOCK VESTED IN 2022
The following table sets forth information regarding the value realized by each of our named executive officers on the vesting of stock awards in 2022. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes. In 2022, no stock options were exercised by our named executive officers.
Name	Number Of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Jay Farner	283,334	3,419,841
Bob Walters	125,000	1,508,750
Brian Brown	111,744	900,284
Tina V. John	3,703	44,695
Julie Booth	104,166	1,257,284
Angelo Vitale	62,500	754,375

(1)
Based on the number of RSUs vested multiplied by the closing price of the Company’s Class A common stock on the NYSE on the vesting date, plus the amount of dividend equivalent rights attached to the RSUs (which were payable in cash at the time the vested RSUs were settled).

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL OF THE COMPANY
EQUITY AWARDS
The award agreements for the RSU and option awards granted in connection with our IPO and the award agreements for the RSU awards granted in 2022 provide that in the event of a Change in Control, the awards will, to the extent unvested, become immediately vested and settled or exercisable, respectively, if either (a) the officer’s employment is terminated by the Company without Cause or by the officer for Good Reason within 18 months following the effective date of the Change in Control or (b) if the RSU or option awards are not continued, assumed or substituted. The award agreements also include restrictive covenants (non-competition and non-solicitation) and confidentiality protections for specified periods, and the awards will be immediately forfeited if any such provision is violated. The August 2022 RSU award agreements also provide that in the event of a Change in Control of RHI (as defined in the Rock Holdings Inc. 2015 Equity Compensation Plan), the awards will, to the extent unvested, become immediately vested and settled.
In December 2020, upon recommendation of our Compensation Committee, our Board determined to modify the equity awards granted in connection with our IPO, including the awards to our named executive officers, to provide for immediate vesting of the unvested portion of the RSU or stock option award at the time of termination of employment due to death or disability, with the stock option award remaining exercisable until the earlier of one year following such termination and the expiration date of the stock option. The RSUs granted in 2022 also provide for immediate vesting of the unvested portion of the RSU at the time of termination of employment due to death or disability.
All RSUs are credited with dividend equivalent rights that are accrued and paid in cash at settlement following the vesting date. To the extent the RSUs vest, the cash amount paid is equal to the dividends declared per share of our Class A common stock over the vesting period, multiplied by the number of vested RSUs. No dividends are paid on unvested RSUs.
Cause means:
•
The officer’s conviction of, or entry of a plea of no contest to a felony;

•
The officer’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform his or her duties;

•
The officer’s material breach of a material provision of an employment agreement or offer letter or any non-competition, non-disclosure or non-solicitation agreement;

•
The officer’s material violation of the Company’s material written policies;

•
The officer’s fraud or misappropriation, embezzlement or material misuse of the Company’s funds or property; or

•
Willful or reckless misconduct in respect of the officer’s obligations to the Company or its affiliates or other acts of misconduct by the officer occurring during the course of the officer’s employment or service that results in or could reasonably be expected to result in material damage to the Company’s property, business or reputation.

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Good Reason means, absent the officer’s written consent:
•
A material diminution in the officer’s authority, duties or responsibilities;

•
A material diminution in the officer’s base salary other than a general reduction in base salary that affects all similarly situated team members; or

•
A relocation of the officer’s principal place of employment by more than 50 miles from the officer’s current principal place of employment, unless the new principal place of employment is closer to the officer’s home address or the position is virtual.

Change in Control means the first to occur of any of the following events:
•
The acquisition by any person or group, or persons acting jointly or in concert, of beneficial ownership of 50% or more of the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), excluding any acquisition by the Company or any of its affiliates, Permitted Holders (as defined below) or any of their respective affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates;

•
A change in the composition of our Board such that members of our Board during any consecutive 24‑month period (including any person becoming a director through election or nomination approved by such incumbent directors, but excluding any individual becoming a director as a result of an election contest, or as a result of a solicitation of proxies by or on behalf of any person other than our Board) cease to constitute a majority of our Board;

•
The approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and

•
The consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company, or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company or Permitted Holders, unless immediately following such business combination or sale:

(A)
The Outstanding Company Voting Securities that were outstanding immediately prior to such business combination or sale (or Shares into which the Outstanding Company Voting Securities were converted) represent more than 50% of the total voting power of the entity resulting from such business combination or the acquiring entity in such sale (in either case, the “Surviving Company”), or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of our board of directors of the Surviving Company (the “Parent Company”), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to such business combination or sale; and

(B)
No person (other than RHI, Permitted Holders or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company).

Permitted Holders means each of:
•
Dan Gilbert, his spouse, children, lineal descendants or the estates, heirs, executors, personal representatives, successors or administrators, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any such Gilbert family member, or any trustee, protector or similar person of such trust or non-profit entity or any person controlling, controlled by or under common control with any such person;

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•
Jay Farner, his children, lineal descendants or heirs, or any trust established for the benefit of (or any charitable trust or non-profit entity established by) any such Farner family member, or any trustee, protector or similar person of such trust or non-profit entity or any person controlling, controlled by or under common control with any such person;

•
RHI and any of its subsidiaries;

•
Any person who is acting solely as an underwriter in connection with a public or private offering of equity interests of the Company or any of its direct or indirect parent companies, acting in such capacity; and

•
Any group the members of which include any of the Permitted Holders specified in clauses (i), (ii) and (iii) that hold or acquire beneficial ownership of the voting stock of the Company so long as (1) each member has voting rights proportional to the percentage of ownership interests held or acquired by such member (or more favorable voting rights, in the case of any Permitted Holders specified in clauses (i), (ii) and (iii)) and (2) no person or other group beneficially owns more than 50% on a fully diluted basis of the voting stock held by the Permitted Holder group.

EMPLOYMENT AGREEMENTS
In connection with our IPO in 2020, Jay, Julie, Brian and Angelo entered into employment agreements with Holdings, and Bob entered into an employment agreement with Rocket Mortgage. In each case, these agreements were effective as of the Effective Date of our IPO. In connection with their promotions in 2022, Brian entered into an amendment to his employment agreement with Holdings to reflect his appointment as Chief Financial Officer and Treasurer effective as of November 15, 2022, and Tina entered into an employment agreement with Holdings effective October 3, 2022. In the fourth quarter of 2022, Julie and Angelo entered into amendments to their employment agreements with Holdings reflecting their strategic advisor and of counsel roles. Other than as set forth below, such employment agreements do not include severance or change in control benefits.
Tina’s employment agreement provides for a severance payment equal to 75% of the sum of her base salary and target bonus, subject to signing a general release of claims, in the event of her termination without Cause, elimination of her role or her resignation for Good Reason, in each case, within 18 months following a Change in Control or a take-private transaction that results in our Class A common stock no longer being publicly traded.
Under Angelo’s employment agreement, as amended in 2022, if he remains employed until January 1, 2023, he will be entitled to a lump sum separation payments equal to $17,500 per completed calendar month that he provides services to the Company from October 3, 2022 to September 30, 2023 (with such amount not to exceed a total of $210,000 before taxes).
CHANGE OF CONTROL AND SEVERANCE PAYMENTS TABLE
The following table estimates the total value of unvested equity awards held by our named executive officers that will be accelerated upon the following events, in each case, assuming such events occur on December 31, 2022:
•
Termination of employment due to death or disability; or

•
A Change in Control in which the RSU and option awards are not continued, assumed or substituted, or a Change in Control within 18 months of termination of the officer’s employment by the Company without Cause or by the officer for Good Reason.

These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. For purposes of the table, we calculated the intrinsic value of acceleration of the vesting of equity awards as follows:
•
For RSUs, the number of RSUs accelerated multiplied by the closing price of the Class A common stock on the NYSE on December 30, 2022 ($7.00); and

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•
For stock options, the number of stock options accelerated multiplied by the difference between (A) the closing price of the Class A common stock on the NYSE on December 30, 2022, the last trading day of 2022 ($7.00), and (B) the exercise price. Since the exercise price of all outstanding options for named executive officers ($18.00) was greater than the closing price of the Class A common stock on the NYSE on December 30, 2022, the last trading day of 2022 ($7.00), the options are reported at zero value for purposes of the table below.

The value of the RSUs also include the dividend equivalent rights that are settled in cash upon the vesting and settlement of the RSUs.
Name	Termination Due To Death Or Disability ($)	Change In Control And Termination (For Good Reason Or Without Cause) ($)
Jay Farner	7,793,757	7,793,757
Bob Walters	3,093,655	3,093,655
Brian Brown	2,137,657	2,137,657
Tina V. John	33,780	33,780
Julie Booth	2,252,445	2,252,445
Angelo Vitale	1,546,828	1,546,828
In addition to the amounts noted above, Tina would have received an additional severance payment of $393,750, representing 75% of the sum of her base salary and target bonus, in the event of the following terminations as of December 31, 2022: her termination without Cause, elimination of her role or her resignation for Good Reason, in each case, within 18 months following a Change in Control or a take-private transaction that results in our Class A common stock no longer being publicly traded.
The lump sum severance benefit in Angelo’s employment agreement was no longer applicable as of December 31, 2022.
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PAY VERSUS PERFORMANCE
The following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company is required by Item 402(v) of Regulation S-K. The disclosure in this “Pay Versus Performance” section does not reflect our Compensation Committee’s process for compensation setting and should be read in connection with the “Compensation Discussion And Analysis” section of this proxy statement, which contains important information regarding our compensation philosophy, objectives and design, compensation-setting process and named executive officer compensation program components. The SEC-defined CAP data set forth in the table below also does not reflect amounts actually realized by our named executive officers, and our Compensation Committee has not used or considered CAP previously in establishing the named executive officer compensation program. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to forfeiture conditions and possible future declines in value based on changes in our stock price during the vesting period. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, will not be determined until the awards fully vest.
PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total For PEO ($)(1)	Compensation Actually Paid To PEO ($)(2)	Average Summary Compensation Table Total For Non-PEO Neos ($)(3)	Average Compensation Actually Paid To Non-PEO Neos ($)(4)	Value Of Initial Fixed $100 Investment Based On:		Net Income (Millions) ($)(7)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2022	9,468,874	2,137,238	2,505,493	684,916	37	72	700
2021	1,603,475	(5,046,699)	863,279	(1,418,642)	68	139	6,100
2020	51,727,166	56,595,857	8,044,681	9,715,309	94	120	9,400

(1)
The amounts reported in this column represent the amounts reported in the “Total” column of the Summary Compensation Table for Jay for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2022, 2021 and 2020”.

(2)
The amounts reported in this column represent CAP for Jay for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to Jay during any applicable year. To determine CAP, the adjustments below were made to Jay’s total compensation. Defined benefit and actuarial pension plan adjustments were not relevant for any applicable year.

Year	Reported Summary Compensation Table Total For PEO ($)	Reported Value Of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid To PEO ($)
2022	9,468,874	(8,656,917)	1,325,281	2,137,238
2021	1,603,475	—	(6,650,174)	(5,046,699)
2020	51,727,166	(20,400,000)	25,268,691	56,595,857

(a)
The amounts reported in this column represent the grant date fair value of all equity awards granted in the applicable year, which is the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for such year. No equity awards were granted to Jay in 2021.

(b)
The amounts reported in this column represent the equity award adjustments required by Item 402(v) of Regulation S-K, which include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted in the applicable year and vest in the same year, the fair value

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as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value from the end of the prior year to the vesting date; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair values of RSUs included in the CAP for our PEO and the Average CAP for our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for 2022. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates.
Accordingly, the amounts deducted or added in calculating the equity award adjustments for Jay are as follows:
Year	Year End Fair Value Of Equity Awards Granted In The Year ($)	Year Over Year Change In Fair Value Of Outstanding And Unvested Equity Awards ($)	Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year ($)	Year Over Year Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year ($)	Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year ($)	Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	5,209,760	(2,381,129)	—	(1,503,350)	—	—	1,325,281
2021	—	(5,224,369)	—	(1,425,805)	—	—	(6,650,174)
2020	25,268,691	—	—	—	—	—	25,268,691

(3)
The amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers as a group (excluding Jay) in the “Total” column of the Summary Compensation Table in each applicable year. Our named executive officers (excluding Jay) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Bob Walters, Brian Brown, Tina V. John, Julie Booth and Angelo Vitale; and (ii) for 2021 and 2020, Bob, Julie and Angelo.

(4)
The dollar amounts reported in this column represent the average CAP for the named executive officers as a group (excluding Jay), for each corresponding year computed as required by Item 402(v) of Regulation S-K. The reported amounts do not reflect the actual compensation earned by or paid to the named executive officers as a group (excluding Jay) during any applicable year. To determine CAP, the adjustments below were made to the average total compensation for the named executive officers as a group (excluding Jay), using the same methodology described above in Note 2. Defined benefit and actuarial pension plan adjustments were not relevant for any applicable year, and no equity awards were granted to our named executive officers in 2021.

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)
2022	2,505,493	(1,839,594)	19,017	684,916
2021	863,279	—	(2,281,921)	(1,418,642)
2020	8,044,681	(6,999,999)	8,670,627	9,715,309
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(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value Of Equity Awards Granted In The Year ($)	Year Over Year Average Change In Fair Value Of Outstanding And Unvested Equity Awards ($)	Average Fair Value As Of Vesting Date Of Equity Awards Granted And Vested In The Year ($)	Year Over Year Average Change In Fair Value Of Equity Awards Granted In Prior Years That Vested In The Year ($)(i)	Average Fair Value At The End Of The Prior Year Of Equity Awards That Failed To Meet Vesting Conditions In The Year ($)	Average Value Of Dividends Or Other Earnings Paid On Stock Or Option Awards Not Otherwise Reflected In Fair Value Or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	1,107,073	(642,359)	—	(445,698)	—	—	19,017
2021	—	(1,792,674)	—	(489,247)	—	—	(2,281,921)
2020	8,670,627	—	—	—	—	—	8,670,627

(i)
For 2022, includes for Brian Brown, the fair value of the modified 2019 RHI RSU at the date of modification less the fair value of the original 2019 RHI RSU on December 31, 2021.

(5)
The cumulative TSR depicts a hypothetical $100 investment in our common stock. The amounts reported in this column represent the Company’s cumulative TSR, which is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period by the Company’s share price at the beginning of the measurement period (the closing price as of initial post-IPO trading date).

(6)
The cumulative TSR depicts a hypothetical $100 investment in our common stock. For 2020 and 2021, the Company utilized the Dow Jones U.S. Mortgage Finance Index (DJSUMF), and the dollar value in this column for such years reflect the TSR for such index. For 2022, the Company utilized a selected peer group for purposes of its TSR benchmarking (the “PVP Peer Group”). The PVP Peer Group TSR for 2020 and 2021 was $177.44 and $63.89, respectively. We changed the presentation of our performance graph from the DJSUMF to our selected peer group because we believe that the companies included in our selected peer group are more comparable to us by industry, size and market capitalization, and we intend to continue to utilize a selected peer group on a go-forward basis. Our PVP Peer Group is comprised of PennyMac Financial Services Inc, Rithm Capital Corp, Mr Cooper Group Inc, Anywhere Real Estate Inc., Zillow Group Inc Class C, Redfin Corp, Stewart Information Services Corp, SoFi Technologies Inc, Guild Holdings Company, Compass, Inc. loanDepot, Inc., UWM Holdings Corporation, Home Point Capital Inc., and Blend Labs, Inc. Certain companies were not publicly traded companies at inception date, and these companies were added and reweighted to the peer group to the most recent quarter subsequent to their respective IPO dates.

(7)
The amounts reported in this column represent net income reflected in the Company’s audited financial statements for the applicable year.

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NO FINANCIAL PERFORMANCE MEASURES
As described in more detail under “Compensation Discussion And Analysis,” the Company’s executive compensation program consists of base salary, an annual discretionary cash bonus, equity-linked compensation that vests based on continued service and broad-based team member health and welfare programs and retirement benefits. The Company did not use any financial performance measures as part of its cash bonus program or equity awards for 2022 since the 2022 cash bonus program was fully discretionary and the equity awards granted to our named executive officers in 2022 were comprised entirely of time-based RSUs.
In setting compensation for each of our named executive officers, our Compensation Committee considers such officer’s annual performance (assessed by our Compensation Committee for Jay and presented by Jay to our Compensation Committee for our other named executive officers), which takes into account overall Company performance. Also, annual cash bonuses are earned and paid in the discretion of our Compensation Committee following an evaluation of Company and individual performance for the year.
While such assessments consider overall Company financial performance for the year, the Company does not use or consider any specific financial performance measure to link executive CAP to Company performance and, therefore, has not disclosed a Company-Selected Measure in the Pay Versus Performance Table above, presented the relationship of such Company-Selected Measure to CAP or presented a tabular list of the most important of such financial performance measures, in each case, as permitted by Item 402(v) of Regulation S-K.
ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
Our Compensation Committee believes that our named executive officer compensation program is designed to give equity stakes, motivate our named executive officers to achieve or exceed discretionary objectives and reward them for their achievements when those objectives are met through the use of a discretionary cash bonus program and equity awards. Our Compensation Committee has not used or considered CAP previously in establishing the named executive officer compensation program. The Company is providing the following graphs of the relationships between the information presented in the Pay Versus Performance Table in accordance with Item 402(v) of Regulation S-K. CAP for our PEO and other named executive officers were significantly impacted by our equity grant practices to such persons – in 2020, there were significant IPO-related equity awards; in 2021, there were no equity awards; and in 2022, there were our initial annual equity awards.
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CAP and Cumulative TSR
The CAP for our PEO and the average CAP for the other named executive officers as a group for 2020, 2021 and 2022 is presented in comparison to our cumulative TSR for such years in the table below.

COMPENSATION ACTUALLY PAID (CAP) VS. TOTAL SHAREHOLDER RETURN (TSR)
COMPENSATION ACTUALLY PAID
$57,000,000
$50,000,000
$43,000,000
$36,000,000
$29,000,000
$22,000,000
$15,000,000
$8,000,000
$1,000,000
-$6,000,000
TOTAL SHAREHOLDER RETURN
$100
$75
$50
$25
$-
$(25)
2020
2021
2022
PEO
AVG. OF NON-PEO NEOs
RKT TSR

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CAP and Net Income
The CAP for our PEO and the average CAP for the other named executive officers as a group for 2020, 2021 and 2022 is presented in comparison to our net income for such years in the table below.

COMPENSATION ACTUALLY PAID (CAP) VS. NET INCOME
COMPENSATION ACTUALLY PAID
$57,000,000
$50,000,000
$43,000,000
$36,000,000
$29,000,000
$22,000,000
$15,000,000
$8,000,000
$1,000,000
-$6,000,000
NET INCOME (MILLIONS)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
2020
2021
2022
PEO
AVG. OF NON-PEO NEOs
NET INCOME (MILLIONS)

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Cumulative TSR of the Company and Cumulative TSR of the Peer Groups
The following graph shows the relationship of the Company’s cumulative TSR compared to the PVP Peer Group. The DJUSMF Index was utilized as a peer group prior to 2022 and is included here for reference purposes as required.

TOTAL SHAREHOLDER RETURN (TSR)
TOTAL SHAREHOLDER RETURN
$200
$175
$150
$125
$100
$75
$50
$25
$0
8/6/20
12/31/20
12/31/21
12/31/22
RKT
PEER GROUP
DJUSMF INDEX

This Pay Versus Performance section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.
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CEO PAY RATIO
We are required to calculate and disclose the annual total compensation paid to our median employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO pay ratio.
PAY RATIO
After applying the methodology described below, we concluded that our median employee in 2022 worked in sales at Rock Connections with 2022 annual total compensation of $86,476. The median employee’s compensation was calculated in the same manner used to calculate the CEO’s compensation for purposes of the CEO pay ratio. The CEO’s annual total compensation was $9,468,874 for 2022, as reported in the Summary Compensation Table. Based on the described methodology, our CEO to median employee pay ratio is 109:1.
This information is being provided for compliance purposes only. Neither our Compensation Committee nor management of the Company used the pay ratio in making compensation decisions for 2022. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. Our pay ratio may not be comparable to the pay ratios of other companies because the SEC rules permit a variety of methodologies, estimates, adjustments and assumptions.
MEASUREMENT DATE AND EMPLOYEE POPULATION
During 2022, there were changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Consequently, we identified a new median employee for 2022. We identified the median employee using a measurement date of December 31, 2022. As of December 31, 2022, we employed approximately 18,500 team members in the United States and Canada.
CONSISTENTLY APPLIED COMPENSATION MEASURE
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM. For 2022, we chose a CACM based on W-2 wages for employees in the United States and T-4 wages for employees in Canada. Canadian dollars were converted to U.S. dollars using an average conversion rate for 2022. For employees that worked in both the United States and Canada, we combined the W-2 and T-4 wages, where appropriate, when identifying the median employee. We did not annualize the compensation paid to partial-year employees or employees who were on an unpaid leave of absence, and we did not utilize any cost-of-living adjustments. We did not exclude any foreign team members in our calculation.
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
We have adopted a written Related Person Transaction Policy (the “RPT policy”), which addresses the review, approval, ratification and disclosure of all related person transactions by our Audit Committee (or other specified persons). In accordance with the RPT policy, our Audit Committee has overall responsibility for the implementation of, and compliance with, the RPT policy. Our Audit Committee approved updates to the RPT policy in 2021 to revise certain pre-approval categories and dollar thresholds and to conform to revised NYSE requirements.
For purposes of the RPT policy, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the RPT policy) had, has or will have a direct or indirect material interest. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship or transaction that has been disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act.
The RPT policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal team determines that such transaction is a related person transaction (and not subject to the specified pre-approved exceptions approved by our Audit Committee, as discussed below), the proposed transaction will be submitted for consideration (a) to our Audit Committee at its next meeting, (b) if not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of our Audit Committee, or (c) to a different group of independent directors as determined by our Board (each, an “RPT Approval Person”).
An RPT Approval Person may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the RPT policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into, but subsequently is), the transaction will be submitted to an RPT Approval Person so that it may determine whether to continue, modify or terminate the related person transaction.
The RPT policy also provides that our Audit Committee/an RPT Approval Person review certain previously approved or ratified related person transactions that are ongoing and have a remaining term of more than twelve months to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
The RPT policy provides that any related person transactions that do not exceed $120,000 in the aggregate in any fiscal year will be deemed pre-approved. In addition, each of the following related person transactions will be deemed pre-approved or ratified by our Audit Committee under the terms of the RPT policy, even if the aggregate amount involved will exceed $120,000, which are reported to our Audit Committee at the following meeting
•
Any transaction where the related person’s interest derives solely from his or her position as a director of another corporation or organization that is a party to the transaction;

•
Any transaction involving a related person or associated entity where the rates or charges involved are determined by competitive bids;

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•
If previously approved by our Board or a Committee, any transaction or decision that involves providing compensation or benefits to a director or executive officer of the Company or any of its subsidiaries in connection with such director’s or executive officer’s duties with the Company or its subsidiaries or the hiring, promotion or retention of any such director or executive officer;

•
Any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g. dividends, stock repurchases, rights offerings);

•
Any indemnification payments or advancement of expenses made to a related person pursuant to the Company’s certificate of incorporation, bylaws or an agreement approved by our Board;

•
Transactions involving a related person that (i) occur in the ordinary course of business, (ii) are on terms that are comparable to the terms available to an unrelated third party or to team members generally, (iii) have fees (or revenue, as applicable) for any single related person transaction that will not exceed $1,000,000 annually; and (iv) can be generally categorized into one or more of the following descriptions of services or goods:

◦
Professional services provided by Company subsidiaries to related persons, including technology services, information security services and support, human resources services, legal services, data governance and analytics, advisory services, the procurement of goods, services and materials, including vendor engagement and risk management, accounting and finance services, marketing services and telemarketing services, and associated third-party costs, deliverables fees and special event charges;

◦
Transactions involving the receipt of professional services including, consultant and advisory services, physical security services, design services and video production services;

◦
Transactions involving the receipt of technology services, including website and application development, use of technology platforms, technology training and training products, data protection services, discover analytics and data strategy services, data source support and technical support services;

◦
Transactions pertaining to advertising, marketing placement services, online contest and events sweepstakes, sponsorships and naming rights with related persons;

◦
Transactions involving the purchase of meals and catering services, event venue rental, hotel guest rooms and venue rental, purchase of branded or luxury goods for Company team members, and the procurement of goods associated with services provided to the Company;

◦
The Company may provide or facilitate elective benefits involving related persons for team members including such benefit resources as childcare, wellness centers and virtual tutoring programs;

◦
The Company may share team members between related persons as necessary to perform business operations, with the fees to be equivalent to the allocated cost of the team members involved; and

◦
Any real estate related transaction involving a related person where the transaction can be generally categorized into the following transaction types: (i) direct leases of space for operations; (ii) subleasing of the Company’s space to related persons; (iii) construction management or consulting services; (iv) procurement of parking spaces; and (v) other landlord services and fees including building utilities, HVAC, common area maintenance, maintenance fees including landlord labor and direct pass-through expenses, and other landlord service fees in coordination with existing lease agreements.

In addition to requirements under the RPT policy, the Company has internal related person transaction identification and assessment procedures to ensure appropriate monitoring and reporting of related person transactions. These procedures are managed by team members in our finance and legal departments.
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RELATED PERSON TRANSACTIONS
The following is a description of related party transactions in existence since the beginning of 2022. All of the transactions described below were approved or ratified by our Audit Committee in accordance with the RPT policy or deemed pre-approved under the terms of the RPT policy.
ROCK HOLDINGS INC.
RHI, our principal stockholder, is the controlling majority stockholder of several other businesses, including a technology services provider (Detroit Labs) and the preeminent online dictionary (Dictionary.com). Our executive officers and directors who are affiliated with RHI own common equity interests in RHI. Dan Gilbert, our founder and Chairman, is the majority stockholder of RHI and serves as the CEO and President of RHI and as the chairman of RHI’s board of directors.
Jay Farner, our Chief Executive Officer and former Vice Chairman of our Board (through February 2023), served as the Chief Executive Officer of RHI until March 27, 2023 and as a director of RHI until March 24, 2023. Dan Gilbert was appointed Chief Executive Officer of RHI on March 27, 2023. Among our other directors, Dan Gilbert, Jennifer Gilbert and Matthew Rizik continue to serve as directors of RHI and certain of our other affiliates. Bill Emerson serves as Vice Chairman of RHI, which is a strategic advisory role without authority over operations. Additionally, Matthew continues to serve as an officer of RHI and certain of its subsidiaries, including as Chief Executive Officer of Rock Ventures (appointed in February 2023).
In addition to RHI, Dan is the majority or controlling shareholder of a number of other entities with which we have historically entered into transactions and agreements, including the NBA’s Cleveland Cavaliers, the real estate investment firm Bedrock and the unicorn online startup StockX. For more information on Dan, see “Board Matters – Director Background And Qualifications.”
OPERATING AGREEMENT OF RKT HOLDINGS, LLC
In connection with the reorganization transactions, the Company, Holdings, RHI and Dan Gilbert entered into the Amended and Restated RKT Holdings Operating Agreement (the “Holdings Operating Agreement”). In accordance with the terms of the Holdings Operating Agreement, we operate our business through Holdings and its subsidiaries. Pursuant to the terms of the Holdings Operating Agreement, so long as affiliates of RHI and its related parties continue to own any Holdings Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, (i) engage in any business activity other than the management and ownership of Holdings and its subsidiaries or (ii) own any assets other than securities of Holdings and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Holdings and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Holdings.
As the sole managing member of Holdings, we have control over all of the affairs and decision making of Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Holdings and the day-to-day management of Holdings’ business. We will fund any dividends to our stockholders by causing Holdings to make distributions to its equityholders, RHI, Dan Gilbert and us, subject to the limitations imposed by our debt documents.
The holders of Holdings Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Holdings. Net profits and net losses of Holdings will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Holdings Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The
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Holdings Operating Agreement provides for cash distributions to the holders of Holdings Units for purposes of funding their tax obligations in respect of the taxable income of Holdings that is allocated to them. Under the Holdings Operating Agreement, these tax distributions will be computed based on Holdings’ estimate of the net taxable income of Holdings allocable per Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in Michigan, New York City or California (taking into account the non-deductibility of certain expenses and the character of our income). Future tax distribution calculations may be adjusted based on changes in relevant tax laws.
The Holdings Operating Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, will be concurrently invested in Holdings (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase Holdings Units from a member of Holdings (in which case such net proceeds will instead be transferred to the selling member as consideration for such purchase)) and Holdings will issue to us Holdings Units.
Similarly, except as otherwise determined by us, Holdings will not issue any additional Holdings Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Holdings will redeem, repurchase or otherwise acquire an equal number of Holdings Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Holdings will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Holdings Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Holdings Units.
Subject to certain exceptions, Holdings will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Holdings’ business or affairs or the Holdings Operating Agreement or any related document.
Holdings may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Holdings will be liquidated and the proceeds from any liquidation will be applied and distributed as follows: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves); and (b) second, to its members in proportion to their Holdings Units (after giving effect to any obligations of Holdings to make tax distributions).
EXCHANGE AGREEMENT
At the closing of our IPO, we entered into an Exchange Agreement (the “Exchange Agreement”) with RHI and Dan Gilbert, pursuant to which each of RHI and Dan Gilbert (or certain transferees thereof) has the right to exchange its or his Holdings Units (along with corresponding shares of our Class D common stock or Class C common stock),
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for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock or Class A common stock, as applicable, on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or to us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, RHI and Dan Gilbert will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer.
In the case of any such offer proposed by us, we must use our reasonable best efforts to enable and permit RHI and Dan Gilbert to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we must use our reasonable best efforts to ensure that RHI and Dan Gilbert may participate in each such offer without being required to exchange Holdings Units and corresponding shares of our Class D common stock. The Exchange Agreement further provides that RHI and Dan Gilbert are not required to participate in any such offer that would be tax-free to holders of shares of our Class A common stock without their prior consent.
The Exchange Agreement also sets forth certain information rights granted to RHI and specifies that we will not amend the provisions of our certificate of incorporation renouncing corporate opportunities without the consent of RHI for so long as RHI holds any Holdings Units.
REGISTRATION RIGHTS AGREEMENT
Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with RHI, Dan Gilbert and certain of his affiliates (each, a “Registration Party”), pursuant to which each Registration Party is entitled to demand the registration of the sale of certain or all of our Class A common stock that it beneficially owns. Among other things, under the terms of the Registration Rights Agreement:
•
If we propose to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of equity securities, we must use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•
Each Registration Party has the right, subject to certain conditions and exceptions, to request that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class A common stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Class A common stock that it beneficially owns as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act. We are required to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions and is governed by New York law.
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TAX RECEIVABLE AGREEMENT
The purchase of Holdings Units (along with corresponding shares of our Class D common stock) from RHI using the net proceeds from our IPO, future exchanges by RHI or Dan Gilbert (or its transferees or other assignees) of Holdings Units and corresponding shares of Class D common stock or Class C common stock for shares of our Class B common stock or Class A common stock, and future purchases of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) from RHI or Dan Gilbert (or its transferees or other assignees) are expected to produce favorable tax attributes for us. These tax attributes would not be available to us in the absence of those transactions. We expect both the existing and anticipated tax basis adjustments to reduce the amount of tax that we would otherwise be required to pay in the future.
We entered into a tax receivable agreement with RHI and Dan Gilbert that provides for the payment by us to RHI and Dan Gilbert (or their transferees of Holdings Units or other assignees) of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of:
•
Certain increases in our allocable share of the tax basis in Holdings’ assets resulting from (a) the purchases of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) from RHI and Dan Gilbert (or their transferees or other assignees) using the net proceeds from our IPO, or in any future offering, (b) exchanges by RHI and Dan Gilbert (or their transferees or other assignees) of Holdings Units (along with the corresponding shares of our Class D common stock or Class C common stock) for cash or shares of our Class B common stock or Class A common stock, as applicable, or (c) payments under the tax receivable agreements;

•
Tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement; and

•
Any disproportionate allocations of tax benefits to Holdings as a result of section 704(c) of the Code that relate to the reorganization transactions.

The tax receivable agreement makes certain simplifying assumptions regarding the determination of the cash savings that we realize or are deemed to realize from the covered tax attributes, which may result in payments pursuant to the tax receivable agreement in excess of those that would result if such assumptions were not made.
The actual tax benefit, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors. These factors include, among others, the timing of exchanges by or purchases from RHI and Dan Gilbert, the price of our Class A common stock at the time of the exchanges or purchases, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.
There is a possibility that under certain circumstances not all of the 90% of the applicable cash savings will be paid to the selling or exchanging holder of Holdings Units at the time described above. If we determine that such circumstances apply and all or a portion of such applicable tax savings is in doubt, we will pay to the holders of such Holdings Units the amount attributable to the portion of the applicable tax savings that we determine is not in doubt and pay the remainder at such time as we reasonably determine the actual tax savings or that the amount is no longer in doubt.
Future payments under the tax receivable agreement could be substantial. We estimate that, as a result of the amount of the increases in the tax basis in Holdings’ assets from the purchase of Holdings Units (along with the corresponding shares of our Class D common stock) in connection with the initial public offering, the over-allotment
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option (Greenshoe), and the March, 2021 paired interest exchange, assuming no material changes in the relevant tax law and that we will have sufficient taxable income to utilize all of the tax attributes covered by the tax receivable agreement when they are first available to be utilized under applicable law, we estimate that payments to RHI and Dan Gilbert under the tax receivable agreement would aggregate to approximately $685.7 million over the next 20 years and for yearly payments over that time to range between approximately $2.1 million to $53 million per year. Future payments under the tax receivable agreements in respect of subsequent purchases or exchanges of Holdings Units (along with the corresponding shares of Class D common stock or Class C common stock) would be in addition to these amounts. The payments under the tax receivable agreement are not conditioned upon RHI’s or Dan Gilbert’s continued ownership of us.
In addition, RHI and Dan Gilbert (or its transferees or other assignees) will not reimburse us for any payments previously made if any covered tax benefits are subsequently disallowed. However, any excess payments made to RHI and Dan Gilbert (or such holder’s transferees or assignees) will be netted against future payments that would otherwise be made under the tax receivable agreement with RHI and Dan Gilbert, if any, after our determination of such excess. We could make payments to RHI and Dan Gilbert under the tax receivable agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the tax receivable agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the tax receivable agreement, we will be required to make a payment to RHI and Dan Gilbert in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.50% or LIBOR plus 100 basis points, or the applicable successor benchmark should LIBOR be discontinued, which may differ from our, or a potential acquirer’s, then current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income.
In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreement may result in situations where RHI and Dan Gilbert have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial, significantly in advance of any potential actual realization of such further tax benefits, and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or purchase of Holdings Units and the corresponding Class D common stock or Class C common stock may accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before such an exchange or purchase may increase the tax liability of RHI and Dan Gilbert without giving rise to any rights to receive payments under the tax receivable agreement. Such effects may result in differences or conflicts of interest between the interests of RHI and Dan Gilbert and the interests of other stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement as a result of restrictions in our debt agreements, such payments will be deferred and will
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accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
INDEMNIFICATION AGREEMENTS
We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
TRANSACTIONS WITH RHI AND OTHER RELATED PARTIES
From time to time, we have entered into various transactions and agreements with RHI, its subsidiaries, certain other affiliates of Dan Gilbert, our founder and Chairman, and certain other affiliates of our director Jennifer Gilbert. In doing so, we have enhanced our operations by looking at, and taking advantage of, opportunities not only with third parties but also with our affiliated entities. We intend to continue taking advantage of such opportunities with RHI and other affiliates of our directors and officers in accordance with our RPT policy (see “Certain Relationships and Related Person Transactions – Policies and Procedures for Related Person Transactions”).
SERVICES PROVIDED BY THE COMPANY TO AFFILIATES
We have entered into transactions and agreements to provide certain support services to RHI, its subsidiaries and certain other affiliates of Dan Gilbert and Jennifer Gilbert, including Bedrock, StockX LLC and Cavaliers Operating Company LLC at fees that reflect the cost of services provided by us plus, in certain circumstances, a reasonable margin. These services primarily include technology services (e.g., infrastructure, platform interface, data and server support), information security services and support, human resources services (e.g., providing skilled recruiters and recruiting support, payroll and benefits administration and support), legal services (e.g., support and advice on transactional matters, employment law, and litigation), data governance and analytics, advisory services (e.g., strategic consulting, tax services and advice, and security services), the procurement of goods, services and materials, including vendor engagement and risk management (e.g., technology development and data acquisition services), accounting and finance services (e.g., providing accounting and financial reporting services), marketing services, and telemarketing services (collectively, the “Provided Services”). We intend to continue providing the Provided Services and our subsidiaries Rocket Mortgage and Rocket Central have entered into agreements for Provided Services with certain affiliates. Fees for the Provided Services amounted to $12.5 million in the year ended December 31, 2022.
We also charge the recipient of the Provided Services for all documented out of pocket third party costs and expenses we incur for such services, which in some cases are net settled against passthrough costs these related parties have charged us. In the year ended December 31, 2022, we charged $8.4 million, net, for such costs and expenses. Out of these pass through costs, a substantial majority relates to payroll and benefits payments we administered on behalf of our affiliates.
SERVICES ACQUIRED BY THE COMPANY FROM AFFILIATES
We have entered into transactions and agreements to receive certain services from certain subsidiaries of RHI and affiliates of Dan Gilbert and Jennifer Gilbert, including Rock Ventures LLC, Detroit Labs LLC, Sift LLC, Rock Security LLC, dPOP LLC, and Bedrock at fees that reflect the cost of services acquired by us plus, in certain circumstances, a reasonable margin. These services primarily include consultant services, data protection services, data source support and technical support services, physical security services, professional services to assist customers in customizing software, discovery analytics and data strategy services, business consulting, design and process improvement consulting services, and catering and event services (the “Received Services”). We intend to continue
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receiving the Received Services. In connection with the Received Services, we paid fees and out of pocket costs and expenses incurred by the service providers for such services in an amount of $65.8 million in the year ended December 31, 2022.
REAL ESTATE TRANSACTIONS
Certain of our subsidiaries, including Rocket Mortgage and RockLoans Marketplace LLC, are parties to lease agreements for certain of our offices, including our headquarters in Detroit, with various affiliates of Bedrock and other affiliates of Dan Gilbert. The lease agreements have terms ranging between one and 15 years. Under each agreement, our subsidiaries are required to pay specified rent, as well as common area maintenance fees, costs for office services (e.g. for consumed electricity) and property maintenance costs. Additionally, we paid for the renovation and expansion of certain of the properties subject to these agreements. During the year ended December 31, 2022, we made cash payments totaling $81.2 million for these properties. Upon renewal, any lease will be approved pursuant to the terms of our RPT policy (see “− Policies and Procedures for Related Person Transactions”).
In addition to the parking spaces we obtain under our lease agreements, we also acquire additional parking rights from Bedrock or through an agent of Bedrock at properties owned by Bedrock. During the year ended December 31, 2022, we made cash payments totaling $20.0 million for these additional parking rights.
We also sublease office space and data center operations to certain of our affiliates, including dPOP LLC and StockX LLC. The agreements have terms ranging from three to eleven years. Under each agreement, the relevant counterparty is required to pay us a specified amount of rent. During the year ended December 31, 2022, we charged the certain affiliates $0.6 million under these agreements, which reflect the cost of the underlying leases.
NAMING RIGHTS AGREEMENT FOR ROCKET MORTGAGE FIELD HOUSE
On July 1, 2017, we entered into an agreement with Cleveland Cavaliers Holdings, LLC and certain of its affiliates (collectively, the “Cavaliers”), to obtain the naming rights for a professional sports arena. The agreement terminates in 2034. Dan Gilbert is the majority owner of the Cavaliers. Under the terms of the agreement, the Cavaliers must place signage on and in the arena in agreed upon locations and provide for advertising spots on radio and television broadcasts as well as certain other advertising benefits. We paid the Cavaliers $9.2 million in the year ended December 31, 2022 under this agreement.
GUARANTEES
Rocket Mortgage has provided a guaranty for three rental agreements entered into by affiliates of Dan Gilbert which relate to the cafeteria, gym and daycare facilities at 1000 Woodward Avenue in Detroit. Rocket Mortgage is obligated to pay for up to 50% of the basic rental and operating expenses under each of these agreements if the tenant does not make such payments. If these guarantees were required to be paid, Rocket Mortgage may be required to fund up to $5.2 million in total for the three guarantees. We have not recorded a liability for these guarantees because we believe it is not probable that we would be required to make any payments thereunder.
Rocket Mortgage has entered into a Master Commercial Card Agreement with JPMorgan Chase Bank, N.A. (“JPM”) pursuant to which Rocket Mortgage and its affiliates may use cards issued by JPM. Rocket Mortgage is responsible as a primary obligor for all obligations of these affiliates under this agreement. At December 31, 2022, the amounts due by those affiliates under this agreement was $157,498.
CHARITABLE DONATIONS
During the year ended December 31, 2022, we paid to Rocket Community Fund an aggregate of $15.5 million pursuant to an Intercompany Services Agreement in which these funds are used to make donations to charitable entities and to make other investments in the communities in which we operate.
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LOANS FROM AFFILIATES
RHI/RM Line Of Credit. RHI and Rocket Mortgage are parties to an agreement for an uncommitted unsecured line of credit, dated June 9, 2017, as further amended and restated on September 16, 2021 (the “RHI/RM Line of Credit”), which provides for financing from RHI to Rocket Mortgage of up to $2.0 billion. The RHI/RM Line of Credit matures on July 27, 2025. Historically, Rocket Mortgage has periodically borrowed funds under the RHI/RM Line of Credit to repay other indebtedness that accrued interest at a higher rate. In its discretion, RHI may determine not to advance funds for any reason.
Borrowings under the RHI/RM Line of Credit bear interest at a rate per annum of one-month LIBOR (as quoted in the Wall Street Journal) plus 1.25%. We amended the RHI/RM Line of Credit to provide for a successor interest rate benchmark to LIBOR. The negative covenants of the RHI/RM Line of Credit restrict the ability of Rocket Mortgage to incur debt and create liens on certain assets. The RHI/RM Line of Credit also contains customary events of default.
At December 31, 2022, the amounts due to RHI pursuant to the RHI/RM Line of Credit were null. In the year ended December 31, 2022, the total amount of interest under the RHI/RM Line of Credit was null. In the year ended December 31, 2022, the largest amount outstanding under the RHI/RM Line of Credit was null. In the year ended December 31, 2022, Rocket Mortgage repaid an aggregate of $762,671 under the RHI/RM Line of Credit.
RHI/ATIC Debenture. RHI and Amrock Title Insurance Company (“ATIC”) are parties to a surplus debenture, effective as of December 28, 2015, as further amended and restated on December 31, 2019 (the “RHI/ATIC Debenture”), pursuant to which ATIC is indebted to RHI for an aggregate principal amount of $21.5 million. The RHI/ATIC Debenture matures on December 31, 2030. Interest under the RHI/ATIC Debenture accrues at an annual rate of 8.0%. Principal and interest under the RHI/ATIC Debenture are due and payable quarterly, in each case subject to ATIC achieving a certain amount of surplus and payments of all interest before principal payments begin. Any unpaid amounts of principal and interest will be due and payable upon the maturity of the RHI/ATIC Debenture. In connection with the amendment and restatement of the RHI/ATIC Debenture in 2017, RHI decreased the aggregate principal amount outstanding thereunder by $3.5 million (from $25 million to $21.5 million) and contributed such amount to the equity capital of ATIC.
At December 31, 2022, the principal under the RHI/ATIC Debenture was $21.5 million. In the year ended December 31, 2022, the total amount of interest under the RHI/ATIC Debenture was $1.7 million. In the year ended December 31, 2022, ATIC repaid an aggregate of $1.0 million under the RHI/ATIC Debenture.
OTHER TRANSACTIONS
We have historically entered into secondment agreements with Bedrock, Rock Ventures and Rocket Community Fund pursuant to which we have provided the affiliates with personnel necessary to perform its operations. In the year ended December 31, 2022, we charged $157,355 for the use of our team members under these secondment agreements, which amounts reflect the cost of our team members.
Affiliates of Dan Gilbert own or owned the Shinola Hotel in Detroit, the Ritz Carlton in Cleveland, the watch manufacturer Shinola Detroit, and event venue facilities in Detroit. From time to time, we buy products and services from these companies in the ordinary course of our business. The amounts involved in such transactions for the year ended December 31, 2022 were $1.4 million.
Two immediate family members of our directors were regular, full time team members of the Company during all or a portion of 2022. The Company paid annual compensation, including base salary, bonus, equity awards and company paid benefits, of approximately $426,568 for 2022.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Class A common stock as of April 17, 2023, the record date for the 2023 annual meeting, by:
•
Each person, or group of affiliated persons, who we know to beneficially own more than 5% of any class or series of our capital stock;

•
Each of our named executive officers;

•
Each of our directors and director nominees; and

•
All of our executive officers and directors as a group.

In connection with our IPO, we entered into the Exchange Agreement with RHI and Dan Gilbert, pursuant to which each of RHI and Dan Gilbert (or certain transferees thereof) will have the right to exchange its or his Holdings Units (along with corresponding shares of our Class D common stock or Class C common stock), for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock or Class A common stock, as applicable, on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The percentages of ownership and combined voting power set forth below are based on 126,555,895 shares of our Class A common stock and 1,848,879,483 Holdings Units and shares of our Class D common stock issued and outstanding as of April 17, 2023.
The amounts of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 17, 2023. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
As of the record date, only shares of Class A common stock and Class D common stock are outstanding. However, because each of RHI and Dan Gilbert has the right at any time to (a) exchange any Holdings Units (together with a corresponding number of shares of Class D common stock) for, at our option (as the sole managing member of Holdings), (i) shares of our Class B common stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and (b) convert shares of Class D common stock into a shares of Class C common stock on a one-for-one basis, our Class B common stock and Class C common stock is currently beneficially owned by each of RHI and Dan Gilbert. The number of shares of Class B common stock and Class C common stock and the percentage beneficially owned by each of RHI and Dan Gilbert are equal to the amounts reported for the Class D common stock in the following table, assuming that all Holdings Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock on a one-for-one basis or shares of Class D common stock have been converted into shares of Class C common stock on a one-for-one basis, as applicable.
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Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed. Unless otherwise indicated, the address for each beneficial owner listed below is 1050 Woodward Avenue, Detroit, MI 48226.
	Class A Common Stock Owned Directly or Indirectly(1)		Class D Common Stock Owned Directly or Indirectly(1)		Combined Voting Power(1)(3)	Class A Common Stock Beneficially Owned (On A Fully Exchanged And Converted Basis)(1)(2)
Name And Address Of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage	Number	Percentage
5% Equityholders
Rock Holdings Inc.(4)	—	—	1,847,777,661	99.9%	79.0%	1,847,777,661	93.5%
The Vanguard Group(5)	10,856,327	8.6%	—	—	1.7%	10,856,327	0.5%
Caledonia (Private) Investments Pty Limited(6)	10,595,154	8.4%	—	—	1.6%	10,595,154	0.5%
Invesco Ltd.(7)	6,140,927	4.9%	—	—	0.9%	6,140,927	0.3%
Directors and Named Executive Officers
Bill Emerson(8)	63,293	*	—	—	*	63,293	*
Dan Gilbert(4)(9)	—	—	1,848,879,483	100.0%	80.7%	1,848,879,483	93.6%
Jennifer Gilbert	—	—	—	—	—	—	—
Jonathan Mariner(10)	44,557	*	—	—	*	44,557	*
Matthew Rizik(11)	483,858	*	—	—	*	483,585	*
Suzanne Shank(12)	49,315	*	—	—	*	49,315	*
Nancy Tellem(13)	84,315	*	—	—	*	84,315	*
Jay Farner(14)	6,290,903	4.93%	—	—	*	6,290,903	*
Bob Walters(15)	767,646	*	—	—	*	767,646	*
Brian Brown(16)	215,069	*	—	—	*	215,069	*
Tina V. John	5,249	*	—	—	*	5,249	*
Julie Booth(17)	579,488	*	—	—	*	579,488	*
Angelo Vitale(18)	383,822	*	—	—	*	383,822	*
All directors and executive officers as a group (11 persons)	8,967,515	7.0%	1,848,879,483	100%	82.8%	1,857,846,998	93.9%

*
Less than one percent.

(1)
Except as described by the Voting Limitation, each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock. Without the Voting Limitation, RHI would have approximately 99% of the combined voting power of our common stock. Each share of our Class B common stock and Class D common stock, as applicable, will automatically convert into one share of Class A common stock or Class C common stock, as applicable, (a) immediately prior to any sale or other transfer of such share by a holder of such share, subject to certain limited exceptions, such as transfers to permitted transferees, or (b) if the RHI Parties own less than 10% of our issued and outstanding common stock.

(2)
The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership reported assume that (a) all Holdings Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (b) all shares of Class B common stock have been converted into shares of Class A common stock.

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(3)
Percentage of voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock voting together as a single class.

(4)
Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 10, 2022. RHI beneficially owns 1,847,777,661 Holdings Units and an equal number of shares of Class D common stock. The address for RHI is 1090 Woodward Avenue, Detroit, Michigan 48226.

(5)
Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 9, 2023. The Vanguard Group reported shared voting power for 45,754 shares of Class A common stock, sole dispositive power for 10,713,723 shares of Class A common stock and shared dispositive power for 142,604 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 14, 2023. The address for Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia.

(7)
Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 1, 2023. This report includes holdings of various subsidiaries of the holding company and states that Invesco Ltd., in its capacity as a parent holding company to its investment advisers, may be deemed to beneficially own the shares held of record by clients of Invesco Ltd. Invesco Ltd. reported sole voting power for 5,884,261 shares of Class A common stock and sole dispositive power for 6,140,927 shares of Class A common stock. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(8)
Includes 36,362 shares of Class A common stock that Bill could acquire through the exercise of stock options within 60 days of April 17, 2023.

(9)
Dan Gilbert holds 1,101,822 Holdings Units and an equal number of shares of Class D common stock. Dan is the majority shareholder of RHI and has shared voting and dispositive control, and beneficial ownership, with respect to the Holdings Units and shares of Class D common stock held of record by RHI. See footnote 4 above.

(10)
Includes 28,653 shares of Class A common stock that Jonathan could acquire through RSUs scheduled to vest within 60 days of April 17, 2023.

(11)
Includes 29,090 shares of Class A common stock that Matthew could acquire through the exercise of stock options within 60 days of April 17, 2023.

(12)
Includes 28,653 shares of Class A common stock that Suzanne could acquire through RSUs scheduled to vest within 60 days of April 17, 2023.

(13)
Includes (a) 35,000 shares of Class A common stock held by her spouse and (b) 28,653 shares of Class A common stock that Nancy could acquire through RSUs scheduled to vest within 60 days of April 17, 2023.

(14)
Includes (a) 959,959 shares of Class A common stock that Jay could acquire through the exercise of stock options within 60 days of April 17, 2023, but prior to June 1, 2023, on which date all of Jay's unvested stock options shall be forfeited due to his retirement, and (b) 204,000 shares of Class A common stock held in trust for the benefit of Jay Farner’s children. Jay disclaims beneficial ownership of the shares of Class A common stock held in the trust, except to the extent of his pecuniary interest therein.

(15)
Includes 436,345 shares of Class A common stock that Bob could acquire through the exercise of stock options within 60 days of April 17, 2023.

(16)
Includes 87,269 shares of Class A common stock that Brian could acquire through the exercise of stock options within 60 days of April 17, 2023.

(17)
Such information is based on the Form 4 filing for Julie filed with the SEC on August 8, 2022. Includes 363,621 shares of Class A common stock that Julie could acquire through the exercise of stock options within 60 days of April 17, 2023.

(18)
Such information is based on the Form 4 filing for Angelo filed with the SEC on March 9, 2022. Includes 218,172 shares of Class A common stock that Angelo could acquire through the exercise of stock options within 60 days of April 17, 2023.

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AUDIT COMMITTEE REPORT
KEY RESPONSIBILITIES OF OVERSIGHT
On behalf of our Board, our Audit Committee provides independent oversight of:
•
The reliability and integrity of the Company’s accounting policies and financial statements;

•
The Company’s compliance with legal and regulatory requirements;

•
The qualifications, scope of work, performance and independence of Ernst & Young LLP, the Company’s independent registered public accounting firm;

•
The performance of the Company’s internal audit function and its system of internal controls;

•
Compliance with the Code of Conduct and Ethics and implementation and effectiveness of the Company’s compliance and ethics programs; and

•
The Company’s major financial risk exposures, and management’s risk assessment and risk management policies.

REQUIRED COMMUNICATIONS WITH AUDIT COMMITTEE
As part of its oversight of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, our Audit Committee reviewed and discussed with management and Ernst & Young, the Company’s audited consolidated financial statements and related footnotes for the year ended December 31, 2022 and Ernst & Young’s report on those financial statements. In addition, our Audit Committee reviewed and discussed the Company’s internal control assessment process, and management’s assessment of the Company’s internal control over financial reporting and Ernst & Young’s attestation thereof, each as of December 31, 2022.
Our Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition to the matters noted above, these required communications included Ernst & Young’s perspective on the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments made by management, the disclosures in the audited consolidated financial statements, including the disclosures relating to critical audit matters addressed in Ernst & Young’s audit report. Our Audit Committee also received the written disclosures and a letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with our Audit Committee concerning independence. Our Audit Committee has discussed and confirmed with Ernst & Young its independence with respect to the Company, which included considering whether Ernst & Young’s provision of non-audit services was compatible with its independence.
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AUDIT COMMITTEE RECOMMENDATION
Based upon these reviews and discussions, our Audit Committee recommended to our Board that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC. Our Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
This report has been furnished by the members of our Audit Committee of our Board:
Audit Committee
Jonathan Mariner, Chair
Suzanne Shank
Nancy Tellem
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AUDIT COMMITTEE MATTERS
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has the sole authority to review in advance, and pre-approve (which may be pursuant to pre-approval policies and procedures) all audit and non-audit services to be provided by the Company’s independent auditors and to approve all related fees and other terms of engagement to ensure that the provision of these services do not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries.
All of the services rendered by Ernst & Young to the Company and its subsidiaries during 2022 were pre-approved by our Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Our Audit Committee retained Ernst & Young to audit the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. Fees billed for services rendered by Ernst & Young for each of 2022 and 2021 are set forth below (in thousands).
Type of Service	2022 ($)	2021 ($)
Audit Fees(1)	4,203	4,943
Audit-Related Fees(2)	1,172	1,170
Tax Fees(3)	180	—
All Other Fees	—	—
Total	5,555	6,113

(1)
Audit Fees for professional services associated with the annual audit of our consolidated financial statements and the financial statements of certain subsidiaries, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC. Audit Fees also include the issuance of opinions on the effectiveness over the Company’s internal control over financial reporting.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. These services consisted of attestation and compliance reports, including internal control-related engagements and servicer compliance related engagements.

(3)
Tax Fees consist of fees billed for tax advisory and compliance services provided to certain subsidiaries of the Company.

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PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
Our Audit Committee has unanimously reappointed Ernst & Young as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2023 and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. Although stockholder approval is not required for such appointment, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future.
Ernst & Young served as the Company’s independent registered public accounting firm during 2022 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the year ended December 31, 2022 and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. Ernst & Young has served as the independent auditor of the Company or RHI and its subsidiaries since 1999.
SUPPORT FOR RECOMMENDATION
In determining that retaining Ernst & Young for 2023 was in the best interests of the Company and its stockholders, our Audit Committee reviewed:
•
Ernst & Young’s performance on the Company’s audit and non-audit work for the year ended December 31, 2022 and recent prior years, and management’s assessment of such performance;

•
Ernst & Young’s qualifications, independence, capabilities and expertise, evident through its audit planning and reports, industry knowledge, use of technology to improve efficiencies, resources and staffing, objectivity and professional skepticism;

•
External data on audit quality and performance, including results of recent PCAOB reports on Ernst & Young and peer firms and improvements made from period to period;

•
The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, as well as the efficiency achieved in performing such services;

•
The quality of Ernst & Young’s communications to and interactions with our Audit Committee at meetings and our Audit Committee Chair between meetings; and

•
The benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement.

In accordance with SEC rules, the maximum number of consecutive years of service for lead and concurring review audit partners for public companies is five years. Our lead audit partner has served in such role since 2020, and therefore has two years of service remaining in such capacity. Assuming the continuing engagement of Ernst & Young as our independent registered public accounting firm, our Audit Committee will pursue a process up to a year in advance in considering potential lead audit partner candidates and will obtain significant input from management and Ernst & Young, conduct interviews and take other appropriate actions before it approves the new lead engagement partner.
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NON-BINDING VOTE
Our Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young as our independent registered public accounting firm. However, our Audit Committee will take the outcome of the vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Our Audit Committee may retain another independent registered public accounting firm at any time if it concludes that such change would be in the best interest of the Company’s stockholders, even if the stockholders approve this proposal.
INQUIRIES OF ERNST & YOUNG AT ANNUAL MEETING
Ernst & Young will be present at the 2023 annual meeting and available to respond to appropriate questions and may make a statement if they so desire.
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PROPOSAL NO. 3 – APPROVAL OF AMENDMENT TO THE TEAM MEMBER STOCK PURCHASE PLAN
The purpose of the team member stock purchase plan (previously referred to as the Employee Stock Purchase Plan) (as previously amended and restated, the “TMSPP”) is to facilitate team member participation in the ownership and financial growth of our Company by providing an opportunity to purchase our Class A common stock through accumulated payroll deductions. Our Board believes it is important for our team members to have an equity interest in our Company, and therefore our Board has approved an amendment to the TMSPP in order to increase the number of shares of Class A common stock available for purchase under the TMSPP. Our Board recommends this amendment to stockholders for approval.
Our stockholders previously approved the TMSPP effective upon our IPO, pursuant to which 10,526,316 shares of our Class A common stock were authorized for sale to participating team members. Beginning in 2021, offerings under the TMSPP have been made to team members quarterly on January 15, April 15, July 15 and October 15. Our Board believes that the TMSPP serves to encourage broad-based stock ownership among team members by providing a convenient means to purchase our Class A common stock and a meaningful inducement to participate due to the discounted purchase price. Further, our Board believes that team members’ continuing economic interest as stockholders in the performance and success of the Company provides an incentive to contribute to its long-term growth, continued profitability and success.
As of April 17, 2023, there were approximately 6,465,311 shares of our Class A common stock available under the TMSPP for future offerings (including the offering period that opened on April 15, 2023), which we believe will not be sufficient for the program to continue beyond the first quarter of 2024 given the usage to date of approximately 9,061,005 shares, through the offering period that ended April 14, 2023, and based on the current price of our Class A common stock. In order to continue this valuable program, on April 14, 2023, our Board unanimously approved and adopted an amendment to the TMSPP to authorize an additional 5 million shares of Class A common stock for sale under the TMSPP (the “TMSPP Amendment”), subject to approval by our stockholders. Upon approval by our stockholders of the TMSPP Amendment, the TMSPP would have a total of 20,526,316 shares authorized for issuance under the TMSPP since its inception and is expected to have a total of approximately 11,465,311 shares remaining available for sale to participants based on share usage through April 17, 2023. We anticipate that the increased number of shares will be sufficient to operate the TMSPP through January 2026, although the actual time period and share usage will depend on such factors as number of participants, team member participation elections and the future price of our Class A common stock.
SUMMARY OF THE AMENDED TMSPP
The TMSPP provides our team members with an opportunity to periodically purchase shares of our Class A common stock at a discount through payroll deductions on a voluntary basis. The discount is generally expected to be 15%, resulting in an exercise price of 85% of the fair market value of our Class A common stock on the exercise date, unless a different exercise price is established for the offering period in the discretion of our Compensation Committee. The “fair market value” is the closing price of a share of our Class A common stock on the NYSE on the applicable date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).
If our stockholders do not approve the proposed TMSPP Amendment at the annual meeting, the TMSPP will automatically terminate when there are no shares remaining available for sale to participants.
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The material terms and conditions of the TMSPP, as amended, are described below. This summary is not intended to be a complete description of all provisions of the TMSPP and is qualified in its entirety by reference to the full text of the TMSPP, as amended, a copy of which is attached to this proxy statement as Appendix A.
The TMSPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ADMINISTRATION
The TMSPP is administered by our Compensation Committee. Our Compensation Committee has the power to, among other things, designate participants, determine the eligibility of a team member to participate and the range of permissible percentages of compensation to be withheld, interpret and construe the TMSPP in its sole discretion and delegate any of its duties and authorities under the TMSPP to such parties or committees as it may determine. Our Compensation Committee has appointed a third-party stock plan administrator (the “Stock Administrator”) to carry out the administration of the TMSPP, as directed by such committee.
ELIGIBILITY
Any full or part time team member of the Company or a subsidiary of the Company who our Compensation Committee determines is eligible may participate during an offering period beginning on an enrollment date. As of December 31, 2022, the Company and its subsidiaries employed approximately 18,500 team members, of which 18,279 were potentially eligible to participate in the TMSPP, subject to our Compensation Committee’s eligibility determinations.
For offering periods to date, our Compensation Committee has determined that all regular team members, excluding only our executive officers, temporary and contingent staff and interns, were eligible to participate in the TMSPP. Based on our Compensation Committee’s criteria applied to date, as of December 31, 2022, 18,279 team members were eligible to participate in the TMSPP. As of April 17, 2023, approximately 6,499 team members enrolled to participate in the current offering period.
SHARES RESERVED
As of April 17, 2023, the aggregate number of shares of Class A common stock available for purchase under the TMSPP prior to the TMSPP Amendment is 15,526,316 shares. Upon stockholder approval of this proposal, an additional 5 million shares of Class A common stock would be reserved for issuance under the TMSPP for an aggregate of 20,526,316 shares authorized since inception of the TMSPP (including 11,465,311 remaining available for purchase based on share usage through April 17, 2023).
Either authorized and unissued shares or issued shares reacquired by the Company may be made subject to purchases under the TMSPP in the discretion of our Compensation Committee. We anticipate that the shares available after this increase pursuant to the TMSPP Amendment will be sufficient to operate the TMSPP through January 2026, based on the current price of our Class A common stock and historical usage, though the actual time period will depend on such factors as number of participants, team member participation elections and the future price of our Class A common stock. On April 17, 2023, the closing price of our Class A common stock on the NYSE was $9.17 per share. The maximum number of shares authorized for sale under the TMSPP is subject to adjustment in the event of certain corporate transactions (see “Adjustments” below).
For additional information regarding securities authorized for issuance under all of our equity compensation plans as of December 31, 2022, see “Other Matters - Securities Authorized for Issuance Under Equity Compensation Plans.”
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OFFERING PERIODS
Offering periods may be established by our Compensation Committee from time to time at its discretion. In 2022, there were four quarterly offering periods, each of which began on the fifteenth day of each fiscal quarter (each, an “enrollment date”) and ended on the day prior to the three month anniversary of such date (each, an “exercise date”).
PAYROLL DEDUCTIONS
To participate in an offering, a team member must complete a subscription agreement and return it to the Stock Administrator prior to the enrollment date and designate the portion of his or her base pay, regular incentive pay, regular overtime pay or discretionary annual bonus that he or she elects to have withheld during the applicable offering period. During an offering period, a participating team member may discontinue participation in the TMSPP but may not alter the amount of his or her compensation deductions for that offering period, unless otherwise permitted by our Compensation Committee, which the Committee has permitted in offering periods to date. Payroll deductions are made on each pay date during the offering period at a whole percentage rate not to exceed 15%, or such other amount determined by our Compensation Committee, of the eligible compensation that a participating team member receives on each pay date during the offering period; provided that no more than $30,000 of a participating team member’s eligible compensation may be withheld in any calendar year.
Our Compensation Committee may, in its sole discretion, permit participating team members to pay the exercise price in a manner different than the payroll deduction procedure described above.
In the event of the termination of a participating team member’s continuous service for any reason on or before the exercise date, he or she will be deemed to have elected to withdraw from the TMSPP, and such participating team member or his or her beneficiary shall receive any funds in his or her participant account as soon as reasonably practicable after the date of such withdrawal.
GRANT OF OPTION
On the enrollment date for any offering period, each participating team member shall be granted an option to purchase a maximum number of shares determined by our Compensation Committee in its discretion on the exercise date for such offering period. The exercise price in any offering period shall be determined by our Compensation Committee and has generally reflected a 15% discount to the fair market value on the exercise date.
PURCHASE OF SHARES
A participating team member’s option will be exercised automatically on the exercise date of such offering period by purchasing the maximum number of shares of our Class A common stock subject to such option that may be purchased at the exercise price with the funds in his or her participant account, unless such team member has withdrawn from the offering period prior to the exercise date.
LIMITS ON SHARE PURCHASES
Unless otherwise provided by our Compensation Committee, no participating team member shall be granted an option to purchase shares under the TMSPP if such option would permit such team member’s right to purchase shares to accrue at a rate that exceeds $25,000 of the fair market value of the shares (determined on the enrollment date) for each calendar year in which such option is outstanding at any time.
DELIVERY OF SHARES
The Stock Administrator shall hold shares issued pursuant to the exercise of the option until any such shares are distributed to the participating team member, transferred or sold in accordance with procedures established from
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time to time by the Stock Administrator, including any period established by our Compensation Committee following the exercise dates during which a participating team member is required to hold any shares purchased on his or her behalf pursuant to the TMSPP, which our Compensation Committee has not imposed to date. Following any such holding period, shares shall be delivered as soon as reasonably practicable after termination of a participating team member’s continuous service or receipt of a request by the participating team member for delivery of all shares, subject to compliance with all applicable law.
ADJUSTMENTS
In the event of certain changes in corporate structure affecting our Class A common stock or the value thereof  (e.g., any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction), our Compensation Committee shall make any adjustments and other substitutions to the TMSPP and to outstanding options as it deems equitable or appropriate taking into consideration any applicable accounting and tax consequences. Upon any such changes in corporate structure or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, our Compensation Committee is authorized to:
•
Provide for either termination of any outstanding option in exchange for (1) an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (2) the replacement of such outstanding option with other rights or property selected by our Compensation Committee in its sole discretion;

•
Provide that the outstanding options under the TMSPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and class of shares and exercise prices;

•
Make adjustments in the number and class of shares (or other securities or property) subject to outstanding options under the TMSPP and/or in the terms and conditions of outstanding options and options which may be granted in the future;

•
Shorten the offering period in progress and set a new exercise date, which shall be a date immediately prior to the date of any transaction or event described above and provide for any other necessary procedures to effectuate such actions; and

•
Provide that all outstanding options shall terminate without being exercised.

AMENDMENT OF THE TMSPP
Our Board may amend the TMSPP or any portion thereof at any time and for any reason. However, no amendment will increase the maximum number of shares that may be issued under the TMSPP without the approval of the stockholders of the Company or make any change in any option previously granted that adversely affects the rights of any participating team member without the consent of such participant.
TERMINATION OF THE TMSPP
The TMSPP will automatically terminate on the earliest to occur of (a) the ten year anniversary of the original effective date of the TMSPP; (b) the date on which the maximum number of Shares available for issuance under the TMSPP have been issued; or (c) the time when our Board terminates the TMSPP.
TRANSFERABILITY
Neither amounts credited to a participating team member’s participant account nor any option granted to a participating team member under the TMSPP is assignable or transferable by the participating team member other than by will or laws of descent and distribution.
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CERTAIN FEDERAL INCOME TAX CONSEQUENCES
The following summary of tax consequences to the Company and to participating team members is intended to be used solely by stockholders in considering how to vote on this proposal and not as tax guidance to participating team members. It relates only to U.S. federal income tax and does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the TMSPP, particularly in jurisdictions outside the United States.
The TMSPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A participating team member will recognize taxable income at multiple events of the TMSPP process. After electing into the TMSPP, a participating team member will be taxed on amounts withheld for the purchase of Class A common shares under the TMSPP. Later, when shares are purchased, a participating team member will also recognize taxable ordinary income in an amount equal to the difference between the fair market value of the Class A common shares purchased on the exercise date and the purchase price paid for the shares. The Company may be entitled to a corresponding deduction, subject to any limitations under the Code. Upon subsequent resale of the shares by the team member, the difference between the sale price and the fair market value on the exercise date will be treated either as a capital gain or loss.
NEW PLAN BENEFITS
Participation in the TMSPP is voluntary, and each eligible team member will make his or her own decision whether and to what extent to participate in the TMSPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual team members or groups of team members under the TMSPP.
In 2022, based on the offering periods that closed during the year, team members participating in the TMSPP (11,534 persons) purchased 4,609,697 shares of Class A common stock for a total purchase value of $36,961,318. Our non-employee directors are not eligible to participate in the TMSPP and, to date, our Compensation Committee has used its discretion to exclude our executive officers from participating in any offering period.
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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND 2023 ANNUAL MEETING
WHEN WILL THE 2023 ANNUAL MEETING BE HELD?
The annual meeting will be held virtually via a live webcast on Tuesday, June 13, 2023, at 1:00 p.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/RKT2023.
HOW DO I ATTEND THE 2023 ANNUAL MEETING?
You can attend the annual meeting online, vote your shares electronically and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/RKT2023. You will not be able to attend the annual meeting in person. The live webcast of the annual meeting will begin promptly at 1:00 p.m., Eastern Daylight Time on Tuesday, June 13, 2023. All stockholders may attend and listen to the live webcast of the annual meeting.
You may electronically vote your shares and submit questions at the annual meeting by using the 16-digit control number that is printed in the box on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). If you lose your 16-digit control number, you may join the annual meeting as a guest, but you will not be able to vote, ask questions or access the list of stockholders as of the record date. If your shares are held in street name and you did not receive a 16-digit control number, you may be able to gain access to and vote at the annual meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
We recommend that you log in at least 15 minutes before the annual meeting begins to ensure ample time to complete the check-in procedures. A replay of the annual meeting audio webcast will be available on our website for approximately one year following the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the annual meeting log-in page.
You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed in this proxy statement.
HOW WILL THE VIRTUAL MEETING FORMAT IMPACT STOCKHOLDER VIEWING AND PARTICIPATION AT THE 2023 ANNUAL MEETING?
The virtual meeting format for the annual meeting will enable participation by our stockholders from anywhere in the world at little to no cost, which we believe enhances stockholder access to the annual meeting and communication with management and our Board. We have structured the virtual annual meeting to afford stockholders an opportunity to participate substantially as they would in an in-person meeting. We will answer any timely submitted and relevant questions on a matter to be voted on at the annual meeting before voting is closed on the matter, as time allows. Following adjournment of the formal business of the annual meeting, we will address appropriate questions from stockholders regarding the Company as time allows.
The Company requests that stockholders submit questions in advance of the annual meeting by sending questions to ir@rocketcompanies.com. During the annual meeting, questions relating to stockholder proposals or the Company may be submitted in the field provided on the virtual meeting website at or before the time the questions
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are to be discussed. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.
While we will try to answer as many appropriate questions as we can during the time allotted for questions during the annual meeting, we may not have the time to respond to all questions submitted. If we are unable to answer all questions, stockholders may submit questions after the annual meeting to ir@rocketcompanies.com.
Additional information regarding the rules and procedures for how the Company will run the annual meeting and stockholder participation in the annual meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the virtual meeting website. The rules of conduct are designed to allow us to conduct an orderly meeting in fairness to all stockholders.
WHY AM I RECEIVING THESE MATERIALS?
You have received this proxy statement and related materials because at the close of business on the record date, you owned shares of the Company’s common stock and our Board is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement summarizes information relevant to your vote.
WHAT IS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
Instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted under SEC rules to furnish our proxy materials by providing access to such documents over the internet. Therefore, stockholders generally will not receive printed copies of the proxy materials unless they request them. If you would like to request a copy of the materials for the annual meeting, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting.
A Notice of Internet Availability of Proxy Materials provides instructions for accessing our proxy materials over the internet and was mailed directly to stockholders of record. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how stockholders of record may vote their shares over the internet. Stockholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.
The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it.
The brokerage firm, bank or other holder of record who is considered the stockholder of record will forward a notice that directs beneficial owners of our common stock to the website where they can access our proxy materials to each beneficial stockholder. Such brokerage firm, bank or other holder of record also will provide each beneficial owner with instructions on how to request a paper or e-mail copy of our proxy materials.
To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card or voting instruction card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
WHO CAN VOTE AT THE 2023 ANNUAL MEETING?
All stockholders of record of our common stock on the record date and beneficial owners of our common stock on the record date holding a valid proxy for the annual meeting from their broker, bank or other nominee giving them the right to vote the shares, are entitled to attend and vote at the annual meeting.
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Except as described further below, each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. All classes of our common stock with voting rights will vote together as a single class on all matters described in this proxy statement. As of the record date, there were 1,975,435,378 shares of common stock outstanding, consisting of 126,555,895 shares of Class A common stock and 1,848,879,483 shares of Class D common stock. As of the record date, all of our outstanding Class D common stock is held by RHI and Dan Gilbert. There are no outstanding shares of Class B common stock or Class C common stock.
The voting limitation in our certificate of incorporation (the “Voting Limitation”) provides that, at any time when the aggregate voting power of the RHI Securities would be equal to or greater than 79% of the total voting power of our outstanding stock, the number of votes per share of each RHI security will be reduced such that the aggregate voting power of all of the RHI Securities is equal to 79%.
As a result of the Voting Limitation, as of the record date, (a) each outstanding share of Class D common stock held by RHI is entitled to 0.28 votes per share, representing an aggregate of 79.0% of the combined voting power of our outstanding common stock, (b) each outstanding share of Class D common stock held by Dan Gilbert is entitled to 10 votes per share, representing an aggregate of 1.7% of the combined voting power of our outstanding common stock and (c) each outstanding share of Class A common stock is entitled to one vote per share, representing an aggregate of 19.3% of the combined voting power of our outstanding common stock. Because each holder of Class B common stock and Class D common stock is entitled to 10 votes per share, RHI will continue to have such control as long as it owns at least 10% of our issued and outstanding common stock. Without the Voting Limitation, RHI would have approximately 99% of the combined voting power of our common stock.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE 2023 ANNUAL MEETING?
Holders of a majority of the voting power of all shares of common stock outstanding on the record date and entitled to vote at the meeting must be present at the annual meeting, by remote communication or represented by proxy, to constitute a quorum for the transaction of any business. Proxies marked with abstentions or instructions to withhold votes, as well as broker non-votes (defined below), will be counted as present in determining whether or not there is a quorum. In the absence of a quorum, the holders of a majority of the voting power of the shares of stock present at the meeting may adjourn or postpone such meeting to another time or place.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES OF COMMON STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares of common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials was sent directly to you.
If your shares of common stock are held with a broker, bank or other nominee, you are considered the beneficial owner with respect to those shares. Your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares has forwarded to you a notice directing you to the website where you can access our proxy materials. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or nominee has enclosed voting instructions for you to use in directing the broker, bank or nominee on how to vote your shares.
HOW DO I VOTE IF I AM A STOCKHOLDER OF RECORD?
If you are a stockholder of record, you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially
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through a brokerage firm, bank or other nominee instead of as the registered holder – beneficial holders should follow the voting instructions provided by their respective nominees):
Over The Internet. Go To www.proxyvote.com. You should review the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials and visit www.proxyvote.com. You can use the internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 12, 2023. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and vote.
By Telephone. Call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 12, 2023. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.
By E-Mail. E-Mail sendmaterial@proxyvote.com. If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2023 to facilitate timely delivery of the proxy materials.
By Mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. We must receive proxy cards submitted by mail no later than June 12, 2023 to be voted at the annual meeting.
During The Annual Meeting. Visit www.virtualshareholdermeeting.com/RKT2023. Stockholders of record may attend the annual meeting via the internet and vote electronically during the annual meeting. Have available the information that is printed in the box provided in your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested a printed copy of the proxy materials) in hand when you access the website and follow the instructions to vote.
If, prior to the annual meeting, you vote over the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If, prior to the annual meeting, you vote over the internet or by telephone, do not return a proxy card or vote at the annual meeting unless you intend to revoke your previously submitted proxy.
HOW DO I VOTE IF I AM A BENEFICIAL OWNER?
As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive voting instructions for each account that you have with a broker, bank or other nominee. Please instruct your broker, bank or other nominee how to vote your shares using the voting instruction card you received from them. Please return your completed voting instruction card to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the internet or by telephone, you may vote that way as well. As a beneficial owner, if you wish to change the directions that you have provided to your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.
If you do not direct your broker, bank or other nominee how to vote your shares, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, if you
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are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain routine matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm is considered a routine matter. For all other matters at the annual meeting, your broker, bank or other nominee will be unable to vote on your behalf if you do not instruct them how to vote your shares and, if you do not provide voting instructions, your shares will be considered broker non-votes. Therefore, it is very important for you to vote your shares for each proposal.
WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?
If you are a stockholder of record, you may change your voting instructions and revoke your proxy before it is exercised by doing any one of the following:
•
Timely written notice of revocation to our General Counsel and Corporate Secretary at 1050 Woodward Avenue, Detroit, MI 48226.

•
A timely later-dated vote by telephone or on the internet or timely delivery of a valid, later-dated proxy.

•
Participating in the annual meeting live via the internet and voting again.

Only the latest validly executed proxy that you submit will be counted. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person.
If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee.
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WHAT MATTERS AM I VOTING ON, HOW MAY I VOTE ON EACH MATTER, AND HOW DOES OUR BOARD RECOMMEND THAT I VOTE ON EACH MATTER?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of common stock in accordance with the recommendations of our Board. The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.
Proposal		How may I vote?	How does our Board recommend that I vote?
1	Election Of Class III Directors
FOR the election of all Class III director nominees named herein
WITHHOLD authority to vote for all such Class III director nominees
FOR the election of all such Class III director nominees other than any nominees with respect to whom the authority to vote is specifically withheld by indicating in the space provided on the proxy
Our Board recommends that you vote FOR all Class III director nominees
2	Ratification Of Appointment Of The Independent Registered Public Accounting Firm
FOR or AGAINST the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023
You may indicate that you wish to ABSTAIN from voting on the matter
Our Board recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023
3	Approval Of Amendment To The Team Member Stock Purchase Plan	FOR or AGAINST the approval of the amendment to the Team Member Stock Purchase Plan You may indicate that you wish to ABSTAIN from voting on the matter	Our Board recommends that you vote FOR the approval of the amendment to the Team Member Stock Purchase Plan
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WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Proposal		Required Vote	Treatment And Effect Of Vote
			For	Withhold/ Against	Abstain	Broker Non-Votes
1	Election Of Class III Directors	Plurality of the votes cast	For the director nominee(s)	Against the director nominee(s)	—	Not a vote cast
2	Ratification Of Appointment Of The Independent Registered Public Accounting Firm	Majority of the voting power of shares of stock present by remote communication or represented by proxy and entitled to vote thereon	For the proposal	Against the proposal	Against the proposal	None (brokers have discretionary authority)
3	Approval Of The Amendment To The Team Member Stock Purchase Plan	Majority of the voting power of shares of stock present by remote communication or represented by proxy and entitled to vote thereon	For the proposal	Against the proposal	Against the proposal	Not entitled to vote
Although the advisory vote in Proposal 2 is not binding, our Board and Audit Committee will take your vote into consideration in determining future activities.
If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the majority of the voting power of shares of stock present by remote communication or represented by proxy and entitled to vote on the matter. As of the date of this proxy statement, our Board knows of no matter that will be presented for action by the stockholders at the annual meeting other than those discussed in this proxy statement, and we have not received notice of any other matters that may properly be presented at the annual meeting. If any other matter requiring a vote of the stockholders properly comes before the annual meeting, the individuals acting under the proxies solicited by our Board will vote and act as our Board recommends or, if our Board gives no recommendation, according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please take action with respect to each notice, proxy card and voting instruction card that you receive.
WHO WILL COUNT THE VOTES AND WHERE CAN I FIND THE VOTING RESULTS?
The Inspector of Elections appointed at the annual meeting will tabulate the voting results. We intend to disclose the final voting results in a current report on Form 8-K within four business days of the annual meeting. To the extent
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final voting results are not then available, we will report preliminary voting results in a current report on Form 8-K within four business days of the annual meeting and report the final voting results in a current report on Form 8-K as soon as they are available.
WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of voting stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other team members.
HAS THE COMPANY TAKEN STEPS TO ELIMINATE THE RECEIPT OF DUPLICATIVE PROXY MATERIALS?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as householding, that permit us to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple stockholders of record who share an address, unless we have received contrary instructions from one or more of the stockholders. A stockholder of record at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (i) request additional copies of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials; (ii) notify the Company that such stockholder of record wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future; or (iii) notify the Company that such stockholder of record wishes to receive a single annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Internet Notice and, if applicable, copies of such additional proxy materials to a stockholder that previously elected to receive a single copy of materials with one or more other stockholders.
If you are a beneficial owner, you may revoke your consent to householding by notifying your broker, bank or other nominee.
WILL A LIST OF COMPANY STOCKHOLDERS BE AVAILABLE TO INSPECT?
A list of our stockholders as of the record date will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the annual meeting.
WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about the annual meeting, please contact our General Counsel and Corporate Secretary by telephone at (313) 373-7990. If you have any questions about your ownership of our common stock, please contact our transfer agent, Computershare Trust Company N.A., at PO Box 43006 Providence, RI 02940-3006, by telephone (800) 736-3001 or visit http://www.computershare.com/investor, or contact your broker, bank or other nominee.
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OTHER MATTERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following sets forth the aggregate information regarding our equity compensation plans in effect as of December 31, 2022:
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders:
2020 Omnibus Incentive Plan
– Stock options	21,654,750	17.98
– RSUs(1)	20,796,350	—	—
2020 Omnibus Incentive Plan Total	42,451,100	—	75,449,654(2)
Team Member Stock Purchase Plan	—	—	3,138,410(3)
Total equity compensation plans approved by security holders	42,451,100	—	78,588,064(3)
Equity compensation plans not approved by security holders	—	—	5,000,000
Total	42,451,100	17.98	83,588,064

(1)
No exercise price is provided for the RSUs or factored into the total weighted average exercise price because they are converted into common stock on a one-for-one basis at no additional cost.

(2)
Represents shares available for future issuance under the 2020 Omnibus Incentive Plan as of December 31, 2022. Pursuant to the terms of the 2020 Omnibus Incentive Plan approved by stockholders, on the first day of each fiscal year beginning in 2021 and ending in 2025, the 2020 Omnibus Incentive Plan provides for an annual automatic increase of the maximum number of shares available for issuance under such plan by the lesser of (i) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis taking into account the conversion of all shares of our Class D common stock and assuming that all shares available for issuance under the 2020 Omnibus Incentive Plan and the TMSPP are issued and outstanding and (ii) such number of shares determined by our Board. Pursuant to this provision, on January 1, 2022, 20,961,702 new shares became available for issuance under the 2020 Omnibus Incentive Plan.

(3)
The number of shares available do not include the proposed TMSPP amendment. If our stockholders approve the TMSPP amendment, a Registration Statement on Form S-8 covering the additional shares available for issuance will be filed with the SEC. In addition, the number of shares subject to rights, along with the purchase price, for the TSMPP is not determined until the end of each offering period and therefore no outstanding rights are reflected in column (a) or (b).

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PRESENTATION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS AT 2024 ANNUAL MEETING
Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2024 annual meeting of stockholders (other than Rule 14a-8 stockholder proposals, discussed below) must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws. This notice must be received by the Company’s Secretary at the principal executive offices of the Company no earlier than February 14, 2024 and no later than March 15, 2024. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals.
The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act. The deadline for stockholders to submit proposals to be included in our proxy statement for our 2024 annual meeting of stockholders under Rule 14a-8 under the Exchange Act is December 28, 2023. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 annual meeting of stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to the Company’s Secretary at the principal executive offices of the Company on a timely basis. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable.
Submitting a stockholder proposal does not guarantee that we will include it in the Company’s proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws, Rule 14a-8 or Rule 14a-19(b), as applicable, and other applicable requirements.
ACCESS TO REPORTS AND OTHER INFORMATION
We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our website is ir.rocketcompanies.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct and Ethics and Committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 1050 Woodward Avenue, Detroit, MI 48226.
Our website or the websites of other third parties noted herein and the information contained on, or that can be accessed through, such websites will not be deemed to be incorporated by reference in, and are not considered part of, this proxy statement.
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FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future business strategy, financial performance, expected market growth, macroeconomic environment and compensation programs are forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks, including those described under the heading “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent reports that we file with the SEC.
Our forward-looking statements made herein are made only as of the date of this proxy statement. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this proxy statement and other reports filed with the SEC.
* * * * *
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of our Board of Directors,
TINA V. JOHN
General Counsel and Secretary
Detroit, Michigan
April 26, 2023
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APPENDIX A
AMENDED AND RESTATED ROCKET COMPANIES, INC.
2020 TEAM MEMBER STOCK PURCHASE PLAN, AS AMENDED
1.
Purpose. The purpose of the Plan (as defined below) is to facilitate Employee participation in the ownership and economic progress of the Company and its Subsidiaries by providing Employees with an opportunity to purchase Shares of the Company. The Plan is not intended to qualify as an “Employee Stock Purchase Plan,” as set forth in section 423 of the Code.

2.
Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)
“Applicable Holding Period” shall mean any period established by the Committee following the Exercise Dates during which a Participant is required to hold any Shares purchased on his or her behalf pursuant to the Plan; provided, however, in the event of a Participant’s death, the Applicable Holding Period shall be deemed satisfied as of the Participant’s date of death.

(b)
“Beneficiary” shall mean a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(c)
“Board” shall mean the board of directors of the Company.

(d)
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(e)
“Committee” shall mean the Board or such other committee as may be designated by the Board.

(f)
“Company” shall mean Rocket Companies, Inc., and any and all successor entities.

(g)
“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence except as provided in Section 11(b).

(h)
“Effective Date” shall mean the effective date of the Company’s initial public offering.

(i)
“Eligible Compensation” for an Offering Period shall mean, unless otherwise determined by the Committee, (i) base pay received during such Offering Period by a Participant for services to the Employer, (ii) regular incentive pay received during such Offering Period by a Participant, (iii) regular overtime pay received during such Offering Period by a Participant and (iv) any discretionary annual bonus received during such Offering Period by a Participant, in each case, as determined by the Company’s Human Resources department (i.e., the “Pulse”). For the avoidance of doubt, Eligible Compensation shall not include non-regular incentive pay for ad-hoc purposes, non-regular overtime pay related to non-regular incentive pay for ad-hoc purposes, non-regular discretionary pay for ad-hoc purposes, severance pay, hiring and relocation bonuses, or any other form of compensation that may be paid from time to time to the Participant from the Employer.

(j)
“Eligible Employee” shall have the meaning specified in Section 3(a).

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(k)
“Employee” shall mean any officer or other employee of the Employer.

(l)
“Employer” shall mean, with respect to an Offering Period, the Company and each Subsidiary of the Company during the applicable Offering Period.

(m)
“Enrollment Date” shall mean the first day of each Offering Period.

(n)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(o)
“Exercise Date” shall mean the last day of each Offering Period.

(p)
“Exercise Price” shall have the meaning specified in Section 7(b).

(q)
“Fair Market Value” shall mean (i) with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(r)
“Offering Period” shall mean the period described in Section 4.

(s)
“Participant” shall mean an Eligible Employee who has elected to participate in the Plan.

(t)
“Participant Account” shall mean that separate account maintained under the Plan to record the amount that a Participant has contributed to the Plan during an Offering Period.

(u)
“Plan” shall mean the Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan, as amended and restated from time to time.

(v)
“Share” shall mean a share of the Company’s Class A common stock, $0.00001 par value per Share.

(w)
“Stock Administrator” shall mean the administrator appointed by the Board or the Committee pursuant to Section 15 to administer the Plan.

(x)
“Subscription Agreement” shall have the meaning specified in Section 5.

(y)
“Subsidiary” shall mean a corporation, domestic or foreign, partnership or other entities, of which at the time of the granting of an option pursuant to Section 7, not less than 50%, or another amount determined by the Committee, of the total combined voting power of all classes of stock or units are held by the Company or a Subsidiary, whether or not such corporation, partnership or entities now exist or are hereafter organized or acquired by the Company or a Subsidiary.

3.
Eligibility.

(a)
General Rule. Any full or part time Employee who satisfies any criteria that the Committee may determine, in its sole discretion, from time to time shall be eligible to participate as an “Eligible Employee” during the Offering Period beginning on such Enrollment Date; provided, however, that an Employee who is a citizen or resident of a foreign jurisdiction shall not be an “Eligible Employee” if the grant of an option under

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the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or as determined by the Committee in its sole discretion.
(b)
Exceptions. Notwithstanding any provisions of the Plan to the contrary, unless otherwise provided by the Committee, no Employee shall be granted an option to purchase Shares under the Plan if such option would permit such Employee’s right to purchase Shares to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Shares (determined on the Enrollment Date) for each calendar year in which such option is outstanding at any time.

4.
Offering Periods. Offering Periods may be established by the Committee from time to time at the Committee’s discretion, with the initial Offering Period expected to be a period of three months.

5.
Participation. An Eligible Employee shall become a Participant by completing a subscription agreement in such form as shall be specified by the Company (“Subscription Agreement”), and returning it to the Stock Administrator prior to the Enrollment Date for the applicable Offering Period, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to such Offering Period.

6.
Payment for Shares.

(a)
At the time a Participant files his or her Subscription Agreement, such Participant shall designate the portion of his or her Eligible Compensation that he or she elects to have withheld during the applicable Offering Period. Payroll deductions shall be made on each pay date during the Offering Period at a whole percentage rate not to exceed 15%, or such other amount determined by the Committee, of the Eligible Compensation which a Participant receives on each pay date during the Offering Period or such other limitation as the Committee may establish from time to time in its discretion; provided, that no more than $30,000 of a Participant’s Eligible Compensation may be withheld during any calendar year.

(b)
A Participant may not make any separate cash payment into his or her Participant Account.

(c)
A Participant may discontinue his or her participation in the Plan as provided in Section 11, but no other change can be made during an Offering Period and, for the avoidance of doubt, a Participant may not alter the amount of his or her Eligible Compensation deductions for that Offering Period, unless otherwise permitted by the Committee.

(d)
Unless otherwise specified by a Participant prior to the Enrollment Date of any subsequent Offering Period by completing a Committee-specified process, a Participant shall be deemed to have elected to participate in each subsequent Offering Period to the same extent and in the same manner as the prior Offering Period, subject to the terms and conditions of this Plan and the applicable Subscription Agreement.

(e)
Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Participants to pay the subscription amount under their Subscription Agreements in a manner different than the payroll deduction procedure described above.

7.
Grant of Option.

(a)
On the Enrollment Date for each Offering Period, each Participant shall be granted an option to purchase on the applicable Exercise Date, a maximum number of Shares determined by the Committee in its discretion; provided, however, that the number of Shares subject to such option shall be reduced, if necessary, to a number of Shares that would not exceed the limitations described in Section 3(b), Section 6(a) and Section 13(a) hereof.

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(b)
The exercise price per Share offered in a given Offering Period (the “Exercise Price”) shall be determined in the discretion of the Committee, and is expected to be 85% of the Fair Market Value on the Exercise Date, unless a different exercise price is established for such Offering Period in the discretion of the Committee.

8.
Exercise of Option. The Participant’s option for the purchase of Shares will be exercised automatically on the Exercise Date of such Offering Period by purchasing the maximum number of Shares subject to such option which may be purchased at the Exercise Price with the funds in his or her Participant Account unless, prior to such Exercise Date, the Participant has withdrawn from the Offering Period pursuant to Section 11. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by such Participant.

9.
Delivery. Unless otherwise provided by the Company, the Stock Administrator shall hold Shares issued pursuant to the exercise of the option until any such Shares are distributed to the Participant, transferred or sold in accordance with procedures established from time to time by the Company or the Stock Administrator, including any Applicable Holding Period. Following any Applicable Holding Period, Shares shall be delivered as soon as reasonably practicable after termination of a Participant’s Continuous Status as an Employee or receipt of such request by the Participant for delivery of all Shares, subject to compliance with all applicable law.

10.
Dividends. Shares received upon exercise of an option shall be entitled to receive dividends on the same basis as other outstanding Shares. A Participant will not be entitled to any dividends with respect to options to purchase Shares under the Plan.

11.
Withdrawal; Termination of Employment.

(a)
A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Participant Account for the applicable Offering Period by delivery to the Stock Administrator of notice, in the form specified by the Company, on any date up to a certain number of days prior to the Exercise Date to be specified by the Stock Administrator or to be provided for in the applicable Subscription Agreement. All of the Participant’s payroll deductions credited to his or her Participant Account for such Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of his or her notice of withdrawal. Such withdrawal shall permanently terminate the Participant’s participation for the Offering Period in which the withdrawal occurs.

(b)
In the event of the termination on or before the Exercise Date of the Participant’s Continuous Status as an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Participant or his or her Beneficiary (in the event of such Participant’s death) shall receive any funds in his or her Participant Account as soon as reasonably practicable after the date of such withdrawal. A Participant who goes on a leave of absence shall be permitted to remain in the Plan and shall automatically be enrolled in subsequent Offering Periods under the Plan. Eligible Compensation deductions, as applicable, for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave.

(c)
A Participant’s withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

12.
Interest. No interest shall accrue on the Eligible Compensation deductions of a Participant or on any other amounts in his or her Participant Account.

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13.
Shares.

(a)
The maximum number of Shares which shall be made available for sale under the Plan shall be 20,526,316 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board or the Committee. Further, if for any reason any purchase of Shares pursuant to an option under the Plan is not consummated, the Shares subject to the applicable Subscription Agreement may be made available for sale pursuant to a new Subscription Agreement under the Plan.

(b)
If, on a given Exercise Date, the Shares with respect to which options are to be exercised exceed the Shares then available under the Plan, the Committee shall make a pro rata allocation of the remaining Shares that are available for purchase in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. In such event, the Company shall give notice to each Participant of such reduction in the number of Shares which such Participant shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of the Company, such issuance would constitute a violation of federal or state securities laws or regulations, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded or the laws of any country.

14.
No Rights as a Shareholder. Neither the Participant nor his or her Beneficiaries will have any interest or other right in, or dividend or voting rights with respect to, Shares covered by his or her option until such option has been exercised and the related Shares have been purchased under the Plan.

15.
Administration.

(a)
The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b)
Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have the full power and authority to: (i) designate Participants; (ii) direct the administration of the Plan by the Stock Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan and the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and the maximum amount; (v) enforce the terms of the Plan and the rules and regulations it adopts; (vi) direct or cause the Stock Administrator to direct the distribution of the Shares purchased hereunder; (vii) furnish or cause the Stock Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (viii) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties; (ix) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (x) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xi) maintain, or cause the Stock Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant Account under the Plan; (xii) interpret and construe the Plan in its sole discretion; (xiii) correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem

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desirable to carry the Plan into effect; (xiv) make any changes or modifications necessary to administer and implement the provisions of the Plan in any foreign country to the fullest extent possible; and (xv) delegate any of its duties and authorities under the Plan to such parties or committees as it may determine. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
16.
Transferability. Neither any monies credited to a Participant’s Participant Account nor any rights with regard to the exercise of an option to purchase Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 11.

17.
Use of Funds. All Eligible Compensation deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

18.
Reports. Individual Participant Accounts will be maintained for each Participant, and statements will be made available to Participants promptly following an Exercise Date, which statements will set forth the amount of Eligible Compensation deductions for the applicable Offering Period, the per-Share purchase price, the number of Shares purchased, and the remaining cash balance, if any.

19.
Adjustments Upon Changes in Capitalization and Certain Transactions. In the event of (a) any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split (including a stock split in the form of a stock dividend), reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding options as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration any applicable accounting and tax consequences, including such adjustments in the limitations in Section 7(a) and Section 13 and in the class and number of Shares and Exercise Price with respect to outstanding options under the Plan; and (b) any transaction or event described in (a) above, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to: (i) provide for either (X) termination of any outstanding option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (iii) make adjustments in the number and type of Shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options and options which may be granted in the future; (iv) shorten the Offering Period then in progress and set a new Exercise Date, which shall be a date immediately prior to the date of any transaction or event described in (a) above and provide for any other necessary procedures to effectuate such actions; and/or (v) provide that all outstanding options shall terminate without being exercised.

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the
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number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee, no issuance by the Company or shares of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to, the number of Shares subject to an option or the grant or Exercise Price of any option.
20.
Amendment or Termination.

(a)
The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that the Board (i) shall not, without the approval of the shareholders of the Company, increase the maximum number of Shares which may be issued under the Plan (except pursuant to Section 19) and (ii) shall otherwise obtain shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the Plan, if, and to the extent, required by applicable law. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service, no such amendment, alteration, suspension, discontinuation or termination of the Plan pursuant to this Section 20 may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant.

(b)
The Plan shall automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 13.

21.
Notices.

(a)
All notices or other communications by an Eligible Employee or a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)
All notices or other communications by the Employer, the Company, the Board or the Committee under or in connection with the Plan shall be deemed to have been duly given when (i) personally delivered, including electronic transmission in such form as the Board or the Committee shall direct, or (ii) placed in the mail of the country of the sender in an envelope addressed to the last known address of the person to whom the notice is given.

22.
Shareholder Approval. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Notwithstanding any provision to the contrary, failure to obtain such shareholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

23.
Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Rocket Companies • 2023 Proxy Statement	118 of 120

24.
Withholding; Disqualifying Disposition. Notwithstanding any other provision of the Plan, at the time a Participant’s option under the Plan is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of by a Participant, the Participant must make adequate provision for his or her Employer’s federal, state, or other tax withholding obligations, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company to meet applicable tax withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to a sale or early disposition of Shares by the Participant.

25.
Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to its approval by the shareholders of the Company as described in Section 22.

26.
Term of Plan. The Plan shall continue in effect until the earliest to occur of (a) the ten year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Section 20(b); or (c) the Board terminates the Plan in accordance with Section 20(a).

27.
No Rights Implied. Nothing contained in the Plan, any modification or amendment to the Plan, or the creation of any Participant Account, the execution of any Subscription Agreement, or the issuance of any Shares, shall give any Employee or Participant any right to continue his or her employment, any legal or equitable right against the Employer or Company or any officer, director, or employee of the Employer or the Company, or interfere in any way with the Employer’s or the Company’s right to terminate or otherwise modify an Employee’s employment at any time, except as expressly provided by the Plan.

28.
Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

29.
Waiver of Notice. Any person entitled to notice under the Plan may waive such notice.

30.
Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

31.
Data Privacy. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)
administering and maintaining Participant records;

(b)
providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c)
providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and

(d)
transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Rocket Companies • 2023 Proxy Statement	119 of 119

32.
Headings. The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

33.
Governing Law; Venue. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. The exclusive venues for all disputes arising out of the Plan shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues. The Company and any Participants to the Plan stipulate that participation in the Plan is an arms-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled. The Company and any Participants to the Plan further agree to consent to the dismissal of any action arising out of the Plan that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue.

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ROCKET Companies ROCKET COMPANIES, INC. 1050 WOODWARD AVENUE DETROIT, MI 48226 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RKT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS: V15414-P91595 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ROCKET COMPANIES, INC. For Withhold For All The Board of Directors recommends you vote FOR ALL of the following: All All Except 1. Election of Class III Directors Nominees: 01) Matthew Rizik 02) Suzanne Shank To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. 3. Approval of an amendment to the Amended & Restated Rocket Companies, Inc. Team Member Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V15415-P91595 ROCKET COMPANIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDER JUNE 13, 2023 The stockholder(s) hereby appoint(s) Brian Brown and Tina V. John, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Class A common stock and/or Class D common stock of Rocket Companies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Eastern Time on Tuesday, June 13, 2023, virtually by live webcast at www.virtualshareholdermeeting.com/RKT2023, and any adjournment or postponement thereof. The undersigned revokes any proxy previously given to vote at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE SET FORTH ON THE REVERSE SIDE OF THIS BALLOT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side